As filed with the Securities and Exchange Commission on May 29 2009	Registration No. 333-147684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 2 TO FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PEOPLE’S LIBERATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	2300	86-0449546
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1212 S. Flower Street, 5th Floor
Los Angeles, CA 90015
(213) 745-2123
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Colin Dyne, Chief Executive Officer
People’s Liberation, Inc.
1212 S. Flower Street, 5th Floor
Los Angeles, CA 90015
(213) 745-2123

Copy to:

John McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Post- Effective Amendment.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Common Stock, par value $.001 per share	13,278,235	$0.12	$1,593,389	$88.91
Common Stock, par value $.001 per share issuable upon exercise of warrants	3,525,000	$0.12	$423,000	$23.60
TOTAL	16,803,235		$2,016,389	$112.51
(1)
In the event of a stock split, stock dividend, or other similar transaction involving the Registrant’s common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on May 26, 2009.

(3)
People’s Liberation, Inc. paid an aggregate filing fee in the amount of $12,920.17 with respect to an aggregate of 38,671,324 shares of common stock with the initial filing of this registration statement on Form SB-2 (Reg. No. 333-147684) and its initial filing of its Registration Statement on Form SB-2 (Reg. No. 333-130930) which is being combined with this registration statement pursuant to Rule 429 under the Securities Act.

Pursuant to Rule 429 under the Securities Act, this registration statement is also Post-Effective Amendment No. 3 to the registrant’s Registration Statement on Form SB-2 (Reg. No. 333-130930), which the Commission initially declared effective on April 20, 2006.  The prospectus included in this filing relates to the 37,211,324 shares of People’s Liberation, Inc. registered under such registration statement and the 1,460,000 shares initially registered on this registration statement (Reg. No. 333-147684). The 37,211,324 shares previously registered under Reg. No. 333-130930 and the filing fee paid therefore in the amount of $12,900.42 are being carried forward into this registration statement (Reg. No. 333-147684).

This Post-Effective Amendment No. 2 to Registration Statement No. 333-147684 shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

On November 28, 2007, People’s Liberation, Inc. filed a registration statement on Form SB-2 (Reg. No. 333-147684) to register 1,460,000 shares of its common stock, including shares issuable upon exercise of warrants. The registration statement was declared effective on December 14, 2007.  On January 9, 2006, People’s Liberation, Inc. filed a registration statement on Form SB-2 (Reg. No. 333-130930) to register 37,211,324 shares of its common stock, including shares issuable upon exercise of warrants.  Registration Statement No. 333-130930 was subsequently amended on each of March 9, 2006, April 12, 2006, April 17, 2006 and April 18, 2006 before being declared effective on April 20, 2006.  On April 27, 2007, People’s Liberation, Inc. filed Post Effective Amendment No. 1 to Registration Statement on Form SB-2 (Reg No. 333-130930) which was declared effective on May 4, 2007.  On May 6, 2008, People’s Liberation, Inc. filed Post Effective Amendment No. 1 to Registration Statement on Form S-1 (Reg No. 333-147684) which was declared effective on May 12, 2008 which is also Post-Effective Amendment No. 2 to People’s Liberation Inc.’s Registration Statement on Form SB-2 (Reg. No. 333-130930).  The purpose of this post-effective amendment to each of the registration statements is to update the financial statements and other information included in the prospectus forming a part of each registration statement and to combine the prospectuses into a single prospectus.

Subject to Completion, Dated May 29 2009

PEOPLE’S LIBERATION, INC.

16,803,235 Shares Common Stock

This prospectus relates to the offer and sale from time to time of up to 16,803,235 shares of our common stock that are held by the shareholders named in the “Selling Shareholders” section of this prospectus.  The prices at which the selling shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling shareholders whose shares are being registered will bear all selling and other expenses.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “PPLB.OB”  On May 26, 2009, the last reported sales price of the common stock on the Over-The-Counter Bulletin Board was $0.14 per share.

Investing in our common stock involves risks.  See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________

TABLE OF CONTENTS

	Page		Page

Prospectus Summary	3	Executive Compensation	38
Risk Factors	6	Principal and Selling Shareholders	46
Forward-looking Statements	13	Related Party Transactions	52
Use of Proceeds	14	Description of Capital Stock	54
Market for Common Equity and		Plan of Distribution	57
Related Shareholder Matters	14	Legal Matters	59
Management’s Discussion and		Experts	59
Analysis of Financial Condition		Where You Can Find
and Results of Operations	15	More Information	59
Business	30	Index to Financial
Management	36	Statements	60

You should rely only on the information contained in this prospectus or any supplement.  We have not authorized anyone to provide information that is different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Except as otherwise indicated, information in this prospectus reflects conversion of Series A preferred stock into common stock and a 1-for-9.25 reverse stock split of our common stock which took effect on January 5, 2006.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision, including “Risk Factors” and the consolidated financial statements and the related notes. References in this prospectus to “People’s Liberation, Inc.,” “we,” “our” and “us” refer to People’s Liberation, Inc. and our consolidated subsidiaries.

Our Business

We design, market and sell high-end casual apparel under the brand names “People’s Liberation,” “William Rast” and, in the United States, “J. Lindeberg.”  The majority of the merchandise we offer consists of premium denim, knits, wovens, golf wear and outerwear for men and women.  In the United States, we distribute our merchandise to better specialty stores, boutiques and department stores, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus and Fred Segal.  We also market and sell J. Lindeberg branded collection and golf apparel through our retail stores in New York City and Los Angeles, and J. Lindeberg golf wear to green grass golf stores and boutiques in the United States.  Internationally, in select countries, we sell our William Rast branded apparel products directly and through distributors to better department stores and boutiques throughout the world.

We commenced our William Rast clothing line in May 2005.  Our William Rast clothing line is a collaboration with Justin Timberlake and his childhood friend, Trace Ayala.  In addition, our William Rast lifestyle collection is being developed and designed in collaboration with Paris68.

We began distributing J. Lindeberg branded apparel products in the United States on an exclusive basis beginning July 2008 in collaboration with J. Lindeberg AB in Sweden.  In addition to being sold in the United States through our subsidiary, J. Lindeberg USA, LLC, J. Lindeberg branded high-end men’s fashion and premium golf apparel is marketed and sold by J. Lindeberg AB worldwide.

We commenced our People’s Liberation business in July 2004.  On December 16, 2008, we entered into an agreement with Charlotte Russe pursuant to which we agreed to exclusively sell to Charlotte Russe, in North America and Central America, People’s Liberation™ branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel and apparel accessories.  We ceased to sell People’s Liberation branded merchandise in North America and Central America to parties other than Charlotte Russe effective April 30, 2009.  We will continue to market and sell People’s Liberation branded merchandise internationally, with the exception of Central America.  Product sales to Charlotte Russe under the terms of this agreement are expected to begin shipping in June 2009.

The address of our principal executive office is 1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015, and our telephone number is (213) 745-2123.  We maintain showrooms in New York, Los Angeles and Atlanta, and have sales representatives in Dallas, Texas, and Orlando, Florida.  People’s Liberation, Inc. was originally incorporated in the State of Delaware on December 29, 1982 under the name Philco Financial Management Corp.

Our Industry

We operate exclusively in the premium contemporary segment of the apparel industry, which is characterized by lower volume sales of higher margin products.  Our future success depends in part on the continued demand by consumers for high-end casual apparel, which in recent years has contributed to a proliferation of brands such as True Religion, Seven For All Mankind, Citizens of Humanity, Theory, Rock & Republic and Joe’s Jeans.  We anticipate that the premium contemporary segment of the apparel industry will become increasingly competitive because of the consumer demand for apparel in this segment, as well as the high retail prices consumers are willing to spend for such goods.  An increase in the number of brands competing in the premium contemporary segment of the apparel industry could result in reduced shelf space for our brands at better department stores and boutiques, our primary customers.

Selling Shareholder Information

On November 22, 2005, we acquired all of the outstanding voting securities of Bella Rose, LLC, a California limited liability company and Versatile Entertainment, Inc., a California corporation, each of which became our wholly-owned subsidiaries.  We issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of our series A convertible preferred stock, which subsequently converted into 26,595,751 shares of our common stock on a post reverse stock split basis.  The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and us the legal acquirer.

Immediately following the acquisition of Versatile and Bella Rose, we received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. Pursuant to subscription agreements entered into with these investors, we sold 578,125.58 shares of our series A convertible preferred stock at a price per share of $13.5135, which subsequently converted into 6,250,000 shares of our common stock on a post reverse stock split basis.  We also issued to the investors five-year warrants to purchase an aggregate of 2,500,000 shares of our common stock with an exercise price of $2.00 per share.  The investors in the private placements are identified in the “Selling Stockholders” section of the “Principal and Selling Stockholders” table contained in this prospectus.

On September 28, 2007, we sold an aggregate of 900,000 shares of our common stock, par value $0.001 per share, at $0.50 per share, for gross proceeds of $450,000 to various investors in a private placement. On November 2, 2007, also in a private placement, we sold an additional 160,000 shares of our common stock at a purchase price of $0.50 per share for gross proceeds of $80,000. In connection with the offerings, we agreed to file a registration statement covering the resale of 1,060,000 shares of our common stock sold in the offerings. The investors in the private placements are identified in the “Selling Stockholders” section of the “Principal and Selling Stockholders” table contained in this prospectus.

In connection with a consulting agreement entered into with Europlay Capital Advisors, LLC, pursuant to which Europlay acted as our exclusive financial advisor to raise capital and provide other advisory and investment banking services to us for a period of one year, on October 1, 2007 we issued to Europlay a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vested over the term of the consulting agreement and has a term of five years. The shares of common stock underlying the warrant issued to Europlay are being registered for resale under the prospectus.

On November 13, 2007, we issued a warrant to purchase 150,000 shares of our common stock to William Rast Enterprises, LLC. The warrant has an exercise price of $0.40, vested immediately, and has a term of five years. The shares of common stock underlying the warrant issued to William Rast Enterprises are being registered for resale under the prospectus.

The Offering

Common stock offered	16,803,235 shares by the selling shareholders

Common stock outstanding before this offering	36,002,563 shares

Common stock to be outstanding after this offering	39,527,563 shares

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. See “Use of Proceeds.”

OTC Bulletin Board symbol	PPLB.OB

Risk Factors	See “Risk Factors” beginning on page 6 for a discussion of factors that you should consider carefully before deciding to purchase our common stock.

In the table above, the number of shares to be outstanding after this offering is based on 36,002,563 shares outstanding as of May 15, 2009, and assumes the issuance to the selling stockholders of the following additional shares which are being offered for sale under the prospectus:

•
3,125,000 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.85 per share. We may receive cash proceeds upon exercise of the warrants by the selling stockholders.

•
400,000 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.4625 per share.  We may receive cash proceeds upon exercise of the warrants by the selling stockholders.

In the table above, the number of shares to be outstanding after this offering does not reflect the issuance of the following shares which are not being offered for sale under this prospectus:

•
5,500,000 shares of common stock reserved for issuance under our 2005 Stock Incentive Plan, of which 2,531,000 shares are issuable upon exercise of outstanding stock options at an exercise price of $0.62 per share.

•	40,000 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $0.50 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related To Our Business

We have a limited operating history and have experienced operating losses making it difficult to evaluate whether we will operate profitably.

Certain of our subsidiaries, Versatile Entertainment, Inc. and Bella Rose, LLC, and Bella Rose’s subsidiaries, William Rast Sourcing, LLC, William Rast Licensing, LLC and J. Lindeberg USA, LLC, have limited operating history.  Versatile was established in April 2001 to design, market, and distribute high-end casual apparel and commenced operation of its People’s Liberation business in July 2004.  Versatile began shipping its products in the fourth quarter of 2004.  Bella Rose was formed in May of 2005, to design, market, and distribute high-end casual apparel under the brand name “William Rast.”  Bella Rose began shipping its products in the fourth quarter of 2005.  J. Lindeberg USA was formed in June 2008 and began distributing J. Lindeberg branded apparel products in the United States on an exclusive basis in July 2008.  Because our subsidiaries only recently commenced their principal operations, we do not have a meaningful historical record of sales and revenues nor an established business track record.  While we believe that we have the opportunity to be successful in the premium contemporary segment of the apparel industry, there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to achieve any significant levels of revenues or net income, from the sale of our products.

Unanticipated problems, expenses and delays are frequently encountered in increasing production and sales and developing new products, especially in the current stages of our business.  Our ability to continue to successfully develop, produce and sell our products and to generate significant operating revenues will depend on our ability to, among other matters:

-	successfully market, distribute and sell our products or enter into agreements with third parties to perform these functions on our behalf; and
-	obtain the financing required to implement our business plan.

Given our limited operating history, lack of long-term sales history and other sources of revenue, there can be no assurance that we will be able to achieve any of our goals and develop a sufficiently large customer base to be profitable.

Our William Rast clothing line is endorsed by Justin Timberlake, and should our relationship with Mr. Timberlake deteriorate, our profitability may be negatively impacted.

Two of our consolidated subsidiaries, which we own with an entity controlled by Justin Timberlake, have the exclusive rights to manufacture clothing and accessories under the William Rast trade name.  Mr. Timberlake has agreed to publicly promote and endorse the William Rast brand, and we manage the companies and are responsible for funding the costs of their operation.  In the event that our relationship with Mr. Timberlake deteriorates, Mr. Timberlake may refuse to directly or indirectly promote our William Rast brand, which could reduce the acceptance of our William Rast brand in the marketplace and consequently harm our sales and profitability.

We rely on a design company to design our William Rast lifestyle collection.

We rely on Paris68 to design our William Rast lifestyle collection.  Our William Rast brand is an integral component of our business and accounts for a significant portion of our sales.  In the event that Paris68 fails to fulfill its obligations to us by, for example, failing to timely deliver products for a particular season, or if the reputation of our William Rast brand is negatively impacted as a result of our relationship with Paris68, our sales and profitability could decline.

Our J. Lindeberg clothing line is a collaboration with J. Lindeberg USA Corp, a wholly-owned subsidiary of J. Lindeberg AB.  Should our relationship with our partner deteriorate, our profitability may be negatively impacted.

J. Lindeberg USA, LLC, which is 50% owned by our wholly-owned subsidiary, Bella Rose, and 50% owned by J. Lindeberg USA Corp, a wholly-owned subsidiary of J. Lindeberg AB, has the exclusive rights to source, market, and distribute J. Lindeberg™ branded apparel in the United States on an exclusive basis.  We manage J. Lindeberg USA and will be required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010.  J. Lindeberg AB is required to make available to J. Lindeberg USA for purchase all new collections of J. Lindeberg™ branded apparel, and provide for the factory-direct purchase by J. Lindeberg USA of J. Lindeberg™ branded apparel on terms no less favorable to J. Lindeberg USA then terms received by J. Lindeberg AB or its affiliates for the same or substantially the same merchandise.  In addition, the agreements establishing the relationship between the parties provide for a license from J. Lindeberg AB to J. Lindeberg USA of the J. Lindeberg™ mark and other related marks for use in the United States on an exclusive basis for a period of 25 years.  In the event that our relationship with J. Lindeberg AB deteriorates or if J. Lindeberg AB fails to fulfill its contractual obligations to us by, for example, failing to timely deliver products for a particular season, our sales and profitability could be negatively impacted.

We rely on our international distributors to sell our products

Internationally, we sell our products primarily through distributors.  In the event our international distributors fail to successfully promote and sell our brands outside the United States, the reputation of our brands could be negatively impacted, and our sales and profitability would decline.

We may require additional capital in the future.

We may not be able to fund our future growth or react to competitive pressures if we lack sufficient funds.  Currently, we believe that our cash on hand, anticipated cash from operations, and cash available through our factor should be sufficient to fund existing operations for the next 12 months.  We anticipate that the advance payments we will receive under our distribution agreement with Charlotte Russe should be adequate to fund our working capital shortages, if any.  The extent of our future capital requirements will depend on many factors, including our results of operations.  If our cash from operations is less than anticipated or our working capital requirements or capital expenditures are greater than we expect, or if we expand our business by acquiring or investing in additional brands, we may need to raise additional debt or equity financing within the next twelve months.  There can be no assurance that additional debt or equity financing will be available on acceptable terms or at all.  In addition, any additional funding may result in significant dilution to existing shareholders.  If adequate funds are not available, we may be required to curtail our operations or obtain funds through collaborative partners that may require us to release material rights to our products.

Failure to manage our growth and expansion could impair our business.

We believe that we are poised for growth in 2009.  No assurance can be given that we will be successful in maintaining or increasing our sales in the future.  Any future growth in sales will require additional working capital and may place a significant strain on our management, management information systems, inventory management, sourcing capability, distribution facilities and receivables credit management.  Any disruption in our order processing, sourcing or distribution systems could cause orders to be shipped late, and under industry practices, retailers generally can cancel orders or refuse to accept goods due to late shipment.  Such cancellations and returns would result in a reduction in revenue, increased administrative and shipping costs, a further burden on our distribution facilities and also adversely impact our relations with retailers.

We operate in a seasonal business, and our failure to timely deliver products to market will negatively impact our profitability.

The apparel industry is a seasonal business in which our financial success is largely determined by seasonal events such as the commencement of the school year and holiday seasons.  In the event that we are unable to supply our products to the marketplace in a timely manner as a consequence of manufacturing delays, shipping delays, or other operational delays, our sales and profitability will be negatively impacted.

Our operating results may fluctuate significantly.

Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter.  We believe that the factors which influence this variability of quarterly results include:

-	the timing of our introduction of new product lines;
-	the level of consumer acceptance of each new product line;
-	general economic and industry conditions that affect consumer spending and retailer purchasing;
-	the availability of manufacturing capacity;
-	the timing of trade shows;
-	the product mix of customer orders;
-	the return of defective merchandise;
-	the timing of the placement or cancellation of customer orders;
-	transportation delays;
-	quotas and other regulatory matters;
-	the lack of credit approval of our customers from our factor;
-	the occurrence of charge backs in excess of reserves; and
-	the timing of expenditures in anticipation of increased sales and actions of competitors.

As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance.  It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors.  In that case, our stock price could fluctuate significantly or decline.

The financial condition of our customers could affect our results of operations.

Certain retailers, including some of our customers, have experienced in the past, and may experience in the future, financial difficulties, which increase the risk of extending credit to such retailers and the risk that financial failure will eliminate a customer entirely.  These retailers have attempted to improve their own operating efficiencies by concentrating their purchasing power among a narrowing group of vendors.  There can be no assurance that we will remain a preferred vendor for our existing customers.  A decrease in business from or loss of a major customer, such as one customer that accounted for 28.9% and 31.1% of our net sales for the years ended December 31, 2008 and 2007, respectively, could have a material adverse effect on the results of our operations.  There can be no assurance that our factor will approve the extension of credit to certain retail customers in the future.  If a customer’s credit is not approved by the factor or sales to a customer exceed the factor’s imposed limits, we could assume the collection risk on sales to the customer.

Our business is subject to risks associated with importing products.

A portion of our import operations are subject to tariffs imposed on imported products and quotas imposed by trade agreements.  In addition, the countries into which our products are imported may from time to time impose additional new duties, tariffs or other restrictions on their imports or adversely modify existing restrictions.  Adverse changes in these import costs and restrictions, or our suppliers’ failure to comply with customs or similar laws, could harm our business.  We cannot assure that future trade agreements will not provide our competitors with an advantage over us, or increase our costs, either of which could have an adverse effect on our business and financial condition.

Our operations are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization.  Generally, these trade agreements benefit our business by reducing or eliminating the duties assessed on products or other materials manufactured in a particular country.  However, trade agreements can also impose requirements that adversely affect our business, such as limiting the countries from which we can purchase raw materials and setting duties or restrictions on products that may be imported into the United States from a particular country.

Our ability to import raw materials in a timely and cost-effective manner may also be affected by problems at ports or issues that otherwise affect transportation and warehousing providers, such as labor disputes.  These problems could require us to locate alternative ports or warehousing providers to avoid disruption to our customers.  These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

Our dependence on independent manufacturers and suppliers of raw materials reduces our ability to control the manufacturing process, which could harm our sales, reputation and overall profitability.

We depend on independent contract manufacturers and suppliers of raw materials to secure a sufficient supply of raw materials and maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortage, continuing cost pressures and increased demands for product innovation and speed-to-market.  This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality.  In addition, a contractor’s failure to ship products to us in a timely manner or failure to meet the required quality standards could cause us to miss the delivery date requirements of our customers.  The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

For the year ended December 31, 2008, three contractors accounted for approximately 35% of our purchases.  For the year ended December 31, 2007, four contractors accounted for approximately 52% of our purchases.  We do not have long-term contracts with any of our independent contractors, and any of these contractors may unilaterally terminate their relationship with us at any time.  While management believes that there exists an adequate supply of contractors to provide products and services to us, to the extent that we are not able to secure or maintain relationships with independent contractors that are able to fulfill our requirements, our business would be harmed.

We do not control our contractors or their labor practices.  The violation of federal, state or foreign labor laws by one of our contractors could subject us to fines and result in our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited.  To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based.  There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our contractors, or that such sanctions will not have a material adverse effect on our business and results of operations.

We may not be able to adequately protect our intellectual property rights.

The loss of or inability to enforce the trademarks “William Rast” and “People’s Liberation” and our other proprietary designs, know-how and trade secrets could adversely affect our business.  If any third party independently develops similar products to ours or manufactures knock-offs of our products, it may be costly to enforce our rights and we would not be able to compete as effectively.  Additionally, the laws of foreign countries may provide inadequate protection of intellectual property rights, making it difficult to enforce such rights in those countries.

We may need to bring legal claims to enforce or protect our intellectual property rights.  Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources.  In addition, notwithstanding the rights we have secured in our intellectual property, third parties may bring claims against us alleging that we have infringed on their intellectual property rights or that our intellectual property rights are not valid.  Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.

The loss of Chief Executive Officer, Colin Dyne, could have an adverse effect on our future development and could significantly impair our ability to achieve our business objectives.

Our success is largely dependent upon the expertise and knowledge of our Chief Executive Officer, Colin Dyne, whom we rely upon to formulate our business strategy.  As a result of the unique skill set and responsibilities of Mr. Dyne, the loss of Mr. Dyne could have a material adverse effect on our business, development, financial condition, and operating results.  We do not maintain “key person” life insurance on any of our management, including Mr. Dyne.

The requirements of the Sarbanes-Oxley Act, including section 404, are burdensome, and our failure to comply with them could have a material adverse affect on our business and stock price.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and effectively prevent fraud.  Section 404 of the Sarbanes-Oxley Act of 2002 required us to evaluate and report on our internal control over financial reporting beginning with our annual report on Form 10-KSB for the fiscal year ending December 31, 2007.  Currently, our independent registered public accounting firm will be required to annually attest to our evaluation, and issue their own opinion on our internal control over financial reporting beginning with our annual report for the fiscal year ending December 31, 2009.  We have prepared for compliance with Section 404 by strengthening, assessing and testing our system of internal control over financial reporting to provide the basis for our report.  The process of strengthening our internal control over financial reporting and complying with Section 404 was expensive and time consuming, and required significant management attention.  We cannot be certain that the measures we have undertaken will ensure that we will maintain adequate controls over our financial processes and reporting in the future.  Furthermore, if we are able to rapidly grow our business, the internal control over financial reporting that we will need will become more complex, and significantly more resources will be required to ensure our internal control over financial reporting remains effective.  Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.  If we or our auditors discover a material weakness in our internal control over financial reporting, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.  In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

Risks Related to Our Industry

Our business may be negatively impacted by general economic conditions and the current global financial crisis.

                   Our performance is subject to worldwide economic conditions and their impact on levels of consumer spending that affect not only the ultimate consumer, but also retailers and distributors, our largest direct customers.  Consumer spending recently has deteriorated significantly and may remain depressed, or be subject to further deterioration for the foreseeable future.  The worldwide apparel industry is heavily influenced by general economic cycles.  Purchases of high-end fashion apparel and accessories tend to decline in periods of recession or uncertainty regarding future economic prospects, as disposable income declines.  Many factors affect the level of consumer spending in the apparel industries, including, among others: prevailing economic conditions, levels of employment, salaries and wage rates, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions.  During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to existing customers, make sales to new customers or maintain or increase our international operations on a profitable basis. As a result, our operating results may be adversely and materially affected by downward trends in the United States or global economy, including the current recession in the United States.

We operate in a highly competitive industry and the success of our business depends on our ability to overcome a variety of competitive challenges.

We operate our business in the premium contemporary segment of the apparel industry.  Currently, our competitors include companies and brands such as True Religion, Seven For All Mankind, Diesel, G-Star, Theory, Rock & Republic and Joe’s Jeans.  We face a variety of competitive challenges including:

-	anticipating and quickly responding to changing consumer demands that are dictated in part by fashion and season;
-	developing innovative, high-quality products in sizes and styles that appeal to consumers;
-	competitively pricing our products and achieving customer perception of value; and
-	the need to provide strong and effective marketing support to maintain our brand image.

Our ability to anticipate and effectively respond to these competitive challenges depends in part on our ability to attract and retain key personnel in our design, merchandising and marketing staff.  Competition for these personnel is intense, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in future periods.  In addition, our competitors may have greater financial resources than we do which could limit our ability to respond quickly to market demands.  In the event that we are not successful in addressing the competitive challenges we face, we could lose market share to our competitors and consequently our stock price could be negatively impacted.

Risks Related to Our Common Stock

Since trading on the OTC Bulletin Board may be sporadic, you may have difficulty reselling your shares of our common stock.

In the past, our trading price has fluctuated as the result of many factors that may have little to do with our operations or business prospects.  In addition, because the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange, you may have difficulty reselling any of our common shares.

We have a limited trading volume and shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a very limited trading volume in our common stock.  For instance, for the year ended December 31, 2008, approximately 2.5 million shares of our common stock were traded and for the year ended December 31, 2007, approximately 6.1 million shares of our common stock were traded.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.

Our common stock price is highly volatile.

The market price of our common stock is likely to be highly volatile as the stock market in general has been highly volatile.

Factors that could cause such volatility in our common stock may include, among other things:

-	actual or anticipated fluctuations in our quarterly operating results;
-	changes in financial estimates by securities analysts;
-	conditions or trends in our industry or in the economy in general; and
-	changes in the market valuations of other comparable companies.

We do not foresee paying dividends in the near future.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

Our officers and directors own a significant portion of our common stock, which could limit our stockholders’ ability to influence the outcome of key transactions.

Our officers and directors and their affiliates beneficially own approximately 26.6% of our outstanding voting shares as of May 15, 2009.  In addition, Gerard Guez, a relative of our founder and former chief executive officer and director, Daniel Guez, owns approximately 29.7% of our outstanding voting shares.  As a result, our officers and directors, and Mr. Guez, are able to exert influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors.  The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

•	our failure to implement our business plan within the time period we originally planned to accomplish;

•	the risks of expanding the number of products we offer, as well as the number of brands we market and distribute;

•	our ability to locate manufacturers who can timely manufacture our products;

•	our ability to enter into distribution agreements both in the United States and internationally;

•	the demand for high-end jeans and other casual apparel in the United States and internationally;

•	the demand for collection apparel;

•	a decline in the retail sales environment;

•	a decrease in the availability of financial resources at favorable terms;

•	industry competition;

•	general economic conditions; and

•	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares to be offered by the selling shareholders.  The proceeds from the sale of each selling shareholder’s common stock will belong to that selling shareholder.

MARKET FOR COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Common Stock

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “PPLB.OB”  The following table sets forth, for the periods indicated, the high and low bid information for the common stock, as determined from quotations on the Over-the-Counter Bulletin Board, as well as the total number of shares of common stock traded during the periods indicated.  The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low	Volume
Year Ended December 31, 2009
First Quarter	$0.33	$0.10	1,325,515

Year Ended December 31, 2008
First Quarter	$0.51	$0.35	643,400
Second Quarter	$0.45	$0.30	526,600
Third Quarter	$0.54	$0.26	898,800
Fourth Quarter	$0.42	$0.17	476,400

Year Ended December 31, 2007
First Quarter	$1.12	$0.65	406,766
Second Quarter	$0.80	$0.38	4,118,881
Third Quarter	$0.70	$0.29	768,726
Fourth Quarter	$0.50	$0.32	849,800

On May 26, 2009, the closing sales price of our common stock as reported on the Over-The-Counter Bulletin Board was $0.14 per share.  As of May 15, 2009, there were approximately 460 record holders of our common stock.  Our transfer agent is Stalt, Inc., Menlo Park, CA.

Dividends

Since January 1, 2004, we have not paid or declared cash distributions or dividends on our common stock.  We do not intend to pay cash dividends on our common stock in the foreseeable future.  We currently intend to retain all earnings, if and when generated, to finance our operations.  The declaration of cash dividends in the future will be determined by the board of directors based upon our earnings, financial condition, capital requirements and other relevant factors.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read together with the Consolidated Financial Statements of People’s Liberation, Inc. and the “Notes to Consolidated Financial Statements” included elsewhere in this prospectus.  This discussion summarizes the significant factors affecting the consolidated operating results, financial condition and liquidity and cash flows of People’s Liberation, Inc. for the fiscal years ended December 31, 2008 and 2007 and for the three months ended March 31, 2009 and the three months ended March 31, 2008.  Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of, among other things, the factors referenced above under the caption “Risk Factors.”

Overview

We design, market and sell high-end casual apparel under the brand names “People’s Liberation,” “William Rast” and, in the United States, “J. Lindeberg.”  The majority of the merchandise we offer consists of premium denim, knits, wovens, golf wear and outerwear for men and women.  In the United States, we distribute our merchandise to better specialty stores, boutiques and department stores, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus and Fred Segal.  We also market and sell J. Lindeberg branded collection and golf apparel through our retail stores in New York City and Los Angeles, and J. Lindeberg golf wear to green grass golf stores and boutiques in the United States.  Internationally, in select countries, we sell our William Rast branded apparel products directly and through distributors to better department stores and boutiques throughout the world.

We commenced our William Rast clothing line in May 2005.  Our William Rast clothing line is a collaboration with Justin Timberlake and his childhood friend, Trace Ayala.  In addition, our William Rast lifestyle collection is being developed and designed in collaboration with Paris68.

We began distributing J. Lindeberg branded apparel products in the United States on an exclusive basis beginning July 2008 in collaboration with J. Lindeberg AB in Sweden.  In addition to being sold in the United States through our subsidiary, J. Lindeberg USA, LLC, J. Lindeberg branded high-end men’s fashion and premium golf apparel is marketed and sold by J. Lindeberg AB worldwide.

We commenced our People’s Liberation business in July 2004.  On December 16, 2008, we entered into an agreement with Charlotte Russe pursuant to which we agreed to exclusively sell to Charlotte Russe, in North America and Central America, People’s Liberation™ branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel and apparel accessories.  We ceased to sell People’s Liberation branded merchandise in North America and Central America to parties other than Charlotte Russe effective April 30, 2009.  We will continue to market and sell People’s Liberation branded merchandise internationally, with the exception of Central America.  Product sales to Charlotte Russe under the terms of this agreement are expected to begin shipping in June 2009.

We are headquartered in Los Angeles, California, maintain showrooms in New York, Los Angeles and Atlanta, and have sales representatives in Dallas, Texas, and Orlando, Florida.

International Distribution

Our William Rast branded apparel products are sold internationally in select countries directly and through distributors to better department stores and boutiques.  Our distributors purchase products at a discount for resale in their respective territories and market, sell, warehouse and ship William Rast branded apparel products at their expense.  We anticipate growing our international distribution channels across new territories.

In March 2009, we formed a new entity, William Rast Europe Holdings, LLC.  We anticipate that this new entity, or its affiliates, will operate the European portion of our business and will manage our distributor and agency relationships in the future.

Manufacturing and Supply

We use third party contract manufacturers to produce our People’s Liberation and William Rast denim finished goods from facilities located primarily in Los Angeles, California.  For the majority of our denim products, we purchase fabric and trim from suppliers who deliver these components directly to us to be cut, sewn, washed and finished by our contract manufacturers.  For the majority of our knits and other non-denim products, we source these goods from international suppliers.  As our product offerings increase, we intend to expand the number of contract manufacturers we use, both domestically and internationally, to perform some or all of the manufacturing processes required to produce finished products.  We currently purchase all of our J. Lindeberg branded apparel products from J. Lindeberg AB, the beneficial owner of 50% of our subsidiary, J. Lindeberg USA, LLC.  We intend to source our People’s Liberation denim and knit products sold to Charlotte Russe under our exclusive distribution agreement from international suppliers of full package goods.  Additionally, we are beginning to source denim for William Rast from international suppliers of full package goods.

Structure of Operations

Our wholly-owned subsidiary Versatile Entertainment, Inc. conducts our People’s Liberation brand business.  Our William Rast brand business is conducted through our wholly-owned subsidiary Bella Rose, LLC.  William Rast Sourcing, LLC and William Rast Licensing, LLC are consolidated under Bella Rose and are each owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC, an entity owned in part by Justin Timberlake.  Our J. Lindeberg brand business is conducted through Bella Rose.  J. Lindeberg USA, LLC is consolidated under Bella Rose and is owned 50% by Bella Rose and 50% by J. Lindeberg USA, Corp. an entity owned by J. Lindeberg AB, a Swedish corporation.  William Rast Europe Holdings, LLC (“William Rast Europe”), a Delaware limited liability company, was formed on March 11, 2009 and is a wholly-owned subsidiary of William Rast Sourcing.  There currently is no significant activity in this newly formed entity.

Recent Developments

On December 16, 2008, we entered into an agreement with Charlotte Russe pursuant to which we agreed to exclusively sell to Charlotte Russe Holding, Inc. and its wholly-owned subsidiary, Charlotte Russe Merchandising, Inc. (collectively, “Charlotte Russe”), in North America and Central America, People’s Liberation™ branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel and apparel accessories.  We will continue to design, source, sample, fit and deliver an assortment of finished goods selected by Charlotte Russe and sell such merchandise to Charlotte Russe at wholesale prices.  Charlotte Russe has the exclusive right to market, distribute, and sell People’s Liberation branded merchandise purchased from us in North America and Central America through Charlotte Russe™ branded retail stores and related distribution channels, including outlet locations and direct-to-consumer sales.  We ceased to sell People’s Liberation branded merchandise in such territories to parties other than Charlotte Russe effective April 30, 2009.  We will continue to market and sell People’s Liberation branded merchandise internationally, with the exception of Central America.  Product sales to Charlotte Russe under the terms of this agreement are expected to begin shipping in June 2009.

In consideration for the exclusive rights granted to Charlotte Russe under the Agreement, Charlotte Russe has agreed to purchase from us a minimum amount of People’s Liberation branded merchandise during each contract year.  The aggregate minimum purchase obligation for the period from inception of the Agreement through the end of its initial term on December 31, 2012 is $65 million.  The amount of the minimum purchase obligation varies by contract year, and may be less than or greater than $65 million if the Agreement is terminated prior to expiration of the initial term or is renewed for one or more additional renewal periods.

Critical Accounting Policies, Judgments and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to our valuation of inventories and our allowance for uncollectible house accounts receivable, recourse factored accounts receivable and chargebacks.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Inventories.  Inventories are evaluated on a continual basis and reserve adjustments, if any, are made based on management’s estimate of future sales value of specific inventory items.  Reserve adjustments are made for the difference between the cost of the inventory and the estimated market value, if lower, and charged to operations in the period in which the facts that give rise to the adjustments become known.  Inventories, consisting of piece goods and trim, work-in-process and finished goods, are stated at the lower of cost (first-in, first-out method) or market.

Accounts Receivable.  Factored accounts receivable balances with recourse, chargeback and other receivables are evaluated on a continual basis and allowances are provided for potentially uncollectible accounts based on management’s estimate of the collectability of customer accounts.  Factored accounts receivable without recourse are also evaluated on a continual basis and allowances are provided for anticipated returns, discounts and chargebacks based on management’s estimate of the collectability of customer accounts and historical return, discount and other chargeback rates.  If the financial condition of a customer were to deteriorate, resulting in an impairment of its ability to make payments, an additional allowance may be required.  Allowance adjustments are charged to operations in the period in which the facts that give rise to the adjustments become known.

Intangible Assets.  Intangible assets are evaluated on a continual basis and impairment adjustments are made based on management’s reassessment of the useful lives related to intangible assets with definite useful lives.  Intangible assets with indefinite lives are evaluated on a continual basis and impairment adjustments are made based on management’s comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  Impairment adjustments are made for the difference between the carrying value of the intangible asset and the estimated valuation and charged to operations in the period in which the facts that give rise to the adjustments become known.

Revenue Recognition. Wholesale revenue is recognized when merchandise is shipped to a customer, at which point title transfers to the customer, and when collection is reasonably assured.  Customers are not given extended terms or dating or return rights without proper prior authorization.  Revenue is recorded net of estimated returns, charge backs and markdowns based upon management’s estimates and historical experience.  Website revenue is recognized when merchandise is shipped to a customer and when collection is reasonably assured.  Retail revenue is recognized on the date of purchase from our retail stores.

Deferred Tax Assets.  We may record a valuation allowance to reduce our deferred tax assets to an amount that we believe is more likely than not to be realized.  We consider estimated future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance.  If we determine that we may not realize all or part of our deferred tax assets in the future, we will make an adjustment to the carrying value of the deferred tax asset, which would be reflected as an income tax expense.  Conversely, if we determine that we will realize a deferred tax asset, which currently has a valuation allowance, we would be required to reverse the valuation allowance, which would be reflected as an income tax benefit.  Valuation allowance adjustments are made in the period in which the facts that give rise to the adjustments become known.

Stock Based Compensation.  Stock-based compensation expense is recognized based on awards ultimately expected to vest on a straight-line prorated basis.  The fair value of options is estimated on the date of grant using the Black-Scholes option pricing model.  The valuation determined by the Black-Scholes pricing model is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables.  These variables include, but are not limited to our expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.  Stock price volatility was estimated based on a peer group of public companies and the expected term was estimated using the “safe harbor” provisions provided in SAB 107 and SAB 110.

Recent Accounting Pronouncements
See Note 3 to the Notes to Consolidated Financial Statements for the three months ended March 31, 2009 and 2008 for recently adopted accounting pronouncements and Note 26 to Notes to Consolidated Financial Statements for the years ended December 31, 2008 and 2007 for a full description of recent accounting pronouncements including the respective expected dates of adoption and effects on results of operations and financial condition.

Effective January 1, 2009, we adopted the provisions of SFAS 160 Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.  The presentation and disclosure provisions of the statement are required to be adopted retrospectively for all periods presented.  Consequently, certain revisions have been made to the discussion of the financial information for the years ended December 31, 2008 and 2007 to reflect the adoption of SFAS 160.  The provisions of SFAS 160 also include a requirement that the carrying value of noncontrolling interests (previously referred to as minority interests) be removed from the mezzanine section of the balance sheet and reclassified as equity; and consolidated net (loss) income to be recast to include net (loss) income attributable to the noncontrolling interest. As a result of this adoption, we reclassified noncontrolling interests in the amount of $3.6 million from the mezzanine and liability sections to equity in the December 31, 2008 balance sheet. The retrospective adoption of SFAS 160 for the financial information for the years ended December 31, 2008 and 2007 will be reflected for all future presentation and disclosures of the financial information for these years.

Results of Operations for the Years Ended December 31, 2008 and 2007

The following table presents consolidated statement of operations data for each of the years indicated as a percentage of revenues.

	Year Ended December 31, 2008	Year Ended December 31, 2007

Net sales	100.0%	100.0%
Cost of goods sold	51.7	51.4
Gross profit	48.3	48.6
Selling, design and production expense	36.6	28.5
General and administrative expense	21.1	23.1
Operating loss	(9.4)%	(3.0)%

Net Sales

	Years Ended December 31,		Percent
	2008	2007	Change

Net sales	$32,190,093	$20,267,377	58.8%

The increase in net sales for the year ended December 31, 2008 was due primarily to a significant increase in sales volume of our William Rast apparel line and sales of our new product line, J. Lindeberg, offset by a decrease in sales volume of our People’s Liberation product line.  The increase in net sales also includes a significant increase of approximately $2.7 million in sales volume to our international distributors during the year.  We began distributing J. Lindeberg brand products in the United States on an exclusive basis beginning July 2008.  We anticipate that the addition of this new product line will have a significant impact on our future sales.

Gross Profit

	Years Ended
	December 31,		Percent
	2008	2007	Change

Gross profit	$15,547,678	$9,858,218	57.7%

Gross profit consists of net sales less cost of goods sold.  Cost of goods sold includes expenses primarily related to inventory purchases and contract labor, freight, duty and overhead expenses.  Overhead expenses primarily consist of third party warehouse and shipping costs.  Our gross margin decreased slightly to 48.3% for the year ended December 31, 2008 from 48.6% for the year ended December 31, 2007.  The decrease in gross profit as a percentage of net sales was due to increased sales to our international distributors at a reduced margin and increased off-price sales, offset by additional sales of J. Lindeberg brand products with higher gross margins.

Selling, Design and Production Expenses

	Years Ended
	December 31,		Percent
	2008	2007	Change

Selling, design and production expense	$11,784,062	$5,791,072	103.5%

Selling, design and production expense for the years ended December 31, 2008 and 2007 primarily related to tradeshow, salaries, design fee payments, advertising, marketing and promotion, samples, travel and showroom expenses.  As a percentage of net sales, selling, design and production expense increased to 36.6% for the year ended December 31, 2008 compared to 28.5% for the year ended December 31, 2007.  The increase in selling, design and production expense for the year ended December 31, 2008 is attributable to our increased promotion and marketing of our brands, including our William Rast apparel collection designed by Paris68 and Johan and Marcella Lindeberg, the sponsorship of an Indy car bearing the William Rast brand name, our William Rast fashion show and the launch of our William Rast video and marketing campaign featuring Justin Timberlake as William Rast.  The increase in expenses during the year ended December 31, 2008 was also due to the hiring of additional salaried sales staff in Los Angeles and New York, offset by a reduction in sales commissions during the period.  We also incurred additional design fees and sample costs for our William Rast apparel line, including our William Rast apparel collection designed by Paris68 and Johan and Marcella Lindeberg, and our new J. Lindeberg apparel line.  Effective December 1, 2008, the design services agreement entered into effective November 15, 2007 with Paris68 LLC and Johan and Marcella Lindeberg was terminated and the parties are currently negotiating the final terms of a new design consulting arrangement.  As a result of the termination of the design services agreement dated effective November 15, 2007, prepaid design fees incurred through December 1, 2008 amounting to approximately $1.6 million were expensed in selling, design and production expense during the fourth quarter of 2008.  Total design fees paid to Paris68 pursuant to the contract from November 15, 2007 through November 30, 2008 amounted to $2.3 million, including the $1.6 million expensed in the fourth quarter of 2008.  The new design consulting arrangement will provide for a reduction in the fees paid for services and a reduction in the percentage of royalty payments due under the prior agreement.

General and Administrative Expenses

	Years Ended
	December 31,		Percent
	2008	2007	Change

General and administrative expenses	$6,796,234	$4,681,425	45.2%

General and administrative expenses for the years ended December 31, 2008 and 2007 primarily related to salaries, professional fees, facility costs, travel and entertainment, depreciation and amortization expense, and other general corporate expenses.  As a percentage of net sales, general and administrative expenses decreased to 21.1% for the year ended December 31, 2008 compared to 23.1% for the year ended December 31, 2007.  The increase in general and administrative expenses during the year ended December 31, 2008 was due primarily to increased professional fees related to the acquisition of our J. Lindeberg branded apparel line, rent related to our J. Lindeberg retail store and showroom in New York City, increased factor fees, travel and entertainment costs, bank charges, depreciation and amortization, loss on disposal of leaseholds and other fixed assets related to the relocation of our corporate office, and a net increase in officers’ salaries.  The decrease in general and administrative expenses as a percentage of sales for the year ended December 31, 2008 was a result of net sales increasing more rapidly than general and administrative expenses during the year.

Interest Expense, Net

	Years Ended
	December 31,		Percent
	2008	2007	Change

Interest expense, net	$141,844	$80,706	75.8%

Under our factoring arrangements, we may borrow up to 85% on our factored accounts receivable and 50% on our eligible inventories.  Maximum borrowings under our People’s Liberation and William Rast inventory facility are not to exceed $1.3 million of eligible inventory.  Maximum borrowings, including borrowings related to factored accounts receivable and inventory, related to our J. Lindeberg facility are not to exceed $1.5 million.  Outstanding borrowings, net of matured funds, under our factoring arrangements amounted to approximately $3.5 million and $649,000 at December 31, 2008 and 2007, respectively.  The increase in interest expense is due to the increased borrowing under our factoring arrangements during the year ended December 31, 2008.

(Benefit) Provision for Income Taxes

	Years Ended December 31,		Percent
	2008	2007	Change

(Benefit) provision for income taxes	$(35,250)	$80,939	(143.6)%

The current provision for income taxes for the years ended December 31, 2008 and 2007 represents minimum tax payments due for state purposes, including gross receipts tax on sales generated by our limited liability companies, William Rast Sourcing, LLC and J. Lindeberg USA, LLC.  Also included in the current provision for income taxes for the year ended December 31, 2007 is the write-down of refundable income taxes to the amount recovered and additional expense related to the under accrual of the prior year’s income taxes.  A provision for Federal income taxes has not been recorded for the years ended December 31, 2008 and 2007, as we had net losses during the years.  The deferred tax assets at December 31, 2008 and 2007 represent the amounts that management believes are more likely than not to be realized.  As of December 31, 2008, a valuation allowance has been provided for our deferred income tax assets related to net operating loss carryforwards, bad debt and other reserves.  As of December 31, 2008, total net operating losses available to carry forward to future periods amounted to approximately $4.5 million.  At this time, we cannot determine that it is more likely than not that we will realize the future income tax benefits related to our net operating losses and other deferred tax assets.

Net Loss

	Years Ended December 31,		Percent
	2008	2007	Change

Net loss	$(3,122,940)	$(655,480)	376.4%

The increase in net loss during the year ended December 31, 2008 compared to the year ended December 31, 2007 is due primarily to increased operating expenses incurred during the year, offset by increased net sales and gross profit, as discussed above.

Noncontrolling Interest

	Years Ended December 31,		Percent
	2008	2007	Change

Noncontrolling interest	$1,337,317	$113,017	*
* not meaningful

Noncontrolling interest recorded for the year ended December 31, 2008 represents minimum distributions accrued for the calendar quarters ended December 31, 2008 due to William Rast Enterprises, a member of William Rast Sourcing, and profit allocations due to J. Lindeberg USA, Corp., a member of J. Lindeberg USA, LLC.  Noncontrolling interest recorded for the year ended December 31, 2007 represents distributions for the calendar quarter ended March 31, 2007 due to William Rast Enterprises.  Effective January 1, 2007, William Rast Sourcing was to pay its member, William Rast Enterprises, a minimum quarterly distribution of 6% of applicable net sales generated by William Rast Sourcing during the quarterly periods.  On November 9, 2007, the limited liability company operating agreement of William Rast Sourcing, LLC was further amended to reflect a modification of the distributions to William Rast Enterprises.  For the calendar quarters ending June 30, 2007, September 30, 2007 and December 31, 2007, all cash distributions William Rast Sourcing, LLC was required to pay to William Rast Enterprises pursuant to the amended and restated operating agreement were not paid or accrued for future payment with respect to such calendar quarters.  Beginning July 1, 2008, the operations of J. Lindeberg USA, LLC are included in the consolidated financial statements of the Company.  Profit and loss allocations to its member, J. Lindeberg USA, Corp., are recorded as noncontrolling interest in the consolidated financial statements of the Company.

Net Loss Attributable to Common Stockholders

	Years Ended December 31,		Percent
	2008	2007	Change

Net loss attributable to common stockholders	$(4,460,257)	$(768,497)	480.4%

The increase in net loss during the year ended December 31, 2008 compared to the year ended December 31, 2007 is due primarily to increased operating expenses incurred during the year and increased noncontrolling interest, offset by increased net sales and gross profit, as discussed above.

Results of Operations for the Three Months Ended March 31, 2009 and 2008

The following table presents consolidated statement of operations data for each of the periods indicated as a percentage of revenues.

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008

Net sales	100.0%	100.0%
Cost of goods sold	55.5	50.4
Gross profit	44.5	49.6
Selling, design and production expenses	37.1	28.2
General and administrative expenses	25.8	16.0
Operating (loss) income	(18.4)%	5.4%

Comparison of three months ended March 31, 2009 and three months ended March 31, 2008

Net Sales

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

Net Sales	$7,530,078	$6,916,639	8.9%

The increase in net sales for the three months ended March 31, 2009 was due primarily to the commencement in July 2008 of wholesale and retail sales of our new apparel line, J. Lindeberg, and a slight increase in sales volume of our William Rast apparel line, offset by a decrease in sales volume of our People’s Liberation product line.  We began distributing J. Lindeberg brand products in the United States on an exclusive basis beginning July 2008.  We anticipate that the addition of this new product line will have a positive impact on our future sales.  The decrease in People’s Liberation sales was due primarily to our transition to an exclusive distributor relationship with Charlotte Russe, as discussed above, pursuant to which our People’s Liberation product line will be marketed and sold through a different distribution channel then that of our existing People’s Liberation customers.  As a result of this transition, we experienced order cancellations from our existing customers and we eliminated our production of available-to-sell goods, which resulted in a decrease in net sales during the quarter ended March 31, 2009.  Product sales to Charlotte Russe under the terms of our agreement are expected to begin in June 2009.

Gross Profit

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

Gross Profit	$3,353,925	$3,432,223	(2.3)%

Gross profit consists of net sales less cost of goods sold.  Cost of goods sold includes expenses primarily related to inventory purchases and contract labor, freight, duty and overhead expenses.  Overhead expenses primarily consist of third party warehouse and shipping costs.  Our gross margin decreased to 44.5% for the three months ended March 31, 2009 from 49.6% for the three months ended March 31, 2008.  The decrease in gross profit as a percentage of net sales was due to increased off-price sales, including off price sales of our People’s Liberation product line as we prepared to cease selling People’s Liberation branded merchandise in North and Central America effective April 30, 2009, pursuant to the terms of our exclusive distribution agreement with Charlotte Russe.

Selling, Design and Production Expenses

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

Selling, design and production expenses	$2,793,273	$1,948,960	43.3%

Selling, design and production expense for the three months ended March 31, 2009 and 2008 primarily related to tradeshow, salaries, design fee payments, advertising, marketing and promotion, samples, travel and showroom expenses.  As a percentage of net sales, selling, design and production expense increased to 37.1% for the three months ended March 31, 2009 compared to 28.2% for the three months ended March 31, 2008.  The increase in selling, design and production expense for the three months ended March 31, 2009 is attributable to our increased promotion and marketing of our William Rast brand, including our William Rast fashion show which took place during the first quarter of 2009.  We also incurred additional design fees for our William Rast apparel line, including our William Rast apparel collection designed by Paris68, and increased sample costs related to our new J. Lindeberg apparel line.

General and Administrative Expenses

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

General and administrative expenses	$1,944,396	$1,106,629	75.7%

General and administrative expenses for the three months ended March 31, 2009 and 2008 primarily related to salaries, professional fees, facility costs, travel and entertainment, depreciation and amortization expense, and other general corporate expenses.  As a percentage of net sales, general and administrative expenses increased to 25.8% for the three months ended March 31, 2009 from 16.0% for three months ended March 31, 2008.  The increase in general and administrative expenses during the three months ended March 31, 2009  was due primarily to a net increase in administrative salaries, rent related to our J. Lindeberg retail store and showroom in New York City, increased professional fees, and impairment charges related to one of our trademarks we are no longer using.  The net increase in administrative salaries was due to the hiring of our Vice President of Branding and Licensing during the second quarter of 2008 and additional employees related to our J. Lindeberg acquisition in the third quarter of 2008, offset by a 10% salary reduction which took effect February 1, 2009 in response to worsening economic conditions.

Interest Expense, net

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

Interest Expense, net	$44,090	$21,251	107.5%

Under our factoring arrangements, we may borrow up to 85% on our factored accounts receivable and 50% on our eligible inventories.  Maximum borrowings under our People’s Liberation and William Rast inventory facility are not to exceed $1.3 million of eligible inventory.  Maximum borrowings, including borrowings related to factored accounts receivable and inventory, related to our J. Lindeberg facility are not to exceed $1.5 million.  Outstanding borrowings under our factoring arrangements amounted to approximately $4.0 million and $1.4 million at March 31, 2009 and 2008, respectively.  The increase in interest expense is due to increased borrowings under our factoring arrangements during the three months ended March 31, 2009 compared with the three months ended March 31, 2008.

Provision for Income Tax

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

Provision for Income Tax	$16,000	$8,400	90.5%

The provision for income taxes for the three months ended March 31, 2009 and 2008 represents the minimum tax payments due for state and local purposes, including gross receipts tax on sales generated by our limited liability companies, William Rast Sourcing, LLC and J. Lindeberg USA, LLC.  A provision for Federal income taxes has not been recorded for the three months ended March 31, 2009, as we had a net loss during the quarter.  A provision for Federal income taxes was not recorded for the three months ended March 31, 2008, as any tax liabilities generated from net income would be offset by the Company’s net operating loss carryforwards.  As of March 31, 2009, a valuation allowance has been provided for our deferred income tax assets related to net operating loss carryforwards, bad debt and other reserves.  As of December 31, 2008, total net operating losses available to carry forward to future periods amounted to approximately $4.5 million.  At this time, we cannot determine that it is more likely than not that we will realize the future income tax benefits related to our net operating losses and other deferred tax assets.

Net (Loss) Income

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

Net (loss) income	$(1,443,834)	$346,983	*
* Not meaningful

The increase in net loss during the three months ended March 31, 2009 compared to net income during the three months ended March 31, 2008 is due primarily to increased operating expenses incurred during the quarter.  Increased sales during the three months ended March 31, 2009 were offset by decreased gross margin during the quarter, as discussed above.

Noncontrolling Interest

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

Noncontrolling interest	$185,593	$284,648	(34.8)%

Noncontrolling interest recorded for the three months ended March 31, 2009 represents minimum distributions accrued for the calendar quarter ended March 31, 2009 due to William Rast Enterprises, a member of William Rast Sourcing, and loss allocations due to J. Lindeberg USA, Corp., a member of J. Lindeberg USA, LLC.  Noncontrolling interest recorded for the three months ended March 31, 2008 represents minimum distributions accrued for the calendar quarter ended March 31, 2008 due to William Rast Enterprises.  In accordance with the related operating agreements, as amended, William Rast Sourcing and William Rast Licensing are to pay its member, William Rast Enterprises, a minimum quarterly distribution of 6% and 3%, respectively, of applicable net sales generated by William Rast Sourcing and William Rast Licensing during the quarterly periods.  Beginning July 1, 2008, the operations of J. Lindeberg USA, LLC are included in our consolidated financial statements.  Profit and loss allocations to our member, J. Lindeberg USA, Corp., are recorded as noncontrolling interest in our consolidated financial statements.

Net (Loss) Income Attributable to Common Stockholders

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Percent Change

Net (loss) income attributable to common stockholders	$(1,629,427)	$62,335	*
* Not meaningful

The increase in net loss attributable to common stockholders during the three months ended March 31, 2009 compared to net income attributable to common stockholders during the three months ended March 31, 2008 is due primarily to increased operating expenses incurred during the quarter, offset by decreased noncontrolling interest recorded during the three months ended March 31, 2009.  Increased sales during the three months ended March 31, 2009 were offset by decreased gross margin during the quarter, as discussed above.

Related Party Transactions

See “Related Party Transactions” on page 52 of this prospectus.

Liquidity and Capital Resources

As of March 31, 2009, we had cash and cash equivalents of approximately $2.6 million, working capital of approximately $1.5 million, and approximately $1.2 million of availability from our factor.  As of March 31, 2009, advances from our factor totaled approximately $4.0 million.  As of March 31, 2008, we had cash and cash equivalents of approximately $319,000, a working capital balance of approximately $4.6 million, and approximately $2.8 million of availability from our factor.  As of March 31, 2008, advances from our factor totaled approximately $1.4 million.

We are currently evaluating various financing strategies to be used to expand our business and fund future growth.  We believe that our existing cash and cash equivalents and anticipated cash flows from our operating activities and pursuant to our factoring arrangements, including availability under our inventory facilities, should be sufficient to fund our minimum working capital and capital expenditure needs for the next twelve months under our current operating strategy.  We anticipate that the advance payments we will receive under our distribution agreement with Charlotte Russe should be adequate to fund our working capital shortages, if any.  The aggregate minimum purchase obligation under our distribution agreement with Charlotte Russe for the period from inception of the agreement through the end of its initial term on December 31, 2012 is $65 million.  The amount of the minimum purchase obligation varies by contract year, and may be less than or greater than $65 million if the distribution agreement is terminated prior to expiration of the initial term or is renewed for one or more additional renewal periods.

We are subject to a contractual agreement that may require us to contribute cash to J. Lindeberg USA, LLC.  Pursuant to the operating agreement we entered into with J. Lindeberg USA Corp and J. Lindeberg AB, we contributed $20,000 in cash to our 50% owned subsidiary, J. Lindeberg USA, LLC, and will be required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010.  Our J. Lindeberg USA, LLC, factoring agreements currently provide for corporate guaranties from our related entities, People’s Liberation, Inc., Bella Rose, LLC, and Versatile Entertainment, Inc.  At this point in time, the cash amount in excess of $20,000 that we may be required to contribute to J. Lindeberg USA, LLC, if any, is uncertain and our future cash position may be adversely impacted.  Notwithstanding the foregoing, we currently do not have any material commitments for capital expenditures.

The extent of our future capital requirements will depend on many factors, including our results of operations.  If our cash from operations is less than anticipated or our working capital requirements or capital expenditures are greater than we expect, or if we expand our business by acquiring or investing in additional brands, we may need to raise additional debt or equity financing within the next twelve months.  There can be no assurance that additional debt or equity financing will be available on acceptable terms or at all.

Cash Flows

We currently satisfy our working capital requirements primarily through borrowings from our factor and cash flows generated from operations.  Cash flows from operating, financing and investing activities for the years ended December 31, 2008 and 2007 and for the three months ended March 31, 2009 and 2008 are summarized in the following table:

	Years Ended December 31,		Three Months Ended March 31,
	2008	2007	2009	2008

Operating activities	$2,366,047	$153,418	$896,613		$375,976
Investing activities	(846,781)	(349,290)	(142,964)		(419,502)
Financing activities	6,947	495,988	-		-
Net increase (decrease) in cash	$1,526,213	$300,116	$753,649	$	(43,526)

Cash Provided By Operating Activities

Net cash provided by operating activities was approximately $2,366,000 and $153,000 for the years ended December 31, 2008 and 2007, respectively.  Although we experienced a net loss of $3.1 million during our fiscal year ended December 31, 2008, cash provided from operating activities was positive primarily as a result of decreased receivables and inventories, the receipt of a $1 million deposit from Charlotte Russe in December 2008 upon execution of the distribution agreement, and increased accounts payable and accrued expenses.  In 2007, although we had a net loss of $655,000, our cash provided by operating activities was $153,000 as a result of decreased receivables, increased accounts payable and accrued expenses, and non-cash stock based compensation expenses, offset by increased inventories and other assets.

Net cash provided by operating activities was approximately $897,000 and $376,000 for the three months ended March 31, 2009 and 2008.  Although we experienced a net loss of $1.4 million during the three months ended March 31, 2009, cash provided from operating activities was positive primarily as a result of decreased receivables and inventories, the receipt of a $1 million additional deposit during the quarter from Charlotte Russe pursuant to our distribution agreement, offset by decreased accounts payable and accrued expenses.  Cash provided by operating activities for the three months ended March 31, 2008 resulted primarily from decreased receivables, inventories, prepaid expenses and other assets, and increased accounts payable and accrued expenses, offset by increased prepaid design fees.  As of March 31, 2008, prepaid design fees related to the Company’s William Rast men’s and women’s ready-to-wear product line designed by Paris68 amounted to $781,818 and represented design fee payments made in accordance with the terms of a design services agreement entered into effective November 15, 2007 with Paris68 LLC.  Effective December 1, 2008, the design services agreement was terminated and the parties are currently negotiating the terms of a new design consulting arrangement.  The new design consulting arrangement will provide for a reduction in the fees paid for services and a reduction in the percentage of royalty payments due under the prior agreement.

Cash Used in Investing Activities

Net cash used in investing activities was approximately $847,000 and $349,000 for the years ended December 31, 2008 and 2007, respectively.  Net cash used in investing activities for the year ended December 31, 2008 consisted of capital expenditures primarily for property and equipment and trademark costs.  Net cash used in investing activities for the year ended December 31, 2007 consisted of capital expenditures primarily for computer equipment and software and trademark costs.

For the three months ended March 31, 2009 and 2008, net cash used in investing activities was approximately $143,000 and $420,000, respectively.  Net cash used in investing activities for the three months ended March 31, 2009 consisted of an increase in capital expenditures primarily for leasehold improvements and furniture and fixtures for the relocation of our corporate offices and trademark costs.  Net cash used in investing activities for the three months ended March 31, 2008 consisted of an increase in capital expenditures primarily for furniture and fixtures and trademark costs.

Cash Provided By Financing Activities

Net cash provided by financing activities for the years ended December 31, 2008 and 2007 amounted to approximately $7,000 and $496,000, respectively.  Cash provided by financing activities for the year ended December 31, 2008 reflects the capital investment of $20,000 received from J. Lindeberg AB, offset by approximately $13,000 in legal and accounting fees incurred in 2008 related to the registration of the 2007 private placement shares.  Effective July 1, 2008, approximately $2.2 million of net assets were received into our newly formed subsidiary, J. Lindeberg USA, LLC in addition to $40,000 cash received from its members.  This is presented as a non-cash financing activity in our statement of cash flows for the year ended December 31, 2008.  Cash provided by financing activities for the year ended December 31, 2007 amounted to approximately $496,000 and reflects proceeds from a private placement of our common stock.  On September 28, 2007 and November 2, 2007, we sold shares of our common stock and received approximately $483,000 in net proceeds after legal and other expenses pursuant to a private placement transaction with various investors, including approximately $13,000 in legal and accounting fees incurred in 2008 related to the registration of the shares.

There were no financing activities during the three months ended March 31, 2009 and 2008.

Factoring Agreements

Pursuant to the terms of our factoring agreements, the factor purchases our eligible accounts receivable and assumes the credit risk with respect to those accounts for which the factor has given its prior approval.  If the factor does not assume the credit risk for a receivable, the collection risk associated with the receivable remains with us.  We pay a fixed commission rate and may borrow up to 85% of eligible accounts receivable and 50% of our eligible inventory.  Maximum borrowings under our People’s Liberation and William Rast inventory facility are not to exceed $1.3 million of eligible inventory.  Maximum borrowings, including borrowings related to factored accounts receivable and inventory, related to our J. Lindeberg facility are not to exceed $1.5 million.  Interest is charged at prime plus 1%.  As of March 31, 2009 and 2008, total factored accounts receivable included in due from factor amounted to approximately $4,708,000 and $3,466,000, respectively.  Outstanding advances as of March 31, 2009 and 2008 amounted to approximately $3,957,000 and $1,419,000, respectively, and are included in the due from factor balance.

Contractual Obligations and Off-Balance Sheet Arrangements

The following summarizes our contractual obligations at March 31, 2009 and the effects such obligations are expected to have on liquidity and cash flows in future periods:

	Payments Due by Period
		Less than	1-3	4-5	After
Contractual Obligations	Total	1 Year	Years	Years	5 Years
Operating leases	$2,655,248	$1,137, 616	$1,500,856	$16,776	$-
Consulting agreements	314,000	314,000	-	-	-
Total	$2,969,248	$1,451,616	$1,500,856	$16,776	$-

Effective December 1, 2008, the design services agreement with Paris68 LLC was terminated and the parties are currently negotiating the terms of a new design consulting agreement.  We currently have a verbal agreement with Paris68 LLC which provides for the payment of design fees at a rate of $97,000 per month in addition to travel and other expenses incurred by the design team.

At March 31, 2009, approximately $150,000 of the Company’s cash is held under a lease line as collateral to secure one of the Company’s lease agreements.

At March 31, 2009 and 2008, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.  As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Factored accounts receivable may subject us to off-balance sheet risk.  We sell the majority of our trade accounts receivable to a factor and are contingently liable to the factor for merchandise disputes, other customer claims and invoices that are not credit approved by the factor.  From time to time, our factor also issues letters of credit and vendor guarantees on our behalf.  There were no outstanding letters of credit or vendor guarantees as of March 31, 2009 and 2008.

BUSINESS

Structure of Operations

Our wholly-owned subsidiary Versatile Entertainment, Inc. conducts our People’s Liberation brand business.  Our William Rast brand business is conducted through our wholly-owned subsidiary Bella Rose, LLC.  William Rast Sourcing, LLC and William Rast Licensing, LLC are consolidated under Bella Rose and are each owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC, an entity owned in part by Justin Timberlake.  Our J. Lindeberg brand business is conducted through Bella Rose.  J. Lindeberg USA, LLC is consolidated under Bella Rose and is owned 50% by Bella Rose and 50% by J. Lindeberg USA, Corp. an entity owned by J. Lindeberg AB, a Swedish corporation.  William Rast Europe Holdings, LLC (“William Rast Europe”), a Delaware limited liability company, was formed on March 11, 2009 and is a wholly-owned subsidiary of William Rast Sourcing.  There currently is no significant activity in this newly formed entity.

Apparel Industry Background

We operate exclusively in the premium contemporary segment of the apparel industry, which is characterized by lower volume sales of higher margin products.  Our future success depends in part on the continued demand by consumers for high-end casual apparel, which in recent years has contributed to a proliferation of brands such as True Religion, Seven For All Mankind, Diesel, G-Star, Theory, Rock & Republic and Joe’s Jeans.  We anticipate that the premium contemporary segment of the apparel industry will become increasingly competitive because of the consumer demand for apparel in this segment, as well as the high retail prices consumers are willing to spend for such goods.  An increase in the number of brands competing in the premium contemporary segment of the apparel industry could result in reduced shelf space for our brands at better department stores and boutiques, our primary customers.

Customers

We market our products to better department stores and boutiques that cater to fashion forward clientele.  Our products are sold to a limited number of better department stores and boutiques to maintain our premium brand status.  In the United States, our products are sold in a number of Nordstrom and Bloomingdales store locations.  We plan to continue to develop our existing relationships with our customers, and expand our domestic sales and distribution to better department stores as the visibility of our brands increase in the marketplace.  Currently, in addition to Nordstrom and Bloomingdales, we sell to Saks Fifth Avenue, Neiman Marcus and Fred Segal as well as hundreds of other boutiques and specialty retailers.  We also market and sell J. Lindeberg branded collection and golf apparel through our flagship retail stores in New York City and Los Angeles, and we sell J. Lindeberg golf wear to green grass golf stores and boutiques in the United States. Internationally, in select countries, we sell our William Rast products directly and through distributors to better department stores and boutiques throughout the world. We intend to expand our international distribution into additional territories and increase our brand penetration in the countries in which our apparel is currently being sold.

Beginning May 1, 2009, we exclusively sell our People’s Liberation branded apparel and apparel accessories to Charlotte Russe in North America and Central America and provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel.  We continue to market and sell People’s Liberation branded merchandise internationally, with the exception of Central America.  Product sales to Charlotte Russe under the terms of this agreement are expected to begin shipping in June 2009.

Our e-commerce websites provide direct on-line sales of select William Rast, J. Lindeberg and People’s Liberation products to our customers at www.williamrast.com, www.jlindebergusa.com and www.peoplesliberation.com.  The websites showcase each brand’s men’s and women’s collections, including premium denim jeans, knits, wovens, golf wear and outerwear.

Our Products

Our principal products consist of high-end casual apparel under the brand names “William Rast,”  “People’s Liberation” and, in the United States, “J. Lindeberg.”  The majority of the merchandise we offer consists of premium denim, knits, wovens, golf wear and outerwear for men and women.  Our principal products are designed, manufactured, marketed, and distributed under our “William Rast” and “People’s Liberation” labels and we market and distribute under the J. Lindeberg label in the United States, products that are designed and manufactured by J. Lindeberg AB.  Our William Rast brand is a collection of denim, knits, wovens and outerwear for both men and women, our People’s Liberation brand primarily includes denim for men and women and the J. Lindeberg brand primarily consists of golf wear and collection apparel for men.  As a result of the fit, quality, styles and successful marketing and branding of our products, we believe that our products will continue to command premium prices in the marketplace.

Our denim is made from high quality fabrics milled primarily in the United States, Japan and Italy and processed with various treatments, washes and finishes, including light, medium, dark, and destroyed washes, some of which include studs, stones, and embroidered pockets as embellishments.  We introduce new versions of our major styles each season in different colors, washes and finishes.

Our knits and woven products consist of men’s and women’s tops and bottoms.  We sell knit and woven products which consist of cotton, velour, terry loop, fleece and nylon fabrications.  Similar to our denim products, we introduce new versions, bodies, styles, colors and graphics of our knit and woven products each season.  We anticipate expanding our products and fabrications to include other fashion forward materials.

Our William Rast lifestyle collection is being developed and designed in collaboration with Paris68, the independent design consultancy firm of Johan and Marcella Lindeberg.  Johan Lindeberg, best known for his role as Creative Director of the Swedish brand J. Lindeberg, designs our men’s collection while Marcella Lindeberg designs our women’s collection.  This collaboration results in a partnership to develop the William Rast brand into full contemporary men’s and women’s fashion collections.  The initial collections were launched in February of 2008.

We began distributing J. Lindeberg branded apparel products in the United States on an exclusive basis beginning July 2008 in collaboration with J. Lindeberg AB in Sweden.  In addition to being sold in the United States, J. Lindeberg branded high-end men’s fashion and premium golf apparel is marketed and sold by J. Lindeberg AB worldwide.

An in-house team of designers is responsible for the design and development of our People’s Liberation product line and our William Rast denim product line.  We do not currently have in place a formal research and development effort.  Our design teams, together with our in-house sales team and our J. Lindeberg outside sales contractors, shop stores, travel and speak to market and trend setters to help generate new product ideas.

Sales and Distribution

US Sales and Distribution

We sell our products through our own sales force based in Los Angeles, New York, Atlanta, Orlando and Dallas.  Additionally, we operate showrooms in Los Angeles, New York and Atlanta with dedicated salaried and commissioned sales staff.  We also employ customer service representatives who are assigned to key customers and provide in-house customer service support.  We ship products to and invoice our United States customers directly from warehouse facilities located in or around Los Angeles, California, and Somerset, New Jersey.  Under agreements with third-party warehouses, we outsource all of our finished good shipping, receiving and warehouse functions.

Currently, our products are sold in the United States to department stores and boutiques.  During the three months ended March 31, 2009 and 2008, one customer comprised greater than 10% of our sales. Sales to this customer amounted to 32.9% and 28.5% of net sales for the three months ended March 31, 2009 and 2008, respectively.

Beginning May 1, 2009, we exclusively sell our People’s Liberation branded apparel and apparel accessories to Charlotte Russe in North America and Central America and provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel.  We continue to market and sell People’s Liberation branded merchandise internationally, with the exception of Central America.

International Sales and Distribution

Our William Rast branded apparel products are sold internationally in select countries directly and through distributors to better department stores and boutiques.  Our distributors purchase products at a discount for resale in their respective territories and market, sell, warehouse and ship William Rast branded apparel products at their expense.  We anticipate growing our international distribution channels across new territories.

In March 2009, we formed a new entity, William Rast Europe Holdings, LLC.  We anticipate that this new entity will operate the European portion of our business and will manage our distributor and agency relationships in the future.

Brand Development

Our William Rast, J. Lindeberg and People’s Liberation brands already have consumer recognition in the high-end fashion denim, knits, golf wear and casual wear markets.  We plan to continue building and expanding this recognition by target marketing our lines to fashion conscious consumers who want to wear and be seen in the latest, trendiest jeans and other apparel.  To facilitate this objective, we plan to continue to limit distribution to exclusive boutiques and major retailers.  We also plan to use celebrities as a marketing catalyst to continue to bring attention and credibility to our brands.  Currently, we leverage the popular public images of Justin Timberlake in the promotion of our William Rast apparel line and Camilo Villegas to promote our J. Lindeberg golf wear line.

We anticipate that our internal growth will be driven by (1) expansion of our product lines by introducing new styles and categories of apparel products, (2) entering into license agreements for the manufacture and distribution of new apparel categories, accessories, fragrances and other products, (3) expansion of our wholesale distribution, both domestically and internationally through high-end retailers, and (4) operating a retail store chain.  Our goal is to employ a multi-brand strategy which diversifies the fashion and other risks associated with reliance on any single brand.

Manufacturing and Supply

We use third party contract manufacturers to produce our People’s Liberation and William Rast denim finished goods from facilities located primarily in Los Angeles, California.  For the majority of our denim products, we purchase fabric and trim from suppliers who deliver these components directly to us to be cut, sewn, washed and finished by our contract manufacturers.  For the majority of our knits and other non-denim products, we source these goods from international suppliers.  As our product offerings increase, we intend to expand the number of contract manufacturers we use, both domestically and internationally, to perform some or all of the manufacturing processes required to produce finished products.  We currently purchase all of our J. Lindeberg branded apparel products from J. Lindeberg AB, the beneficial owner of 50% of our subsidiary, J. Lindeberg USA, LLC.  We intend to source our People’s Liberation denim and knit products sold to Charlotte Russe under our exclusive distribution agreement from international suppliers of full package goods.  Additionally, we are beginning to source denim for William Rast from international suppliers of full package goods.

We believe we can realize additional cost savings in product manufacturing because of our strong relationships with a diverse group of U.S. and international manufacturers established by our management team.  In addition, the increase in production volume as a result of our multi-brand strategy will give us greater purchasing power.  We do not rely on any one manufacturer and manufacturing capacity is readily available to meet our current and planned needs.  We do not currently have any long-term agreements in place for the supply of fabric, thread or other raw materials.  Fabric, thread and other raw materials are available from a large number of suppliers worldwide.  Although we do not depend on any one supplier, for the three month period ended March 31, 2009, two suppliers provided for 31.8% of our total combined purchases for the period.  For the three month period ended March 31, 2008, four suppliers provided for 59.0% of our total combined purchases for the period.

Competition

The premium denim, knits and golf wear industries are intensely competitive and fragmented, and will continue to become more competitive and fragmented as a result of the high margins that are achievable in the industries.  Our competitors include other small companies like ours, as well as companies that are much larger, with superior economic, marketing, distribution, and manufacturing capabilities.  Our competitors in the denim and knit markets include brands such as True Religion, Seven For All Mankind, Diesel, G-Star, Theory, Rock & Republic and Joe’s Jeans, as well as other premium denim brands.

We compete in our ability to create innovative concepts and designs, develop products with extraordinary fit, and produce high quality fabrics and finishes, treatments and embellishments.  At a retail price point of $150 to $280 for denim jeans, $20 to $125 for knits and other apparel items, and $60 to $1,000 for collection products, we believe that we offer competitively value priced products.

Trademarks and other Intellectual Property

We have filed trademark applications for the following marks in the following territories:

Name of Mark	Territory
People’s Liberation	USA, European Community, Japan, Mexico, People’s Republic of China, Republic of Korea, Hong Kong, Israel, Russia, Taiwan, Singapore, Turkey, Australia and Canada.

William Rast	USA, European Community, Japan, Mexico, People’s Republic of China, Hong Kong, Israel, Russia, Taiwan, Singapore, Turkey, Canada, Australia, Republic of Korea, Croatia and United Arab Emirates.

William Rast & Design	USA, European Community and Japan

Rising Star	USA, European Community, Japan, Mexico, People’s Republic of China, Republic of Korea, Hong Kong, Israel, Russia, Taiwan, Singapore, Turkey, Australia and Canada

Star Pocket	USA, Japan, Mexico, People’s Republic of China, Republic of Korea, Israel, Russia, Singapore, Turkey, Australia and Canada

The Dub	USA, European Community, Japan, Mexico, People’s Republic of China, Republic of Korea, Russia, Canada, Croatia and United Arab Emirates

Dancing Star	USA

Mummy Star	USA, Mexico, Canada

People’s Liberation & Design (Dancing Star)	USA

People’s Liberation & Design (Mummy Star)	USA, Mexico, Canada

We plan to continue to expand our brand names and our proprietary trademarks and designs worldwide.

Government Regulation and Supervision

Our operations are subject to the effects of international treaties and regulations such as the North American Free Trade Agreement (NAFTA).  We are also subject to the effects of international trade agreements and embargoes by entities such as the World Trade Organization.  Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions.  However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

Labeling and advertising of our products is subject to regulation by the Federal Trade Commission.  We believe that we are in compliance with these regulations.

Facilities

We lease our principal executive office space under a lease agreement that expires in March 2012. The facility is approximately 13,000 square feet, and is located in Los Angeles, California. It is from this facility that we conduct all of our executive and administrative functions. We lease 7,500 square feet of warehouse space located in Los Angeles, California, to conduct our design functions and to store our trim and design library under a lease that expires in February 2010. Our finished goods are shipped from third-party warehouses in Commerce, California, and Somerset, New Jersey. Our internet products are shipped from a third-party warehouse in Long Beach, California. We have showrooms located in Los Angeles, New York City and Atlanta. Our New York City showroom lease expires in April 2011, our Los Angeles showroom lease expires in May 2013 and our Atlanta showroom lease expires in May 2009. The lease agreement for our J. Lindeberg retail store located in New York City expires in June 2010. We believe that the facilities we utilize are well maintained, in good operating condition, and adequate to meet our current and foreseeable needs.

Employees

As of May 15, 2009, we had a total of 66 full time employees.  Our full time employees consist of four officers, Colin Dyne, our Chief Executive Officer, Thomas Nields, our Chief Operating Officer, Darryn Barber, our President and Chief Financial Officer and Andrea Sobel, Executive Vice President of Branding and Licensing.  Our production and design teams include 20 employees consisting of production managers, pattern makers, technical designers and product designers.  Our production and design teams are responsible for the design, development, and preparation of sample products.  Additionally, we have 42 employees who handle sales, marketing, customer service, accounting and administration functions.

Legal Proceedings

We are not currently involved in any legal proceedings that require disclosure in this prospectus.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers and directors as of May 15, 2009.  There are no family relationships between our executive officers and directors.

Name	Age	Position Held

Colin Dyne	45	Chief Executive Officer, and Director
Darryn Barber	33	Chief Financial Officer and President
Thomas Nields	43	Chief Operating Officer
Andrea Sobel	42	Executive Vice President of Branding and Licensing
Dean Oakey	50	Director
Susan White	58	Director
Kenneth Wengrod	58	Director

Colin Dyne became our Chief Executive Officer and a director of the company on May 21, 2007.  Colin Dyne is a significant stockholder of the company, and has served as a consultant to the company since December 2005, advising on strategic sales initiatives.  Mr. Dyne also serves as a member of the Board of Directors of Talon International, Inc. (OTCBB: TALN), owner of Talon zippers.  Mr. Dyne founded Tag-It, Inc., a subsidiary of Talon, in 1991.  Mr. Dyne served as Talon’s President from inception and as its Chief Executive Officer from 1997 to 2005.

Darryn Barber has served as our Chief Financial Officer since November 22, 2005 and as our President and Chief Financial Officer since May 8, 2008.  Prior to joining us, Mr. Barber spent five years as a senior associate at Europlay Capital Advisors, LLC and its affiliates.  Mr. Barber has been successful in evaluating, developing, and operating businesses in the entertainment and technology fields.  Mr. Barber was responsible for preparing business models, financial planning, evaluating and valuing businesses, providing corporate and strategic advice and preparing businesses for strategic transactions.  Mr. Barber brings over 10 years experience in owning and operating businesses.  Prior to Europlay Capital Advisors, Mr. Barber was Director of Operations of Trademark Cosmetics, a private label cosmetic manufacturing company.  Mr. Barber earned an MBA from California State University Northridge and a BA in business economics from the University of California Santa Barbara.

Thomas Nields has served as our Chief Operating Officer since November 8, 2006.  Prior to joining us, Mr. Nields held various positions at Talon International, Inc., owner of Talon zippers, from November 1994 to October 2006.  These positions included Director of Global Operations, President of Talon, Inc. (a wholly-owned subsidiary of Talon International, Inc.) and Vice President of Production.  During his employment with Talon, Mr. Nields was responsible for implementing and managing production facilities in eight countries including the U.S., Mexico and Hong Kong.

Andrea Sobel has served as our Executive Vice President of Branding and Licensing since May 22, 2008.  Ms. Sobel has over 15 years of experience in licensing, marketing and brand development.  Since 2007, she was Vice President of Marketing with SANRIO, where she was responsible for market development and brand positioning of that company’s Hello Kitty and other character brands.  Between 2004 and 2007 and between 1999 and 2002, she was also a principal and licensing, merchandising and marketing consultant with ALS Consulting, a firm specializing in marketing and brand development.  Between 2002 and 2004, Ms. Sobel was Director of Licensing and Business Development for Murad, Inc.  From 1990 to 1999, she was with Guess?, Inc. in a series of progressively responsible positions culminating with Vice President of Licensing and Product Development from 1995 to 1999.  She holds a Bachelor of Arts in History and Spanish from the University of California at Berkeley and an MBA from UCLA’s Anderson School of Business.

Dean Oakey has served as a director since November 22, 2005.  From June 1997 to present, Mr. Oakey has served as the Managing Director of Investment Banking for SMH Capital, Corp., an investment banking firm.  In this capacity, Mr. Oakey has been responsible for business development and management duties, with a focus on the consumer products and services industries.

Susan White joined our Board of Directors on May 21, 2007.  Ms. White has served as Chief Executive Officer and President of Brand Identity Solutions, LLC, a branding, marketing and licensing consulting company, since 1987.  Ms. White also is the CEO and president of Whitespeed, LLC, an internet design, branding and marketing company.  Ms. White previously served as Director of Marketing and Advertising Worldwide for Warnaco from November 1997 through August 1999.

Kenneth Wengrod joined our Board of Directors on September 21, 2007.  Mr. Wengrod currently serves as President of FTC Commercial Corp., a company which he founded in 2002 ("FTC") and in which he continues to hold a minority equity position.  FTC is a global finance commercial service company primarily focused in the apparel industry.  From 1996 to 2002, Mr. Wengrod was the Chief Financial Officer and General Manager of Meridian Textiles f/k/a Mark Fabrics where he was responsible for the operations of the multi-million dollar fabric converting company.  Prior to joining Meridian Textiles, Mr. Wengrod was the Chief Operating Officer of Rampage Clothing Co. from 1992 to 1995, and was a Senior Vice President of Barclays Commercial Corp. from 1987 to 1992.  Mr. Wengrod holds a Bachelor of Science degree in Economics from Northeastern University.

Director Independence

Our Board of Directors currently consists of four members: Colin Dyne (our Chief Executive Officer), Dean Oakey, Susan White and Kenneth Wengrod.  Each of Colin Dyne, Dean Oakey, Susan White and Kenneth Wengrod were elected at the 2008 annual meeting of stockholders to serve until our 2009 annual meeting or until his or her successor is duly elected and qualified.  On April 1, 2009, the Board of Directors, pursuant to authority granted to it under our Amended and Restated Certificate of Incorporation, approved the division of the directors of People’s Liberation into three classes designated Class I, Class II and Class III and the re-appointment of our existing directors into the newly formed classes.  As a result of this Board action, directors now hold office for staggered terms of three years.  One of the three classes is elected each year to succeed the directors whose terms are expiring.  The Class I director (Kenneth Wengrod), the Class II director (Susan White) and the Class III directors (Dean Oakey and Colin Dyne) are serving terms that expire at the annual meeting of stockholders to be held in 2009, 2010 and 2011, respectively.

We do not have a separately designated audit, compensation or nominating committee of our Board of Directors and the functions customarily delegated to these committees are performed by our full Board of Directors.  We are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors.  We have, however, determined that none of our directors are “independent” as that term is defined in Section 5605 of the Marketplace Rules of the NASDAQ Stock Market.  As we do not maintain an audit committee, we do not have an audit committee “financial expert” within the meaning of Item 407(d) of Regulation S-K.

We may establish an audit committee, compensation committee, and nominating and corporate governance committee upon the expansion of our board to include at least three directors who are independent under the applicable rules of the SEC and NASDAQ.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation paid for services to us in all capacities for each of the two fiscal years ended December 31, 2008 as to each person serving as Chief Executive Officer and Chief Financial Officer during 2008, the two most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the 2008 whose compensation exceeded $100,000 (referred to as named executive officers).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(7)	Total ($)

Colin Dyne (3)	2008	346,257	75,000	—	35,148	456,405
Chief Executive Officer	2007	125,010	30,000	—	216,261	371,271

Darryn Barber(4)	2008	253,626	22,500	73,154	21,777	371,057
President and Chief Financial Officer	2007	213,698	25,000	55,856	8,660	303,214

Thomas Nields(5)	2008	226,260	22,500	31,179	19,512	299,451
Chief Operating Officer	2007	217,190	20,000	59,619	6,052	302,861

Andrea Sobel(6)	2008	125,779	7,500	9,072	9,482	151,833
Executive Vice President of Branding and Licensing	2007	—	—	—	—	—

(1)	Represents cash bonuses paid to our named executive officers.

(2)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in the applicable fiscal year with respect to stock options granted in the applicable fiscal year as well as prior fiscal years, in accordance with SFAS 123(R).  For additional information on the valuation assumptions with respect to option grants, including the options granted in 2007 and 2008, please see Note 14 to our financial statements for the years ended December 31, 2008 and 2007.  These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(3)
Mr. Dyne became our Chief Executive Officer on May 21, 2007.  Prior to joining us, Mr. Dyne provided consulting services to us and received consulting fees amounting to approximately $192,000 during the year ended December 31, 2007.

(4)	Mr. Barber became our Chief Financial Officer on November 22, 2005 and our President on May 8, 2008. Mr. Barber was subject to an employment agreement which expired on November 21, 2007.

(5)	Mr. Nields was named our Chief Operating Officer effective November 6, 2006.

(6)	Ms. Sobel joined us in May 2008 as our Vice President of Branding and Licensing. Ms. Sobel has an employment agreement with us, the terms of which are described hereafter.

(7)	Other compensation indicated in the above table consists of medical and disability insurance, consulting fees, and car allowances.

Narrative Disclosure to Summary Compensation Table

We do not have a separate compensation committee and therefore, our executive compensation program is administered by our Board of Directors.  The Board is responsible for, among other functions: (1) administering our stock incentive plan; and (2) negotiating, reviewing and awarding the annual salary, bonus, stock options and other benefits of our executive officers.

Compensation Philosophy. The objectives of our executive compensation program include the following:

•	Alignment – to align the interests of executives and shareholders through equity-based compensation awards;

•	Retention – to attract, retain and motivate highly qualified, high performing executives to lead our growth; and

•	Performance – to provide rewards that are dependant upon the executive’s achievements and company performance.

Compensation Elements. We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives, and benefits and perquisites, in order to provide our employees with an overall compensation package which we believe is competitive.  The mix and value of these components are impacted by a variety of factors, such as negotiations of an executive with us, the executive’s position within the company, and the overall performance of the company and the individual.  The purpose and key characteristics for each component are described below.

Base Salary.  Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success.

Annual Incentive Bonuses.  Annual incentive bonuses are a variable performance-based component of compensation.  The primary objective of an annual incentive bonus is to align a portion of total pay opportunities for executives to the attainment of our company’s performance goals, as well as performance goals of the individual.

Equity Incentives.  Equity incentives are intended to align senior executive and shareholder interests by linking a portion of executive pay to long-term shareholder value creation and financial success over a multi-year period.  Equity incentives are also provided to our executives to attract and enhance the retention of executives and other key employees and to facilitate stock ownership by our senior executives.  The Board considers individual and company performance when determining long-term incentive opportunities.

Health & Welfare Benefits.  The named executive officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace.  Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Severance and Change of Control Arrangements.  We do not have a formal plan for severance or separation pay for our employees and officers, with the exception of Andrea Sobel (as further described below).  In the future, we may include severance provisions in employment agreements of our executive officers that could be triggered in the event of involuntary termination without cause or in the event of a change in control.

Other Benefits.  In order to attract and retain highly qualified executives, we provide some of our named executive officers with automobile allowances that we believe are consistent with current market practices.  Our executives also may participate in our 401(k) plan.

Process for Setting Executive Compensation.  When making pay determinations for named executive officers, the Board may consider factors including: (1) actual company performance as compared to pre-established goals, (2) individual executive performance and expected contribution to our future success, (3) changes in economic conditions and the external marketplace and (4) the recommendation of our Chief Executive Officer.  The Board may also consider compensation information from data gathered from annual reports and proxy statements from companies that the Board generally considers comparable to our company.  Ultimately, our Board uses its judgment when determining how much to pay our executive officers and attempts to set the pay for our executive officers at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving our long-term objectives.

Compensation for Fiscal Year Ended December 31, 2008.  In the fiscal year ended December 31, 2008, we compensated our executive officers through a combination of a base salary, a cash bonus, and options to purchase shares of our common stock.  In addition, we provided other perquisites to our executive officers, which consisted of medical insurance and car allowances.

Beginning in the second quarter of 2007, each of our executive officers was earning a base salary of $200,000, which the Board considered to be low, in an effort to conserve cash and improve our operating performance.  Effective April 1, 2008, after negotiations with our Chief Executive Officer, our Board resolved to increase the annual salary of Colin Dyne to $395,000, and the annual salaries of Darryn Barber and Tom Nields to $250,000 and $235,000, respectively.  The salary increases were provided to align the base salary component of our executive officer compensation to levels the Board believed were appropriate at the time.  Effective as of February 1, 2009, the Board, in consultation with our Chief Executive Officer and Chief Financial Officer, resolved to temporarily reduce the base salaries of each of our named executive officers by 10% through April 30, 2009.  The reduction in salary was made to improve our future operating cash flow in view of the changes in current economic conditions.

Bonuses paid to our senior management team in the fiscal year ended December 31, 2008 were generally low, and were determined by our Board of Directors based on the performance of the company and the executive officer.  During 2008, aside from an employment agreement entered into with Andrea Sobel, we were not party to any written employment agreements with our named executive officers.  The following is a description of the material terms of each of our named executive officer’s employment arrangements with us.

Colin Dyne.  On May 21, 2007, our Board of Directors appointed Colin Dyne as our Chief Executive Officer and Co-Chairman of the Board of Directors. Mr. Dyne received an annual salary of $200,000 from January 1 through March 31, 2008 and $395,000 from April 1, 2008 through January 31, 2009.  On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $355,500 for Mr. Dyne through April 30, 2009.  Mr. Dyne also receives medical insurance reimbursements and an auto allowance of $2,000 per month.  Annual bonuses are determined at the discretion of the Board of Directors and amounted to $75,000 and $30,000 for the years ended December 31, 2008 and 2007, respectively.

Darryn Barber.  Mr. Barber became our Chief Financial Officer on November 22, 2005.  From January 1 through March 31, 2008, Mr. Barber received an annual salary of $200,000, which was increased to $250,000 on April 1, 2008, as described above.  On May 8, 2008, our Board expanded the role of Mr. Barber to focus on business development, international expansion and growth of the company’s portfolio of brands both organically and via acquisition, in addition to his responsibilities as Chief Financial Officer of the company.  In connection with his added responsibilities, Mr. Barber was appointed as our President, his annual salary was increased to $275,000 per annum, and he was awarded a monthly car allowance of $1,500.  As discussed above, on February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $247,500 for Mr. Barber through April 30, 2009.  Mr. Barber also receives medical insurance reimbursements.  Mr. Barber’s annual bonuses amounted to $22,500 and $25,000 for the years ended December 31, 2008 and 2007, respectively.

Thomas Nields.  On November 8, 2006, Mr. Nields was appointed our Chief Operating Officer.  Mr. Nields earned a base salary of $200,000 from January 1 through April 8, 2008, which was subsequently increased to $235,000 as described above.  On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $211,500 for Mr. Nields through April 30, 2009.  Mr. Nields also receives medical insurance reimbursements and an auto allowance of $1,200 per month.  Mr. Nields’ annual bonuses amounted to $22,500 and $20,000 for the years ended December 31, 2008 and 2007, respectively.  On August 8, 2008, we also awarded Mr. Nields an option to purchase 250,000 shares of our common stock at an exercise price of $0.40 per share.

Andrea Sobel.  On May 22, 2008, Andrea Sobel was appointed our Vice President of Branding and Licensing.  Ms. Sobel entered into an employment agreement with the company on May 16, 2008.  Pursuant to the agreement, Ms. Sobel is employed on an “at-will” basis, and will be paid a base salary of $200,000 per annum.  Pursuant to the terms of her employment agreement, Ms. Sobel was granted an option to purchase 200,000 shares of our common stock at an exercise price of $0.40 per share.  During the first year of her employment, Ms. Sobel will be entitled to a bonus in the amount of three percent (3%) of license royalties received by the company.  The employment agreement also provides that Ms. Sobel will receive all operative employee compensation, fringe benefit and perquisite, and other benefit and welfare plans or arrangements of the company then in effect from time to time and in which similarly situated executive officers of the company generally are entitled to participate.  If at any time prior to May 16, 2011, we terminate Ms. Sobel’s employment without cause and Ms. Sobel delivers to us a signed settlement agreement and general release, we will pay Ms. Sobel the equivalent of six months base salary, at her then current rate of pay.  On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $180,000 for Ms. Sobel through April 30, 2009.  Ms. Sobel also receives medical insurance reimbursements and an auto allowance of $500 per month.  Ms. Sobel’s annual bonus amounted to $7,500 for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2008.  None of the named executive officers exercised options during the fiscal year ended December 31, 2008.

	Grant	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Date	Exercisable	Unexercisable	Price ($)	Date

Darryn Barber	7/7/06 (1)	300,000	—	1.25	7/7/16
	6/5/07 (2)	150,000	—	0.46	6/5/17
	8/7/07 (3)	66,667	33,333	0.38	8/7/17
	11/14/07 (4)	180,000	270,000	0.50	11/14/17

	Grant	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Date	Exercisable	Unexercisable	Price ($)	Date
Tom Nields	6/22/06 (5)	60,417	39,583	1.25	6/22/16
	6/5/07 (6)	150,000	—	0.46	6/5/17
	8/7/07 (7)	66,667	33,333	0.38	8/7/17
	8/7/08 (8)	31,250	218,750	0.40	8/7/18
Andrea Sobel	5/16/08 (9)	—	200,000	0.40	5/16/18

(1)	200,000 shares vested on the date of grant, and the right to purchase the remaining 100,000 underlying shares vested in monthly 25,000 share increments over the four months following the grant date.

(2)	These options vested immediately on the date of grant.

(3)	These stock options vested 50% on August 1, 2008, and the remaining 50% vest in equal monthly installments thereafter through August 1, 2009.

(4)	These stock options vest in ten equal quarterly installments of 45,000 shares commencing February 14, 2008 through May 14, 2010.

(5)	These stock options vested 25% on the first anniversary of the date of grant, and the remaining 75% vest in equal monthly installments thereafter through July 1, 2010.

(6)	These options vested immediately on the date of grant.

(7)	These stock options vested 50% on August 1, 2008, and the remaining 50% vest in equal monthly installments thereafter through August 1, 2009.

(8)	These stock options vest in eight equal quarterly installments of 31,250 shares commencing November 7, 2008 through August 7, 2010.

(9)	These stock options vest 50% on May 1, 2009, and the remaining 50% vest in equal monthly installments thereafter through October 1, 2010.

Director Compensation

The following table details the total compensation earned by the company’s non-employee directors in 2008.

Director Summary Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (5)	All Other Compensation ($)	Total ($)

Dean Oakey (1)	$10,000	$3,235	$—	$13,235
Susan White (2)	10,000	3,235	52,955	66,190
Troy Carter (3)	2,500	592	—	3,092
Kenneth Wengrod (4)	10,000	4,670	—	14,670
Total	$32,500	$11,732	$52,955	$97,187

(1)
Mr. Oakey has been a member of our Board of Directors since November 2005.  On June 26, 2008, Mr. Oakey was granted an option to purchase 30,000 shares of our common stock at a per share exercise price of $0.30.  This option vests monthly through June 26, 2009 and has a term of ten years.  Mr. Oakey did not exercise any of his option awards during the fiscal year ended December 31, 2008.

(2)
Ms. White joined our Board of Directors on May 21, 2007.  On June 26, 2008, Ms. White was granted an option to purchase 30,000 shares of our common stock at a per share exercise price of $0.30.  This option vests monthly through June 26, 2009 and has a term of ten years.  Ms. White did not exercise any of her options during the fiscal year ended December 31, 2008.  Ms. White also provided consulting services to the Company and received $52,955 of consulting fees during the fiscal year ended December 31, 2008.

(3)
Mr. Carter joined our Board of Directors on May 21, 2007 and resigned from this position on April 2, 2008.  Mr. Carter did not exercise any of his options during the fiscal year ended December 31, 2008.

(4)
Mr. Wengrod joined our Board of Directors on September 21, 2007.  On June 26, 2008, Mr. Wengrod was granted an option to purchase 30,000 shares of our common stock at a per share exercise price of $0.30.  This option vests monthly through June 26, 2009 and has a term of ten years.  Mr. Wengrod did not exercise any of his options during the fiscal year ended December 31, 2008.

(5)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in the applicable fiscal year with respect to stock options granted in the applicable fiscal year as well as prior fiscal years, in accordance with SFAS 123(R).  For additional information on the valuation assumptions with respect to option grants, including the options granted in 2008 and 2007, please see Note 14 to our financial statements for the years ended December 31, 2008 and 2007.  These amounts do not reflect the actual value that may be realized by the Directors which depends on the value of our shares in the future.

The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity based compensation.  We do not pay management directors for Board service in addition to their regular employee compensation.  Currently, we pay our non-employee directors an annual fee of $10,000.  Our directors are also reimbursed for travel expenses associated with attendance at Board meetings.  There were no reimbursements for travel expenses for the fiscal year ended December 31, 2008.

We do not have a formal policy with regard to option grants to our Board of Directors.  However, when a director is elected or appointed to our Board, we generally follow a practice of granting an option to such director to purchase up to 30,000 shares of our common stock, with the size of the option grant being determined based on the number of months the new director will serve as a director in the fiscal year in which the option grant is awarded.  Thereafter, we generally issue annual option grants to all non-employee directors to purchase up to 30,000 shares.  In June 2008, our non-employee directors, Mr. Oakey, Ms. White and Mr. Wengrod, received 30,000 options each to purchase shares of our common stock.

We are party to a consulting arrangement with Susan White, a member of our Board of Directors, pursuant to which Ms. White provides image and marketing consulting services to us.  During the year ended December 31, 2008, we paid Ms. White approximately $53,000 for such consulting services.  Effective April 1, 2009, we entered into a consulting agreement with Innovative Brand Solutions LLC, an entity owned by our director, Susan White.  The agreement provides that Ms. White will provide marketing and branding services on our behalf and receive a monthly payment of $10,000 for a period of one year ending April 1, 2010.

2005 Stock Incentive Plan

Our 2005 Stock Incentive Plan was adopted on November 23, 2005 and became effective on January 5, 2006.  A total of 5,500,000 shares of common stock have been reserved for issuance upon exercise of awards granted under the 2005 Stock Incentive Plan.  Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2005 Stock Incentive Plan.

Our 2005 Stock Incentive Plan will terminate after 10 years from the date on which our board approved the plan, unless it is terminated earlier by our board.  The plan authorizes the award of stock options and stock purchase grants.

Our 2005 Stock Incentive Plan is administered by our full board of directors.  To the extent we expand our board of directors, we intend to form a compensation committee, all of the members of which will be independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws.  Following its formation, the compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

Our 2005 Stock Incentive Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options.  Incentive stock options may be granted only to employees of ours or any parent or subsidiary of ours.  All awards other than incentive stock options may be granted to our employees, officers, directors, consultants, independent contractors and advisors of ours or any parent or subsidiary of ours.  The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant.  The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value.  The exercise price of nonqualified stock options will be determined by our board of directors when the options are granted.

In general, options will vest over a four-year period.  The term of options granted under our 2005 Stock Incentive Plan may not exceed 10 years.

Awards granted under our 2005 Stock Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our board of directors.  Unless otherwise restricted by our board of directors, nonqualified stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative or a family member of the optionee who has acquired the option by a permitted transfer.  Incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.  Options granted under our 2005 Stock Incentive Plan generally may be exercised for a period of three months after the termination of the optionee’s service with us or any parent or subsidiary of ours.  Options will generally terminate immediately upon termination of employment for cause.

The purchase price for restricted stock will be determined by our board of directors or compensation committee, as applicable, at the time of grant.  Stock bonuses may be issued for past services or may be awarded upon the completion of services or performance goals.

If we are subject to a sale, merger, consolidation, reorganization, liquidation or change in control, our Board of Directors may take actions which include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on rights so as to provide for earlier, later, extended or additional time for exercise and other modifications.  In addition, the Board of Directors may take such actions with respect to all participants, to certain categories of participants or only to individual participants in the plan.  Moreover, the Board of Directors may take such action before or after granting rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

Indemnification of Directors and Executive Officers and Limitation of Liability

Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

•	any breach of their duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Article Fifth, paragraph D of our articles of incorporation states that no director shall have personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  However, the provision does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporations law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX, Section 1 of our bylaws states that we shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the company, or is or was serving at the request of the company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware.  Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by our stockholders.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnity agreements with each of our current officers, directors and a key employee.  These agreements provide for the indemnification of our directors, officers and key employee for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.  We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors, officers and key employees.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, key employees or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The selling security holders may offer and sell, from time to time, any or all of the shares of common stock held by them.  Because the selling security holders may offer all or only some portion of the 16,803,235 shares of common stock to be registered, we cannot estimate how many shares of common stock the selling security holders may hold upon termination of the offering, nor can we express, as a percentage, how this number of shares will relate to the total number of shares that we will have outstanding at that time.

The following table presents information regarding the beneficial ownership of our common stock as of May 15, 2009, and the number of shares of common stock covered by this prospectus.  The number of shares in the table represents an estimate of the number of shares of common stock to be offered by:

•	each of the executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group;

•	each shareholder known by us to be the beneficial owner of more than 5% of our common stock; and

•	each of the selling shareholders.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares.  Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at May 15, 2009.  Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

The information presented in this table is based on 36,002,563 shares of our common stock outstanding on May 15, 2009.  Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o People’s Liberation, Inc., 1212 S. Flower St., 5th Floor, Los Angeles, CA 90015.

	Number of Shares Beneficially Owned Prior to Offering			Number of Shares Beneficially Owned After Offering
Name of Beneficial Owner	Number	Percentage of Shares Outstanding	Number of Shares Being Offered	Number	Percentage of Shares Outstanding
Executive Officers and Directors:
Colin Dyne (1) Director, Chief Executive Officer and Secretary	7,731,560	21.5%	7,731,560	—	*

	Number of Shares Beneficially Owned Prior to Offering			Number of Shares Beneficially Owned After Offering
Name of Beneficial Owner	Number	Percentage of Shares Outstanding	Number of Shares Being Offered	Number	Percentage of Shares Outstanding

Darryn Barber (2) Chief Financial Officer	948,393	2.6%	125,060	823,333	2.3%
Thomas Nields (3) Chief Operating Officer	704,607	1.9%	290,024	414,583	1.1%
Andrea Sobel (4) Chief Operating Officer	116,665	*	—	116,665	*
Dean Oakey (5) Director	461,983	1.3%	371,983	90,000	*
Susan White (6) Director	54,000	*	—	54,000	*
Kenneth Wengrod (7) Director	54,000	*	—	54,000	*
All directors and executive officers as a group (7 persons) (8)	10,071,208	26.6%	8,518,627	1,552,581	4.1%

5% Shareholders:

Gerard Guez (9)	10,698,387	29.7%	—	10,698,387	29.7%
MicroCapital Fund LP and MicroCapital Fund Ltd (10)	2,201,198	5.9%	2,201,198	—	—
Bristol Investment Fund Ltd (11)	2,903,700	8.1%	—	2,903,700	8.1%

Other Selling Stockholders:
Paul Guez (12)	860,000	2.4%	360,000	500,000	1.1%
Jonah Sulak (13)	58,000	*	58,000	—	—
Anna Barber (14)	28,000	*	28,000	—	—
Cecil Barber (15)	56,000	*	56,000	—	—
Sandy Lisa Rouse (16)	28,000	*	28,000	—	—
Brian Davidoff (17)	34,000	*	34,000	—	—
Marc A. Flashberg (18)	70,000	*	70,000	—	—
Brad Greenspan (19)	48,000	*	48,000	—	—
Steven Miho (20)	20,000	*	20,000	—	—
Palm Investment Partners (21)	242,910	*	242,910	—	—
Rubin Pachulski Properties 36, LLC (22)	280,000	*	280,000	—	—
Melanie Ryngler (23)	28,000	*	28,000	—	—
David Ryngler (24)	28,000	*	28,000	—	—
Heller Capital Investments, LLC (25)	120,000	*	120,000	—	—
Leonard Barber (26)	28,000	*	28,000	—	—
Todd Kay (27)	700,000	2.0%	700,000	—	—
Yitshak Vanunu & Sara Vanunu (28)	140,000	*	140,000	—	—
Gary Stiffelman & Carmen Stiffelman, TTEES The Stiffelman Family Trust DTD 7/31/1991 (29)	112,000	*	112,000	—	—
William A. Solemene (30)	280,000	*	280,000	—	—
Heller Family Foundation (31)	40,000	*	40,000	—	—
Colette Iglesias (32)	70,000	*	70,000	—	—
Alan F. Reed (33)	140,000	*	140,000	—	—
Zoya Vladimiriskaya (34)	140,000	*	140,000	—	—
Payam Ebrahimian (35)	140,000	*	140,000	—	—

	Number of Shares Beneficially Owned Prior to Offering			Number of Shares Beneficially Owned After Offering
Name of Beneficial Owner	Number	Percentage of Shares Outstanding	Number of Shares Being Offered	Number	Percentage of Shares Outstanding
Stonebridge Management Services Pty Limited (36)	420,000	1.2%	420,000	—	—
Ben T. Morris (37)	12,000	*	12,000	—	—
Don A. Sanders (38)	32,000	*	32,000	—	—
Don Weir & Julie E. Weir, TIC (39)	12,000	*	12,000	—	—
Sanders Opportunity Fund (Inst) LP (40)	73,325	*	73,325	—	—
Sander Opportunity Fund LP (41)	22,675	*	22,675	—	—
Yellowbeam Holdings, Limited (42)	168,000	*	168,000	—	—
Sanders Morris Harris (43)	312,500	*	312,500	—	—
David Charvet (44)	40,000	*	40,000	—	—
Akil Trust (45)	450,000	*	200,000	250,000	—
Europlay Capital Advisors, LLC (46)	700,000	1.9%	450,000	250,000	—
Unifa Gmbh (47)	500,000	1.4%	500,000	—	—
William Rast Enterprises, LLC (48)	721,429	1.9%	150,000	571,429	1.5%
Daniel Guez (49)	500,000	*	500,000	—	—

*	Less than 1%

(1)	Consists of 7,731,560 shares of common stock. Mr. Dyne’s address is 6205 Busch Drive, Malibu, CA 90265.

(2)	Consists of 132,560 shares of common stock and 815,833 options to purchase common stock.

(3)	Consists of 290,024 shares of common stock and 414,583 options to purchase common stock.

(4)	Consists of 116,665 options to purchase common stock.

(5)	Consists of 93,483 shares of common stock, warrants to purchase 278,500 shares of common stock and options to purchase 90,000 shares of common stock.

(6)	Consists of 54,000 options to purchase common stock.

(7)	Consists of 54,000 options to purchase common stock.

(8)	Consists of 8,247,627 shares of common stock, warrants to purchase 278,500 shares of common stock and options to purchase 1,545,081 shares of common stock.

(9)
Consists of 10,698,387 shares of common stock.  On December 10, 2007, Gerard Guez entered into a purchase agreement with Daniel Guez, whereby Gerard Guez purchased 10,698,387 shares of common stock held by Daniel Guez.  The address of Gerard Guez is 9000 Sunset Boulevard, Penthouse West Hollywood, CA  90069.

(10)
Consists of 1,039,838 shares of common stock and warrants to purchase 533,440 shares of common stock at an exercise price of $2.00 per share owned by Microcapital Fund LP and 361,400 shares of common stock and warrants to purchase 266,560 shares of common stock at an exercise price of $2.00 owned by Microcapital Fund Ltd.  Ian P. Ellis, the general partner of MicroCapital Fund LP and as Director of Fund of Microcapital Fund Ltd., exercises voting and investment authority over the shares held by these companies.  The address of Microcapital Fund LP and Microcapital Fund Ltd is 201 Post Street, San Francisco, California 94108.

(11)
Consists of 2,903,700 shares of common stock.  Paul Kessler, as Director, exercises voting and investment authority over the shares held by this company.  The address of Bristol Investment Fund, Ltd. is Caledonian House, 69 Dr. Roy’s Drive, P.O. Box 1043, Grand Cayman KY1-1102, Cayman Islands.

(12)	Consists of 500,000 shares of common stock and warrants to purchase 360,000 shares of common stock at an exercise price of $2.00.

(13)	Consists of warrants to purchase 8,000 shares of common stock at an exercise price of $2.00, and warrants to purchase 50,000 shares of common stock at an exercise price of $1.25.

(14)	Consists of 20,000 shares of common stock and warrants to purchase 8,000 shares of common stock at an exercise price of $2.00.

(15)	Consists of 40,000 shares of common stock and warrants to purchase 16,000 shares of common stock at an exercise price of $2.00.

(16)	Consists of 20,000 shares of common stock and warrants to purchase 8,000 shares of common stock at an exercise price of $2.00.

(17)	Consists of 24,000 shares of common stock and warrants to purchase 10,000 shares of common stock at an exercise price of $2.00.

(18)	Consists of 50,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price of $2.00.

(19)	Consists of warrants to purchase 48,000 shares of common stock at an exercise price of $2.00.

(20)	Consists of 10,000 shares of common stock and warrants to purchase 10,000 shares of common stock at an exercise price of $2.00.

(21)
Consists of 162,910 shares of common stock and warrants to purchase 80,000 shares of common stock at an exercise price of $2.00.  Roger Birnbaum, a partner in Palm Investment Partners, exercises voting and investment authority over the shares held by this selling stockholder.

(22)
Consists of 200,000 shares of common stock and warrants to purchase 80,000 shares of common stock at an exercise price of $2.00.  A. Stuart Rubin, the President of Rubin Pachulski Properties 36, LLC, exercises voting and investment authority over the shares held by this selling stockholder.

(23)	Consists of 20,000 shares of common stock and warrants to purchase 8,000 shares of common stock at an exercise price of $2.00.

(24)	Consists of 20,000 shares of common stock and warrants to purchase 8,000 shares of common stock at an exercise price of $2.00.

(25)
Consists of warrants to purchase 120,000 shares of common stock at an exercise price of $2.00. Ronald I. Heller, the CIO of Heller Capital Investments, LLC, exercises voting and investment authority over the shares held by this selling stockholder.

(26)	Consists of 20,000 shares of common stock and warrants to purchase 8,000 shares of common stock at an exercise price of $2.00.

(27)	Consists of 500,000 shares of common stock and warrants to purchase 200,000 shares of common stock at an exercise price of $2.00.

(28)	Consists of 100,000 shares of common stock and warrants to purchase 40,000 shares of common stock at an exercise price of $2.00.

(29)	Consists of 80,000 shares of common stock and warrants to purchase 32,000 shares of common stock at an exercise price of $2.00.

(30)	Consists of 200,000 shares of common stock and warrants to purchase 80,000 shares of common stock at an exercise price of $2.00.

(31)
Consists of warrants to purchase 40,000 shares of common stock at an exercise price of $2.00.  Ronald I. Heller, the President of the Heller Family Foundation, exercises voting and investment authority over the shares held by this selling stockholder.

(32)	Consists of 50,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price of $2.00.

(33)	Consists of 100,000 shares of common stock and warrants to purchase 40,000 shares of common stock at an exercise price of $2.00.

(34)	Consists of 100,000 shares of common stock and warrants to purchase 40,000 shares of common stock at an exercise price of $2.00.

(35)	Consists of 100,000 shares of common stock and warrants to purchase 40,000 shares of common stock at an exercise price of $2.00.

(36)
Consists of 300,000 shares of common stock and warrants to purchase 120,000 shares of common stock at an exercise price of $2.00.  Ronald Irvin Dyne, a director of Stonebridge Management Services Pty Limited, exercises voting and investment authority over the shares held by this selling stockholder.

(37)	Consists of warrants to purchase 12,000 shares of common stock at an exercise price of $2.00. Ben T. Morris is the CEO of Sanders Morris Harris Inc., a registered broker/dealer and member of the NASD.

(38)
Consists of warrants to purchase 32,000 shares of common stock at an exercise price of $2.00.  Don A. Sanders is the Vice Chairman of Sanders Morris Harris Inc., a registered broker/dealer and member of the NASD.

(39)
Consists of warrants to purchase 12,000 shares of common stock at an exercise price of $2.00.  Mr. Weir is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD.  These securities were purchased and are held in the ordinary course of business for the investment retirement account for the benefit of Mr. and Mrs. Weir.

(40)
Consists of warrants to purchase 73,325 shares of common stock at an exercise price of $2.00.  Don A. Sanders, the Chief Investment Officer of Sanders Opportunity Fund (Inst), L.P., exercises voting and investment authority over the shares held by this selling stockholder.  Mr. Sanders is the Vice Chairman of Sanders Morris Harris, Inc., which is a registered broker/dealer and is a member of the NASD.  These securities were purchased and are held in the ordinary course of business for the account of Sanders Opportunity Fund (Inst.), L.P.

(41)
Consists of warrants to purchase 22,675 shares of common stock at an exercise price of $2.00.  Don A. Sanders, the Chief Investment Officer of Sanders Opportunity Fund, L.P., exercises voting and investment authority over the shares held by this selling stockholder.  Mr. Sanders is the Vice Chairman of Sanders Morris Harris, Inc., which is a registered broker/dealer and is a member of the NASD.  These securities were purchased and are held in the ordinary course of business for the account of Sanders Opportunity Fund, L.P.

(42)
Consists of 120,000 shares of common stock and warrants to purchase 48,000 shares of common stock at an exercise price of $2.00.  Aldenham Investments Limited exercises voting and investment authority over the shares held by this selling stockholder.

(43)
Consists of warrants to purchase 312,500 shares of common stock at an exercise price of $1.25.  The warrants are fully vested, and have a term of 5 years.  Ben T. Morris serves as Chief Executive Officer of Sanders Morris Harris Inc. and, in such capacity may be deemed to exercise voting and investment authority over the shares held by this selling stockholder.  Additionally, Don A. Sanders serves as Vice Chairman of Sanders Morris Harris Inc. and, in such capacity may also be deemed to exercise voting and investment authority over the shares held by this selling stockholder.  Sanders Morris Harris Inc. is a registered broker/dealer and is a member of NASD.

(44)	Consists of warrants to purchase 40,000 shares of common stock at an exercise price of $2.00.

(45)	Consists of 450,000 shares of common stock. Andreas Kurz, as trustee of the Akil Trust, exercises voting and investment authority over the shares held by this selling stockholder.

(46)
Consists of 450,000 shares of common stock and a fully-vested warrant to purchase 250,000 shares of common stock at an exercise price of $0.50 per shares. Joseph M. Miller, one of the Managing Directors of Europlay Capital Advisors, LLC, exercises voting and dispositive power over these shares. Mr. Miller disclaims beneficial ownership of the shares of common stock beneficially owned by Europlay Capital Advisors, LLC, except to the extent of his pecuniary interests therein.

(47)	Consists of 500,000 shares of common stock. Reinhard Haase, as the Chief Executive Officer of Unifa Gmbh, exercises voting and investment authority over the shares held by this selling stockholder.

(48)
Consists of 571,429 shares of common stock and a warrant to purchase 150,000 shares of our common stock at an exercise price of $0.40 per share. Justin Timberlake, as a Manager of William Rast Enterprises, LLC, exercises voting and investment authority over the shares held by this selling stockholder.

(49)
Consists of 500,000 shares of common stock.  Mr. Guez founded Versatile Entertainment, Inc. and Bella Rose, LLC, and served as our Chief Executive Officer from November 22, 2005 until May 21. 2007.  Mr. Guez also served as a director of the company from November 22, 2005 to October 12, 2007.

TRANSACTIONS WITH SELLING SHAREHOLDERS

On November 22, 2005, we acquired all of the outstanding voting securities of Bella Rose, LLC, a California limited liability company and Versatile Entertainment, Inc., a California corporation, each of which became our wholly-owned subsidiaries.  We issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of our series A convertible preferred stock, which subsequently converted into 26,595,751 shares of our common stock on a post reverse stock split basis.  The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and us the legal acquirer.

Immediately following the acquisition of Versatile and Bella Rose, we received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. Pursuant to subscription agreements entered into with these investors, we sold 578,125.58 shares of our series A convertible preferred stock at a price per share of $13.5135, which subsequently converted into 6,250,000 shares of our common stock on a post reverse stock split basis.  We also issued to the investors five-year warrants to purchase an aggregate of 2,500,000 shares of our common stock with an exercise price of $2.00 per share.  After broker commissions and expenses and accounting, legal and other expenses, we received net proceeds of approximately $6.7 million in the capital raise.  In connection with the exchange transaction and the private placement transaction, we agreed to file a registration statement covering the resale of the common stock and the common stock underlying the warrants issued in the transactions.

On September 28, 2007, we sold an aggregate of 900,000 shares of our common stock, par value $0.001 per share, at $0.50 per share, for gross proceeds of $450,000 to Akil Trust, Unifa Gmbh, and Europlay Capital Advisors in a private placement. On November 2, 2007, also in a private placement, we sold an additional 160,000 shares of our common stock at a purchase price of $0.50 per share for gross proceeds of $80,000 to Thomas Nields, our Chief Operating Officer. In connection with the offerings, we agreed to file a registration statement covering the resale of 1,060,000 shares of our common stock sold in the offerings.

Pursuant to distribution agreements entered into with Unifa Gmbh, Unifa exclusively distributes People's Liberation and William Rast brand products In Germany, Switzerland and Austria.

We also had a relationship with Andreas Kurz, a trustee of the Akil Trust, as a result of our consulting agreement with Akari Enterprises, LLC (“Akari Enterprises”) which was entered into on February 1, 2007 and terminated effective April 30, 2008.  Akari Enterprises is a firm formed and controlled by Andreas Kurz which specializes in international expansion, licensing, retailing and branding for apparel companies. Akari Enterprises was responsible for negotiating exclusive distribution agreements with distributors outside of the United States and managing People's Liberation and William Rast's international distribution relationships.

In connection with a consulting agreement entered into with Europlay Capital Advisors, LLC, pursuant to which Europlay was engaged as our exclusive financial advisor to raise capital and provide other advisory and investment banking services to us for a period of one year, on October 1, 2007 we issued to Europlay a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vested over the term of the consulting agreement and has a term of five years. The shares of common stock underlying the warrant issued to Europlay are being registered for resale under the prospectus.

On November 13, 2007, we issued a warrant to purchase 150,000 shares of our common stock to William Rast Enterprises, LLC. The warrant has an exercise price of $0.40, vested immediately, and has a term of five years. The shares of common stock underlying the warrant issued to William Rast Enterprises are being registered for resale under the prospectus. William Rast Sourcing, LLC (“William Rast Sourcing”) and William Rast Licensing, LLC (“William Rast Licensing”), both California limited liability companies are owned 50% by Bella Rose, our wholly owned subsidiary, and 50% by William Rast Enterprises, LLC, an entity owned in part by Justin Timberlake.

RELATED PARTY TRANSACTIONS

Other than the employment arrangements described above in “Executive Compensation” and the transactions described below, since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•
in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Officers and Directors and 5% Shareholders

Colin Dyne became our Chief Executive Officer and a director of the company on May 21, 2007.  Colin Dyne is a significant stockholder and has served as a consultant to the company since December 2005, advising on strategic sales initiatives.  We paid $192,000 in consulting fees to Mr. Dyne during the year ended December 31, 2007.  There were no consulting fees paid to Mr. Dyne during the year ended December 31, 2008.

Colin Dyne also serves as a member of the Board of Directors of Talon International, Inc. (OTCBB: TALN), owner of Talon zippers.  Mr. Dyne founded Tag-It, Inc., a subsidiary of Talon, in 1991.  Mr. Dyne served as Talon’s President from inception and as its Chief Executive Officer from 1997 to 2005.  During the year ended December 31, 2008 and 2007, we purchased trim products from Talon amounting to approximately $536,000 and $395,000, respectively, and continue to purchase trim products from Talon in 2009.

Kenneth Wengrod serves as President of FTC Commercial Corp., a company which he founded in 2002 and in which he continues to hold a minority equity position.  We are party to various factoring agreements with FTC as further described in Note 4 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  As of March 31, 2009, total factored accounts receivable included in due to factor amounted to approximately $4.7 million.  Outstanding advances as of March 31, 2009 amounted to approximately $4.0 million, and are included in the due to factor balance.

We are party to a consulting arrangement with Susan White pursuant to which Ms. White provides image and marketing consulting services to us.  During the years ended December 31, 2008 and 2007, we have paid Ms. White approximately $53,000 and $94,000 for such consulting services.  Effective April 1, 2009, we entered into a consulting agreement with Innovative Brand Solutions LLC, an entity owned by our director, Susan White.  The agreement provides that Susan White will provide marketing and branding services on behalf of the company and receive a monthly payment of $10,000 for a period of one year ending April 1, 2010.

Promoters and Control Persons.  On December 15, 2004, Keating Reverse Merger Fund, LLC, a Delaware limited liability company, David L. Hadley (our former chief executive officer) and Natural Technologies, Inc., an Arizona corporation entered into a purchase agreement pursuant to which certain shareholders of the company sold 5,625,287 shares (on a pre-reverse stock split basis) of the common stock of the company, representing approximately 70.99% of the outstanding shares of common stock of the company, to Keating Reverse Merger Fund, LLC, for an aggregate purchase price of $375,000.

On January 31, 2005, we entered into an Assumption Agreement with Global Medical Technologies, Inc., Natural Technologies, Inc. and Mr. Hadley pursuant to which we contributed all of the shares of common stock of our inactive subsidiaries, Century Pacific Financial Corp. and Century Pacific Investment Management Corporation, to Global Medical Technologies, Inc.  Global Medical Technologies, Inc. agreed to assume all of our liabilities and to indemnify us for any loss we incur with respect to such assumed liabilities.  Global Medical, Natural Technologies, and Mr. Hadley also released us from all obligations and claims.  In February 2005, we distributed all of the outstanding shares of common stock of Global Medical Technologies, Inc. on a pro rata basis to our stockholders.  Following the distribution, Global Medical Technologies, Inc. continued to operate its medical equipment reconditioning business as an independent company.  After this distribution, we existed as a “shell company” under the name of Century Pacific Financial Corporation with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

On February 16, 2005, we received a non-interest bearing, unsecured demand loan from Keating Reverse Merger Fund in the amount of $50,000 to provide working capital for operating expenses.  On June 28, 2005 we issued 5,000,000 restricted common shares (on a pre-reverse stock split basis) in full payment of the $50,000 note payable to Keating Reverse Merger Fund.  We granted Keating Reverse Merger Fund piggyback registration rights with respect to these shares.

On November 22, 2005, we consummated an exchange transaction in which we acquired all of the outstanding ownership interests of Bella Rose, LLC, a California limited liability company (“Bella Rose”) and Versatile Entertainment, Inc., a California corporation (“Versatile”) from their respective shareholders and members, in exchange for an aggregate of 2,460,106.34 shares of our series A convertible preferred stock which, on January 5, 2006, converted into 26,595,751 shares of our common stock on a post reverse stock split basis.  At the closing of the exchange transaction, Versatile and Bella Rose became our wholly-owned subsidiaries.  The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirers, and People’s Liberation, Inc. the legal acquirer.

On November 22, 2005, we entered into a certain financial advisory agreement with Keating Securities, LLC under which Keating Securities, LLC was compensated by us for its advisory services rendered to us in connection with the closing of the exchange transaction with Versatile Entertainment, Inc. and Bella Rose, LLC.  The transaction advisory fee was $350,000, with the payment thereof made at the closing of the exchange transaction.

Kevin R. Keating, a former director of the company, is the father of the principal member of Keating Investments, LLC.  Keating Investments, LLC is the managing member of Keating Reverse Merger Fund and is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer.  Kevin Keating resigned from our Board of Directors on May 21, 2007.

DESCRIPTION OF CAPITAL STOCK

As of May 15, 2009, our authorized capital stock consisted of:

•	150,000,000 shares of common stock, par value $0.001 per share; and

•	10,000,000 shares of preferred stock, par value $0.001 per share, none of which were designated.

As of May 15, 2009, there were outstanding:

•	36,002,563 shares of common stock held by approximately 460 shareholders of record;

•	3,565,000 shares of common stock issuable upon exercise of outstanding warrants; and

•	2,531,000 shares of common stock issuable upon exercise of outstanding stock options.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

Classification of Board of Directors

On April 1, 2009, the Board of Directors, pursuant to authority granted to it under our Amended and Restated Certificate of Incorporation, approved the division of the directors of People’s Liberation into three classes designated Class I, Class II and Class III and the re-appointment of our existing directors into the newly formed classes.  As a result of this Board action, directors now hold office for staggered terms of three years.  One of the three classes is elected each year to succeed the directors whose terms are expiring.  The Class I director (Kenneth Wengrod), the Class II director (Susan White) and the Class III directors (Dean Oakey and Colin Dyne) are serving terms that expire at the annual meeting of stockholders to be held in 2009, 2010 and 2011, respectively.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock.

Authorized but Undesignated Preferred Stock

We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of our capital stock entitled to vote, unless a vote of any other holders is required by the articles of incorporation establishing the series.  Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of People’s Liberation and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

Warrants and Stock Options

At May 15, 2009, there were outstanding warrants exercisable to purchase 3,565,000 shares of common stock, as follows:

•	Warrants to purchase 2,500,000 shares at an exercise price of $2.00 per share, which will expire on November 22, 2010.

•	Warrants to purchase 625,000 shares at an exercise price of $1.25 per share, which will expire on November 22, 2010.

•	Warrants to purchase 150,000 shares at an exercise price of $0.40 per share, which will expire on November 13, 2012.

•	Warrants to purchase 250,000 shares at an exercise price of $0.50 per share, which will expire on October 1, 2012.

•	Warrants to purchase 40,000 shares at an exercise price of $0.50 per share, which will expire on March 19, 2013.

Additionally, at May 15, 2009, there were outstanding exercisable options to purchase 1,851,272 shares of common stock at a weighted average exercise price of $0.65 per share, which will expire at various times from June 22, 2016 to August 7, 2018.

Anti-takeover Provisions

Certain provisions of our certificate of incorporation and Delaware law may have the effect of delaying, deferring or discouraging another person from acquiring control of People’s Liberation, Inc.

Charter and Bylaw Provisions

Our amended and restated certificate of incorporation allows our Board to issue 10,000,000 shares of Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that the Board designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our certificate of incorporation, as amended, may inhibit changes of control that are not approved by our Board. These provisions could limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a change in control of our company. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our restated certificate of incorporation, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our stockholders.

Delaware Law

In addition, Delaware has enacted the following legislation that may deter or frustrate takeovers of Delaware corporations, such as our company:

Section 203 of the Delaware General Corporation Law.  Section 203 provides, with some exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of the person, who is an “interested stockholder” for a period of three years from the date that the person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and shares held by some employee stock ownership plans; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least 66 2/3% of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An “interested stockholder” is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

Authorized but Unissued Stock.  The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Stalt, Inc.

Listing

Our common stock is quoted on the Over-The-Counter Bulletin Board under the trading symbol “PPLB.OB”  Prior to our name change, the approval of our 2005 Stock Option Plan, and the 1-for-9.25 reverse stock split, all which took effect as of January 5, 2006, our common stock was quoted on the Over-The-Counter Bulletin Board under the trading symbol “CYPC.”

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover short sales;

•	put or call option transactions relating to the shares; and

•	any other method permitted under applicable law.

The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act.  We have agreed to indemnify certain selling security holders and certain selling security holders have agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling security holder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

LEGAL MATTERS

Stubbs Alderton & Markiles, LLP (“SAM LLP”), has provided legal services to us in connection with its preparation of the registration statement which this prospectus is a part. In addition, SAM LLP has rendered a legal opinion, attached to the registration statement as Exhibit 5.1, as to the validity of the shares of Common Stock to be offered hereby. SAM LLP received 1.125 shares of common stock of Versatile Entertainment, Inc. from Colin Dyne in payment of fees due SAM LLP for legal services rendered to Versatile Entertainment, Inc.  On November 22, 2005, the shares of Versatile’s common stock held by SAM LLP were exchanged for 24,601.02 shares of our Series A Convertible Preferred Stock at the closing of the exchange transaction with Bella Rose and Versatile.  On January 5, 2006, the shares of our Series A Convertible Preferred Stock held by SAM LLP automatically converted into 265,957 shares of our common stock on a post reverse stock split basis.  Subsequently, an aggregate of 263,299 of the aforementioned shares were distributed to V. Joseph Stubbs, Scott Alderton, Murray Markiles, Jonathan Hodes, John McIlvery, Greg Akselrud and Scott Galer, each a partner in SAM LLP.  Neither SAM LLP, nor any individual partner thereof, has been employed on a contingent basis. Neither SAM LLP, nor any individual partner thereof, is connected with us other than in their role as outside legal counsel for us.

EXPERTS

The consolidated financial statements of People’s Liberation, Inc. and Subsidiaries as of December 31, 2008 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended included in this prospectus have been so included in reliance of the audit report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of People’s Liberation, Inc. and Subsidiaries as of December 31, 2007 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended included in this prospectus have been so included in reliance of the audit report of Grobstein, Horwath & Company LLP, independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a Post-Effective Amendment No.2 on Form S-1 to Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10a.m. to 3p.m. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The web site can be accessed at http://www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders:
People’s Liberation, Inc. and Subsidiaries

      We have audited the accompanying consolidated balance sheet of People’s Liberation, Inc. and Subsidiaries (the “Company”) as of December 31, 2008 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of People’s Liberation, Inc. and Subsidiaries, as of December 31, 2008 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 26, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51”, on January 1, 2009, which required retrospective application in the 2008 financial statements.

/s/ Crowe Horwath LLP

Sherman Oaks, California
March 27, 2009, except for Note 26, as to which the date is May 27, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders:
People’s Liberation, Inc. and Subsidiaries

      We have audited the accompanying consolidated balance sheet of People’s Liberation, Inc. and Subsidiaries (the “Company”) as of December 31, 2007 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of People’s Liberation, Inc. and Subsidiaries, as of December 31, 2007 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
March 20, 2008

PEOPLE’S LIBERATION, INC.

CONSOLIDATED BALANCE SHEETS
	December 31, 2008	December 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$1,888,718	$362,505
Due from factor	-	1,517,029
Accounts receivable, net of allowance for doubtful accounts	1,307,922	1,029,510
Inventories	4,925,438	3,833,170
Refundable income taxes	-	11,500
Prepaid expenses and other current assets	247,672	196,730
Deferred income taxes	-	38,000
Total current assets	8,369,750	6,988,444

Property and equipment, net of accumulated depreciation and amortization	837,351	612,264
Trademarks, net of accumulated amortization	600,609	363,359
Intangible asset	428,572	428,572
Other assets	444,266	265,020
Total assets	$10,680,548	$8,657,659

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$3,801,080	$2,628,906
Due to factor	170,369	-
Customer deposit	1,000,000	-
Due to member	427,623	-
Income taxes payable	17,789	13,390
Total current liabilities	5,416,861	2,642,296

Deferred tax liabilities	-	93,000
Total liabilities	5,416,861	2,735,296

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized; 36,002,563 shares issued and outstanding at December 31, 2008 and 2007	36,002	36,002
Additional paid-in capital	7,951,960	7,775,255
Accumulated Deficit	(6,349,151)	(1,888,894)
Total stockholders’ equity	1,638,811	5,922,363
Noncontrolling interest	3,624,876	-
Total equity	5,263,687	5,922,363
Total liabilities and stockholders’ equity	$10,680,548	$8,657,659

See Notes to Consolidated Financial Statements.

PEOPLE’S LIBERATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2008	Year Ended December 31, 2007

Net sales	$32,190,093	$20,267,377
Cost of goods sold	16,642,415	10,409,159
Gross profit	15,547,678	9,858,218

Selling, design and production expenses	11,784,062	5,791,072
General and administrative	6,796,234	4,681,425

Total operating expenses	18,580,296	10,472,497

Loss from operations	(3,032,618)	(614,279)

Interest expense, net	141,844	80,706
Other income	(16,272)	(120,444)
Total other expense (income)	125,572	(39,738)

Loss before income taxes and noncontrolling interest in subsidiaries’ earnings	(3,158,190)	(574,541)

(Benefit) provision for income taxes	(35,250)	80,939
Net loss	(3,122,940)	(655,480)

Noncontrolling interest in subsidiaries’ earnings	1,337,317	113,017

Net loss attributable to common stockholders	$(4,460,257)	$(768,497)

Basic and diluted loss per common share	$(0.12)	$(0.02)

Basic and diluted weighted average common shares outstanding	36,002,563	35,200,207

See Notes to Consolidated Financial Statements.

PEOPLE’S LIBERATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2008	Year Ended December 31, 2007

Cash flows from operating activities:
Net loss	$(3,122,940)	$(655,480)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	291,297	170,791
Allowance for doubtful accounts	150,000	18,000
Deferred income taxes	(55,000)	46,000
Impairment of long-lived asset	-	7,955
Stock based compensation	183,058	261,133
Warrants issued for services	6,700	27,000
Loss on disposal of fixed assets	143,148	-
Changes in operating assets and liabilities:
Receivables	1,985,177	1,226,118
Inventories	399,101	(986,989)
Refundable income taxes	11,500	5,000
Prepaid expenses and other current assets	(50,942)	5,756
Other assets	205,894	(200,050)
Accounts payable and accrued expenses	1,172,172	217,994
Customer deposit	1,000,000	-
Due to member	42,483	-
Income taxes payable	4,399	10,190
Net cash flows provided by operating activities	2,366,047	153,418

Cash flows from investing activities:
Acquisition of trademarks	(270,999)	(164,220)
Acquisition of property and equipment	(575,782)	(185,070)
Net cash flows used in investing activities	(846,781)	(349,290)

Cash flows from financing activities:
Capital investment received from noncontrolling interest member	20,000	-
Net proceeds from private placement of common stock	(13,053)	495,988
Net cash flows provided by financing activities	6,947	495,988

Net increase in cash and cash equivalents	1,526,213	300,116
Cash and cash equivalents, beginning of year	362,505	62,389
Cash and cash equivalents, end of year	$1,888,718	$362,505

Supplemental disclosures of cash flow information:
Cash paid (received) during the year for:
Interest	$144,064	$80,717
Income taxes paid	18,222	19,749
Income taxes received	(14,578)	-
Non-cash financing transactions:
Warrant issued in exchange for services	-	62,000
Net assets and liabilities received in acquisition of subsidiary:
Receivables	726,191	-
Inventory	1,491,369	-
Property and equipment	50,000	-
Deposits	385,140	-
Due to member	(385,140)	-
Noncontrolling interest, net of cash received from member	(2,267,560)	-

See Notes to Consolidated Financial Statements.

PEOPLE’S LIBERATION, INC.

CONSOLIDATED STATEMENT OF CHANGES IN

STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’	Noncontrolling	Total
	Shares	Amount	Capital	Deficit	Equity	Interest	Equity
Balance at January 1, 2007	34,942,563	$34,942	$6,930,194	$(1,120,397)	$5,844,739	$-	$5,844,739

Private placement of common stock	1,060,000	1,060	494,928	--	495,988		495,988

Warrants issued for services	--	--	89,000	--	89,000		89,000

Stock based compensation	--	--	261,133	--	261,133		261,133
Distributions to noncontrolling interest	--	--		(113,017)	(113,017)		(113,017)
Net loss	--	--	--	(655,480)	(655,480)		(655,480)
Balance at December 31, 2007	36,002,563	36,002	7,775,255	(1,888,894)	5,922,363	$-	5,922,363

Professional fees related to the registration of the shares issued in the 2007 private placement of common stock	--	--	(13,053)	--	(13,053)		(13,053)
Warrants issued for services	--	--	6,700	--	6,700		6,700
Stock based compensation	--	--	183,058	--	183,058		183,058
Noncontrolling interest	--	--	--	--	--	2,287,559	2,287,559
Net loss	--	--	--	(4,460,257)	(4,460,257)	1,337,317	(3,122,940)
Balance at December 31, 2008	36,002,563	$36,002	$7,951,960	$(6,349,151)	$1,638,811	$3,624,876	$5,263,687

See Notes to Consolidated Financial Statements.

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Organization

People’s Liberation, Inc. is the parent holding company of Versatile Entertainment, Inc. (“Versatile”), a California corporation established in April of 2001, and Bella Rose, LLC (“Bella Rose”), a California limited liability company established in May 2005, both of which were consolidated on November 22, 2005 and became wholly-owned subsidiaries of the Company on the effective date of the Company’s exchange transaction.  William Rast Sourcing, LLC (“William Rast Sourcing”) and William Rast Licensing, LLC (“William Rast Licensing”), both California limited liability companies, were formed effective October 1, 2006 and are owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC (“WRE”), an entity owned in part by Justin Timberlake.  J. Lindeberg USA, LLC (“J. Lindeberg USA”), a California limited liability company, was formed effective July 1, 2008 and is owned 50% by Bella Rose and 50% by J. Lindeberg USA Corp., a New York corporation and an entity owned by J. Lindeberg AB, a Swedish corporation (collectively “Lindeberg Sweden”).

People’s Liberation, Inc. was incorporated in the State of Delaware on December 29, 1982 under the name Philco Financial Management Corp.  The Company had three wholly owned subsidiaries, Global Medical Technologies, Inc., an Arizona corporation, which was operating (“Global Medical”), and Century Pacific Fidelity Corporation and Century Pacific Investment Management Corporation, both of which were inactive and without assets or debts.

On January 31, 2005, the Company contributed all of the shares of common stock of its wholly-owned, inactive subsidiaries, Century Pacific Fidelity Corp. and Century Pacific Investment Management Corporation, to Global Medical.  In February 2005, the Company distributed all of the outstanding shares of common stock of Global Medical on a pro rata basis to its stockholders.  Following the distribution, Global Medical continued to operate its medical equipment reconditioning business as an independent company.  After this distribution, the Company existed as a “shell company” under the name of Century Pacific Financial Corporation with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

On November 22, 2005, the Company acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became its wholly-owned subsidiaries.  The Company issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of its series A convertible preferred stock, which subsequently converted into 26,595,751 shares of common stock on January 5, 2006 on a post reverse stock split basis.  The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and the Company the legal acquirer.

Effective on January 5, 2006, the Company changed its corporate name from Century Pacific Financial Corporation to People’s Liberation, Inc., completed a 1-for-9.25 reverse split of its common stock, adopted its 2005 Stock Incentive Plan, and its series A convertible preferred stock converted into common stock.  Following the conversion of the Series A convertible preferred stock, the reverse stock split on January 5, 2006, and the subsequent issuance of shares to preserve round lot holders, 34,371,134 shares of common stock were outstanding.  All share and per share information included in the accompanying consolidated financial statements reflects the effects of the reverse stock split.

Bella Rose commenced operations of its William Rast clothing line in May 2005.  Bella Rose began shipping products under the William Rast brand name in the fourth quarter of 2005.  Under an apparel brand agreement with WRE, Bella Rose had the exclusive rights to manufacture clothing and accessories under the William Rast trade name.  Under long-form definitive agreements entered into effective October 1, 2006, which superseded the apparel brand agreement, two new entities were formed, William Rast Sourcing and William Rast Licensing.  All assets and liabilities of the Bella Rose business were transferred to William Rast Sourcing effective October 1, 2006.  William Rast Sourcing has the exclusive rights to manufacture clothing with the William Rast brand name.  The William Rast trademarks were transferred to William Rast Licensing effective October 1, 2006 and William Rast Licensing has the exclusive rights to promote and license the William Rast brand.

Beginning October 1, 2006, William Rast Sourcing and William Rast Licensing are consolidated under Bella Rose.  Until WRE has a basis in the capital of William Rast Sourcing and William Rast Licensing, losses will not be allocated to WRE.  Instead, all losses will be recognized by Bella Rose in consolidation.  Subsequently, if profits are generated by William Rast Sourcing and William Rast Licensing, then profits will not be allocated to WRE until previously unrecognized minority losses are fully recouped by Bella Rose.  Minimum profit allocations to WRE will be accounted for as a noncontrolling interest in the consolidated financial statements of the Company.

Effective July 1, 2008, Bella Rose and Lindeberg Sweden entered into an operating agreement and other related agreements for J. Lindeberg USA.  Pursuant to the agreements, J. Lindeberg USA has the rights to source, market, and distribute J. Lindeberg™ branded apparel in the United States on an exclusive basis.  The agreements provide that Bella Rose and Lindeberg Sweden each hold a 50% interest in J. Lindeberg USA with the business of J. Lindeberg USA being operated by Bella Rose.  Bella Rose has management control over J. Lindeberg USA and therefore, beginning July 1, 2008, the operations of J. Lindeberg USA are included in the consolidated financial statements of the Company.  Profit and loss allocations to Lindeberg Sweden will be recorded as a noncontrolling interest in the consolidated financial statements of the Company.

Nature of Operations

The Company markets and sells high-end casual apparel under the brand names “People’s Liberation,” “William Rast” and, in the United States, “J. Lindeberg,” through Versatile and Bella Rose, its wholly owned subsidiaries, and through Bella Rose’s 50% owned subsidiaries, William Rast Sourcing, William Rast Licensing and J. Lindeberg USA.  The majority of the merchandise the companies offer consists of premium denim, knits, wovens, golf wear and outerwear for men and women.  In the United States, Versatile, William Rast Sourcing and J. Lindeberg USA distribute their merchandise to boutiques, specialty stores and better department stores, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus and Fred Segal.  The Company also markets and sells J. Lindeberg branded collection and golf apparel through its flagship retail store in New York City and J. Lindeberg golf wear to green grass golf stores and boutiques in the United States.  Internationally, in select countries, William Rast Sourcing sells its products directly and through distributors to better department stores and boutiques throughout the world.

The Company commenced its William Rast clothing line in May 2005.  The Company’s William Rast clothing line is a collaboration with Justin Timberlake and his childhood friend, Trace Ayala.  In addition, the Company’s William Rast lifestyle collection is being developed and designed in collaboration with Paris68, the independent design consultancy of Johan and Marcella Lindeberg.

The Company began distributing J. Lindeberg branded apparel products in the United States on an exclusive basis beginning July 2008 in collaboration with Lindeberg Sweden.  In addition to being sold in the United States through J. Lindeberg USA, J. Lindeberg branded high-end men’s fashion and premium golf apparel is marketed and sold by Lindeberg Sweden worldwide.

The Company commenced its People’s Liberation business in July 2004.  On December 16, 2008, the Company entered into an agreement with Charlotte Russe pursuant to which it agreed to exclusively sell to Charlotte Russe, in North America and Central America, People’s Liberation™ branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel and apparel accessories.  The Company will cease to sell People’s Liberation branded merchandise in North America and Central America to parties other than Charlotte Russe effective April 30, 2009.  The Company will continue to market and sell People’s Liberation branded merchandise internationally, with the exception of Central America.  Sales to Charlotte Russe under the terms of this agreement are expected to begin in July 2009.

The Company is headquartered in Los Angeles, California, maintains showrooms in New York, Los Angeles and Atlanta, and has sales representatives in Dallas, Texas, and Orlando, Florida.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accounts of Versatile, Bella Rose, William Rast Sourcing, William Rast Licensing and J. Lindeberg USA have been consolidated for financial statement presentation.  All significant inter-company accounts and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  The significant assets and liabilities that require management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements included inventories, accounts receivable and due (to) from factor, intangible assets, deferred taxes, stock based compensation and accrued expenses.

Revenue Recognition

The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, as amended by SAB No. 104.  Wholesale revenue is recognized when merchandise is shipped to a customer, at which point title transfers to the customer, and when collection is reasonably assured.  Customers are not given extended terms or dating or return rights without proper prior authorization.  Revenue is recorded net of estimated returns, charge backs and markdowns based upon management’s estimates and historical experience.  Website revenue is recognized when merchandise is shipped to a customer and when collection is reasonably assured.  Retail revenue is recognized on the date of purchase from the Company’s retail store.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”).  SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  There were no material other comprehensive income items for the years ended December 31, 2008 and 2007.

Segment Reporting

The Company has adopted Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”).  SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate.  The Company believes that it operates within one segment as there is not enough difference between the types of products developed and distributed by the Company to justify segmented reporting by product type.  Management decisions regarding the allocation of resources and the assessment of performance are made on a company-wide basis and are not specific to the type of product.  The Company’s operations include wholesale sales and retail sales of similar product categories.  At this time, the Company’s retail operations are not significant enough to require separate disclosure in the consolidated financial statements.  See Note 21 for disclosure regarding geographic regions.

Advertising

Advertising costs are charged to expense as of the first date the advertisements take place.  Advertising expenses included in selling expenses approximated $1,813,000 and $342,000 for the years ended December 31, 2008 and 2007, respectively.

Inventories

Inventories, consisting of piece goods and trim, work-in-process and finished goods, are stated at the lower of cost (first-in, first-out method) or market value.  Inventories are evaluated for obsolescence and slow-moving items based on management’s analysis of sales levels, sales projections and inventory levels.

Stock-Based Compensation

The Company recognizes compensation costs relating to share-based payment transactions in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share-Based Payment, and has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R).  See Note 14 for disclosures regarding stock-based compensation.

Property and Equipment

Property and equipment are stated at cost.  Maintenance and repairs are charged to expense as incurred.  Upon retirement or other disposition of property and equipment, applicable cost and accumulated depreciation and amortization are removed from the accounts and any gains or losses are included in results of operations.

Depreciation of property and equipment is computed using the straight-line method based on estimated useful lives of the assets as follows:

Furniture and fixtures	5 years

Office equipment	7 years

Machinery and equipment	7 years

Leasehold improvements	Term of the lease or the estimated life of the related improvements, whichever is shorter.

Computer Software	5 years

Intangible Assets

Intangible assets consist of trademarks and operational control rights related to the William Rast Sourcing and William Rast Licensing (Note 9).

Costs incurred related to the Company’s trademarks are amortized on a straight-line basis over an estimated useful life of fifteen years.

Impairment of Long-Lived Assets and Intangibles

Long-lived assets, including trademarks and operational control rights related to William Rast Sourcing and William Rast Licensing, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  There were no impairment losses related to intangible assets recorded for the year ended December 31, 2008.  For the year ended December 31, 2007, the Company recorded an impairment loss of $7,955 related to trade names the Company was no longer using.  The impairment loss was charged to general and administrative expense.

Income Taxes

Bella Rose, William Rast Sourcing, William Rast Licensing and J. Lindeberg USA are limited liability companies and are subject to California minimum tax of $800 and a fee based on total annual revenue.  The earnings of a limited liability company are reported individually by its members.

On November 22, 2005, People’s Liberation, Inc. (formerly Century Pacific Financial Corporation) acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became a wholly-owned subsidiary of the Company.  As a result, Versatile and Bella Rose (including its 50% owned subsidiaries, William Rast Sourcing, William Rast Licensing and J. Lindeberg USA) are consolidated and income taxes are reported by the parent, People’s Liberation, Inc.  Taxes are calculated on a consolidated basis at C-Corporation income tax rates.

Deferred income taxes are recognized using the asset and liability method by applying income tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return.  Deferred tax assets and liabilities are adjusted for income tax rate changes.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Company adopted the provisions of FIN 48 on January 1, 2007.  FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any.  The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

The Company files U.S. Federal tax returns, California, New York, Georgia and Texas franchise tax returns and anticipates filing New Jersey franchise tax returns.  For the U.S. Federal return, all periods are subject to tax examination by the U.S. Internal Revenue Service (“IRS”).  The Company does not currently have any ongoing tax examinations with the IRS.  The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48 during the years ended December 31, 2008 and 2007.  In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48 and does not anticipate that the total amount of unrecognized tax benefit related to any particular tax position will change significantly within the next 12 months.

Income taxes are further described in Note 15.

Concentration of Credit Risk

Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash and cash equivalents, trade accounts receivable, and amounts due from factor.  Concentration of credit risk with respect to trade accounts receivable is significantly mitigated by the use of a factor, which effectively transfers a substantial amount of credit risk to the factor.  The Company and its factor perform on-going credit evaluations of its customers and the Company maintains an allowance for doubtful accounts and chargebacks.  The Company may extend unsecured credit to its customers in the normal course of business.

The Company’s cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $250,000.  The Company may be exposed to risk for the amounts of funds held in one bank in excess of the insurance limit.  In assessing the risk, the Company’s policy is to maintain cash balances with high quality financial institutions.

The Company’s products are primarily sold to department stores, specialty retail stores and international distributors.  These customers can be significantly affected by changes in economic, competitive or other factors.  The Company makes substantial sales to a relatively few, large customers.  In order to minimize the risk of loss, the Company assigns the majority of domestic accounts receivable to a factor without recourse.  For non-factored and recourse receivables, account-monitoring procedures are utilized to minimize the risk of loss.  Collateral is generally not required.

Accounts Receivable - Allowance for Returns, Discounts and Bad Debts

The Company evaluates the collectability of accounts receivable and charge backs (disputes from customers) based upon a combination of factors.  In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations (such as in the case of bankruptcy filings or substantial downgrading by credit sources), a specific allowance for bad debts is taken against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected.  For all other customers, the Company recognizes an allowance for bad debts and uncollectible charge backs based on its historical collection experience.  If collection experience deteriorates (for example, due to an unexpected material adverse change in a major customer’s ability to meet its financial obligations to the Company), the estimates of the recoverability of amounts due could be reduced by a material amount.

Shipping and Handling Costs

The Company records shipping and handling costs billed to customers as a component of revenue, and shipping and handling costs incurred by the Company for inbound and outbound freight are recorded as a component of cost of sales.  Total shipping and handling costs included as a component of revenue for the years ended December 31, 2008 and 2007 amounted to approximately $334,000 and $195,000, respectively.  Total shipping and handling costs included as a component of cost of sales amounted to approximately $957,000 and $506,000 for the years ended December 31, 2008 and 2007, respectively.

Classification of Expenses

Cost of Goods Sold - Cost of goods sold includes expenses primarily related to inventory purchases and contract labor, freight, duty and overhead expenses.  Overhead expenses primarily consist of third party warehouse and shipping costs.

Selling, Design and Production Expense – Selling, design and production expense primarily includes tradeshows, salaries, advertising, marketing and promotion, design fee payments, samples, travel and showroom expenses.

General and Administrative Expenses - General and administrative expenses primarily include salaries, professional fees, facility costs, travel and entertainment, depreciation and amortization expense, and other general corporate expenses.

Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), was issued in September 2006.  SAB 108 requires that public companies utilize a "dual-approach" to assessing the quantitative effects of financial misstatements.  This dual approach includes both an income statement focused assessment and a balance sheet focused assessment.  The guidance in SAB 108 must be applied to annual financial statements for fiscal years ending after November 15, 2006.  The adoption of this pronouncement has not had a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements.  SFAS No. 141R improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements.  SFAS No. 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.  SFAS No. 160 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements.  Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions.  The two statements are effective for fiscal years beginning after December 15, 2008 and management is currently evaluating the impact that the adoption of these statements may have on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows and (d) encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162 The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  The Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future consolidated financial statements.

Fair Value of Financial Information

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.  Accounts receivable and due (to) from factor: Due to the short-term nature of the receivables, the fair value approximates the carrying value.  Accounts payable and accrued expenses and customer deposit:  Due to the short-term nature of the payables, the fair value approximates the carrying value.

The Company adopted Statement of Financial Accounting Standards (“SFAS”) 157 “Fair Value Measurements” and SFAS 159 “The Fair Value Option for Financial Assets and Financial Liabilities” on January 1, 2008.  SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

•
Level I - Quoted prices (unadjusted) in active markets for identical asset or liabilities that the Company has the ability to access as of the measurement date.  Financial assets and liabilities utilizing Level I inputs include active exchange-traded securities and exchange-based derivatives.

•
Level II - Inputs other than quoted prices included within Level I that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level II inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

•
Level III - Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.  Financial assets and liabilities utilizing Level III inputs include infrequently-traded, non-exchange-based derivatives and commingled investment funds, and are measured using present value pricing models.

SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value.  The Company determined that as of December 31, 2008, there were no significant financial instruments that required fair value measurement pursuant to SFAS 157 or SFAS 159.

NOTE 3 - EARNINGS PER SHARE

The Company computes and presents earnings per share in accordance with SFAS No. 128, “Earnings Per Share”.  Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the year.

Warrants representing 3,565,000 shares of common stock at exercise prices ranging from $0.40 to $2.00 per share and stock options representing 2,716,000 shares of common stock at an exercise prices ranging from $0.30 to $1.25 per share were outstanding as of December 31, 2008, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive.

Warrants representing 3,525,000 shares of common stock at exercise prices ranging from $0.40 to $2.00 per share and stock options representing 2,416,000 shares of common stock at exercise prices ranging from $0.31 to $1.25 per share were outstanding as of December 31, 2007, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive.

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations:

Year ended December 31, 2008:	Loss (Numerator)	Shares (Denominator)	Per Share Amount
Basic loss per share:
Net loss	$(4,460,257)	36,002,563	$(0.12)

Effect of Dilutive Securities:
Options	-	-	-
Warrants	-	-	-
Loss available to common stockholders	$(4,460,257)	36,002,563	$(0.12)

Year ended December 31, 2007:
Basic loss per share:
Net loss	$(768,497)	35,200,207	$(0.02)

Effect of Dilutive Securities:
Options	-	-	-
Warrants	-	-	-
Loss available to common stockholders	$(768,497)	35,200,207	$(0.02)

NOTE 4 - DUE (TO) FROM FACTOR

The Company uses a factor for working capital and credit administration purposes.  Under the factoring agreements, the factor purchases a substantial portion of the Company’s trade accounts receivable and assumes credit risk with respect to certain accounts.

The factor agreements provide that the Company can borrow an amount up to 85% of the value of its approved factored customer invoices.  The Company can also borrow up to 50% of its eligible inventory (as defined in the agreements).  Maximum borrowings under the Company’s People’s Liberation and William Rast inventory facility are not to exceed $1.3 million of eligible inventory.  Maximum borrowings, including borrowings related to factored accounts receivable and inventory, related to the Company’s J. Lindeberg facility are not to exceed $1.5 million.  The factor commission is 0.8% of the customer invoice amount for terms up to 60 days, plus one quarter of one percent (.25%) for each additional thirty-day term.

Receivables sold in excess of maximums established by the factor are subject to recourse in the event of nonpayment by the customer.  The Company is contingently liable to the factor for merchandise disputes and customer claims on receivables sold to the factor.

To the extent that the Company draws funds prior to the deemed collection date of the accounts receivable sold to the factor, interest is charged at the factor’s prime lending rate plus 1% per annum.  Factor advances and ledger debt are collateralized by accounts receivable, inventories, equipment and general intangibles.  Ledger debt (payables to suppliers that use the same factor as the Company) amounted to approximately $12,000 and $292,000 at December 31, 2008 and 2007, respectively.  From time to time, the factor issues letters of credit and vendor guarantees on the Company’s behalf.  Outstanding letters of credit and vendor guarantees totaled approximately $91,000 as of December 31, 2008.  There were no outstanding letters of credit or vendor guarantees as of December 31, 2007.

The J. Lindeberg factoring agreements provide for corporate guaranties from the Company’s related entities, People’s Liberation, Inc., Bella Rose, LLC, and Versatile Entertainment, Inc.

Due (to) from factor is summarized as follows:

	December 31,
	2008	2007
Outstanding receivables:
Without recourse	$3,423,524	$2,490,588
With recourse	692,155	61,432
	4,115,679	2,552,020
Advances	(3,520,281)	(649,049)
Open credits	(765,767)	(385,942)
	$(170,369)	$1,517,029

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable is summarized as follows:

	December 31,
	2008	2007

Trade accounts receivable	$1,553,922	$1,125,510
Less allowance for doubtful accounts and subsequent credits	(246,000)	(96,000)
	$1,307,922	$1,029,510

NOTE 6 - INVENTORIES

Inventories are summarized as follows:

	December 31,
	2008	2007

Piece goods and trim	$1,564,727	$1,287,488
Work in process	418,710	603,394
Finished goods	2,942,001	1,942,288
	$4,925,438	$3,833,170

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

	December 31,
	2008	2007

Furniture and fixtures	$451,854	$182,505
Office equipment	256,454	184,225
Machinery and equipment	48,695	74,119
Leasehold improvements	119,910	115,699
Computer software	352,176	305,439
	1,229,089	861,987
Less accumulated depreciation and amortization	(391,738)	(249,723)
	$837,351	$612,264

Depreciation and amortization expense amounted to $257,548 and $150,137 for the years ended December 31, 2008 and 2007, respectively.

NOTE 8 – TRADEMARKS

Trademarks are summarized as follows:
	December 31,
	2008	2007

Trademarks, at cost	$662,716	$391,717
Less accumulated amortization	(62,107)	(28,358)
	$600,609	$363,359

Future annual estimated amortization expense is summarized as follows:

Years Ending December 31,
2009	$40,040
2010	40,040
2011	40,040
2012	40,040
2013	40,040
Thereafter	400,409
$600,609

Trademark amortization expense amounted to $33,749 and $20,654 for the years ended December 31, 2008 and 2007, respectively.  For the year ended December 31, 2007, the Company recorded an impairment loss of $7,955 related to trade names the Company was no longer using.  The impairment loss was charged to general and administrative expense.  There was no impairment loss recorded for the year ended December 31, 2008.

NOTE 9 - INTANGIBLE ASSET AND NONCONTROLLING INTEREST PAYABLE

Intangible asset consists of operational control rights related to the William Rast Sourcing and William Rast Licensing entities.

On or around April 27, 2005, Bella Rose entered into letter agreements (the “Letter Agreements”) with William Rast Enterprises, LLC (“WRE”).  The Letter Agreements contemplated the formation of a joint venture between the parties to exploit the William Rast™ trademark.  More particularly, the Letter Agreements contemplated the formation of a sourcing company, which would have rights to manufacture and sell William Rast branded apparel, and a licensing company, which would own the William Rast™ trademark and license rights to the trademark to the sourcing company and other parties.  The Letter Agreements also contemplated a services agreement, pursuant to which Justin Timberlake would provide personal services to the licensing company and its licensees in connection with the exploitation of the William Rast brand.

While the Letter Agreements contemplated that the venture would be operated by a separate operating entity, which entity would be owned and managed 50% by Bella Rose and 50% by WRE, the venture’s business had been operated directly by Bella Rose since inception.

On October 1, 2006, Bella Rose and WRE entered into long-form definitive agreements, including the limited liability company operating agreement of William Rast Sourcing, LLC (the “Sourcing Operating Agreement”), the limited liability company operating agreement of William Rast Licensing, LLC (the “Licensing Operating Agreement”, and together with the Sourcing Operating Agreement, the “Operating Agreements”), and the services agreement by and between William Rast Licensing and Justin Timberlake (the Operating Agreements, together with the Services Agreement, the “Transaction Documents”) to memorialize the terms set forth in the Letter Agreements, with the exception that Bella Rose has operational control over William Rast Sourcing, LLC and William Rast Licensing, LLC.

WRE received a 50% membership interest in William Rast Sourcing.  Bella Rose was granted a 50% membership interest in William Rast Sourcing in exchange for assigning all of the assets and liabilities of the William Rast apparel business operated by Bella Rose.  Profits and losses are allocated to each member in accordance with their respective membership interests.  WRE is to receive minimum annual non-cumulative profit allocations of 6% of net sales or, if less, the actual amount of profits for the year.  Bella Rose is required to loan William Rast Sourcing up to $1.8 million in unsecured working capital funds through December 31, 2007.  The Sourcing Operating Agreement also includes certain rights related to the sale or transfer of membership interests, including right of first refusal and drag along rights.

WRE also received a 50% membership interest in William Rast Licensing.  Bella Rose was granted a 50% membership interest in William Rast Licensing in exchange for contributing the William Rast™ trademarks to the company.  Profits and losses are allocated to each member in accordance with their respective membership interests.  WRE is to receive minimum annual non-cumulative profit allocations of 3% of net sales or, if less, the actual amount of profits for the year.  Bella Rose was required to loan William Rast Licensing up to $200,000 in unsecured working capital funds through December 31, 2007.  The Licensing Operating Agreement also includes certain rights related to the sale or transfer of membership interests, including right of first refusal and drag along rights.

William Rast Licensing granted William Rast Sourcing a perpetual, royalty free, exclusive, worldwide, nontransferable license to use the William Rast trademarks in connection with the sourcing, marketing and distribution of men’s, women’s and children’s apparel.

In consideration for WRE entering into the Operating Agreements on terms which give Bella Rose operational control over the Sourcing Company and the Licensing Company, which operational control the Letter Agreements provided would be 50% in favor of Bella Rose and 50% in favor of WRE, the Company, on October 1, 2006, issued to WRE 571,429 shares of its common stock, par value $0.001 per share.  The common stock issued contains restrictions related to the sale or transfer of the shares, including right of first refusal and annual volume limitations.  The market price of the Company’s common stock on the date of issuance of the shares was $0.75.  The $428,572 value of the common stock issued to WRE has been recorded as an intangible asset on Bella Rose’s financial statements.  The intangible asset is expected to have an indefinite life and will be reviewed for impairment on a quarterly basis.

The issuance of the shares of common stock to WRE was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration contained in Regulation D, only to accredited investors.  The shares of common stock may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.  No registration statement covering these securities has been filed with the United States Securities and Exchange Commission or with any state securities commission.

Pursuant to a services agreement entered into between William Rast Licensing and Justin Timberlake, Mr. Timberlake agreed to provide William Rast Licensing and its licensees (which includes William Rast Sourcing) with certain services in connection with the launch, advertising, design, and styling of William Rast branded apparel and other consumer products.  During the term of the agreement, except as otherwise provided in the agreement, the services rendered by Mr. Timberlake in the indirect endorsement of William Rast branded apparel and other consumer products were exclusive to William Rast Licensing.  The Services Agreement expired on December 31, 2008.

Beginning October 1, 2006, William Rast Sourcing and William Rast Licensing are consolidated under Bella Rose, a wholly-owned subsidiary of the Company.  Until WRE has a basis in the capital of William Rast Sourcing and William Rast Licensing, losses will not be allocated to WRE.  Instead, all losses will be recognized by Bella Rose in consolidation.  Subsequently, if profits are generated by William Rast Sourcing and William Rast Licensing, then profits will not be allocated to WRE until previously unrecognized minority losses are fully recouped by Bella Rose.  Minimum profit allocations to WRE will be accounted for as a noncontrolling interest in the consolidated financial statements of the Company.

Because net liabilities of Bella Rose were transferred to William Rast Sourcing and William Rast Licensing upon formation of the new entities, the settlement of which is the sole responsibility of Bella Rose, there was no gain or loss recognized upon the transfer of the net liabilities to the new entities.

Assets and liabilities of Bella Rose transferred to William Rast Sourcing and William Rast Licensing on October 1, 2006 were transferred at their carrying value on the books of Bella Rose on the date of transfer.

In May 2007, the limited liability company operating agreements of William Rast Sourcing, LLC and William Rast Licensing, LLC were amended and restated to reflect changes in distributions and the allocation of profits and losses among the entities members.  The amended and restated operating agreements provide for minimum quarterly cash distributions to WRE based on net revenues, as defined in the operating agreements, generated by the companies during the applicable quarter.  Effective January 1, 2007, William Rast Sourcing will pay WRE a minimum quarterly distribution of 6% of applicable net sales generated by William Rast Sourcing during the quarterly period, and William Rast Licensing will pay WRE a minimum quarterly distribution of 3% of applicable net sales generated by William Rast Licensing during the quarterly period.  Noncontrolling interest distributions are to be paid 45 days following the applicable quarter.

On November 9, 2007, the limited liability company operating agreement of William Rast Sourcing, LLC was further amended to reflect a modification of the distributions to WRE.  For the calendar quarters ending June 30, 2007, September 30, 2007 and December 31, 2007, all cash distributions William Rast Sourcing, LLC is required to pay to WRE pursuant to the amended and restated Operating Agreement shall not be paid or accrued for future payment with respect to such calendar quarters.

Total noncontrolling interest recorded for the year ended December 31, 2008 amounted to $1,326,293 and represents minimum distributions accrued for the year ended December 31, 2008.  Total noncontrolling interest recorded for the year ended December 31, 2007 amounted to $113,017 and represents distributions for the calendar quarter ended March 31, 2007, which were paid in May 2007.  Distributions to WRE are recorded as noncontrolling interest in the Company’s consolidated statements of operations.

On November 13, 2007, the Company issued a warrant to purchase 150,000 shares of its common stock to WRE.  The warrant has an exercise price of $0.40, vests immediately and has a term of five years.  The warrant was valued at approximately $27,000 using the Black Scholes valuation model.

NOTE 10- OTHER ASSETS

Other assets are summarized as follows:

	December 31,
	2008	2007

William Rast lifestyle apparel collection rights	$-	$200,000
Deposits	444,266	65,020
	$444,266	$265,020

William Rast Lifestyle Apparel Design Agreements

Effective November 15, 2007, William Rast Sourcing entered into a design services agreement  with Paris68 LLC and Johan and Marcella Lindeberg.  The design services agreement provided that the Company’s William Rast lifestyle collection be developed and designed in collaboration with Paris68, the independent design consultancy of Johan and Marcella Lindeberg.  Johan Lindeberg, best known for his role as Creative Director of the Swedish brand J. Lindeberg, designs the Company’s men’s collection while Marcella Lindeberg designs the Company’s women’s collection.  The initial collections were launched in February of 2008.  The design services agreement with Paris68 and Johan and Marcella Lindeberg was for a three-year period ending December 2010.

In accordance with the terms of the design services agreement, the Company was required to make minimum design fee payments totaling $6.5 million over the term of the agreement.  In addition to the minimum annual design fees, the design services agreement also provided for royalty payments for the contract years ending December 31, 2009 and 2010 of 7% of net sales of the collections products in excess of $7.5 million up to $20 million, and 5% of net sales of the collection’s products in excess of $20 million.

As of December 31, 2007, collection rights related to the design collection of the Company’s William Rast men’s and women’s ready-to-wear product line by Johan and Marcella Lindeberg amounted to $200,000 and represented an advance design fee payment made in accordance with the terms of the design services agreement.  Future contractual design fee payments due under the design services agreement were to be amortized in accordance with the revenue derived from sales of the collection products.  Expense amortized to sales recorded for the year ended December 31, 2008 amounted to approximately $678,000.  There was no amortization expense recorded during the year ended December 31, 2007.

Effective December 1, 2008, the design services agreement with Paris68 LLC and Johan and Marcella Lindeberg was terminated and the parties are in the process of negotiating the final terms of  a new design consulting agreement.  The Company currently has a verbal agreement with Paris68 LLC and Johan and Marcella Lindeberg which provides for the payment of design fees at a rate of $97,000 per month in addition to travel and other expenses incurred by the design team

As a result of the termination of the design services agreement dated effective November 15, 2007, prepaid design fees incurred through December 1, 2008 amounting to $1.6 million were expensed to selling, design and production expense during the fourth quarter of 2008.  Total design fees paid to Paris68 pursuant to the contract from November 15, 2007 through November 30, 2008 amounted to $2.3 million, including the $1.6 million expensed in the fourth quarter of 2008.

NOTE 11 – CHARLOTTE RUSSE DISTRIBUTION AGREEMENT

On December 16, 2008, the Company entered into an agreement (the “Agreement”) with Charlotte Russe Holding, Inc. and its wholly-owned subsidiary, Charlotte Russe Merchandising, Inc. (collectively, “Charlotte Russe”), pursuant to which the Company’s wholly-owned subsidiary, Versatile Entertainment, Inc. (“VE”), agreed to exclusively sell to Charlotte Russe, in North America and Central America, People’s Liberation™ branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel and apparel accessories.

Pursuant to the Agreement, the Company will continue to design, source, sample, fit and deliver an assortment of finished goods selected by Charlotte Russe and sell such merchandise to Charlotte Russe at wholesale prices.  Charlotte Russe has the exclusive right to market, distribute, and sell People’s Liberation branded merchandise purchased from the Company in North America and Central America through Charlotte Russe™ branded retail stores and related distribution channels, including outlet locations and direct-to-consumer sales.  The Company will cease to sell People’s Liberation branded merchandise in such territories to parties other than Charlotte Russe effective April 30, 2009.  The Company will continue to market and sell its People’s Liberation branded merchandise internationally, with the exception of Central America.  Product sales to Charlotte Russe under the terms of this agreement are expected to begin shipping in July 2009.

In consideration for the exclusive rights granted to Charlotte Russe under the Agreement, Charlotte Russe has agreed to purchase from the Company a minimum amount of People’s Liberation branded merchandise during each contract year. The aggregate minimum purchase obligation for the period from inception of the Agreement through the end of its initial term on December 31, 2012 is $65 million.  The amount of the minimum purchase obligation varies by contract year, and may be less than or greater than $65 million if the Agreement is terminated prior to expiration of the initial term or is renewed for one or more additional renewal period.

Included in customer deposits as of December 31, 2008, is a $1 million payment received from Charlotte Russe in December 2008 upon execution of the Agreement.  This deposit will be applied against future minimum purchase requirements for the first contract year of the Agreement ending June 30, 2010.

The initial term of the Agreement expires on December 31, 2012, and may be extended by Charlotte Russe for two additional one-year renewal periods with minimum purchase requirements of an aggregate of $65 million during such two-year period.  Charlotte Russe may elect to terminate the Agreement early by delivering written notice to the Company at any time between January 1, 2011 and June 30, 2011, in which event the Agreement shall terminate, at Charlotte Russe’s election, on either (i) July 1, 2011 with the payment of an early termination fee, or (ii) December 31, 2011.

In addition to its minimum purchase obligations, if Charlotte Russe elects to renew the Agreement beyond the initial term, then commencing January 1, 2013, Charlotte Russe will pay the Company a royalty equal to a negotiated percentage of the amount by which actual wholesale sales of merchandise for a contract year exceed the minimum purchase obligation for such contract year.

NOTE 12 – J. LINDEBERG USA, LLC AND DUE TO MEMBER

Effective July 1, 2008, the Company, through its wholly-owned subsidiary, Bella Rose, LLC, and Lindeberg Sweden entered into an operating agreement and other related agreements for J. Lindeberg USA.  Pursuant to the agreements, J. Lindeberg USA will source, market, and distribute J. Lindeberg™ branded apparel in the United States on an exclusive basis.  The agreements provide that the Company and Lindeberg Sweden each hold a 50% interest in J. Lindeberg USA with the business of J. Lindeberg USA being operated by the Company.  Under the terms of the agreements, Lindeberg Sweden was required to contribute to J. Lindeberg USA $20,000 in cash as well as certain assets consisting primarily of accounts receivable and inventory.  The Company was required to contribute to J. Lindeberg USA $20,000 in cash and will be required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010.  The agreements also provide that Lindeberg Sweden will, among other things, make available to J. Lindeberg USA for purchase all new collections of J. Lindeberg™ branded apparel, and provide for the factory-direct purchase by the Company of J. Lindeberg™ branded apparel on terms no less favorable to the Company than terms received by Lindeberg Sweden or its affiliates for the same or substantially the same merchandise.  In addition, the agreements provide for a license from Lindeberg Sweden to J. Lindeberg USA of the J. Lindeberg™ mark and other related marks for use in the United States on an exclusive basis for a period of 25 years.  The operating agreement provides that J. Lindeberg AB has the option to purchase the Company’s share of J. Lindeberg USA at a negotiated purchase price as outlined in the agreement.

The following table summarizes the estimated fair values of the assets and liabilities contributed on July 1, 2008 to J. Lindeberg USA.  Member contribution receivable represents in-transit inventory contributed to J. Lindeberg USA by Lindeberg Sweden in July 2008.

Current assets:
Cash	$40,000
Accounts receivable	726,191
Inventory	488,700
Member contribution receivable	1,002,669
Property and equipment	50,000
Deposits	385,140
Total assets contributed	2,692,700
Current liabilities:
Due to member	385,140
Total liabilities assumed	385,140
Net assets contributed	$2,307,560

This transaction is an acquisition of a business and accounting standards require proforma financial information to be disclosed in the Company’s annual financial statements.  Unaudited proforma consolidated results of operations for the years ended December 31, 2008 and 2007, as though J. Lindeberg USA had been acquired as of January 1, 2007, are as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2008	2007

Net sales	$36,489,010	$28,598,247
Net loss	$(4,663,099)	$(1,422,924)
Basis and diluted loss per share	$(0.13)	$ (0.04)

The pro-forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the period presented and should not be construed as being representative of future operating results.

Due to member as of December 31, 2008 represents amounts payable to J. Lindeberg AB related to finished good purchases and the New York retail store and showroom deposits.

NOTE 13 - STOCKHOLDERS’ EQUITY

On September 28, 2007 and November 2, 2007, the Company sold an aggregate of 1,060,000 shares of its common stock at a purchase price of $0.50 per share for gross proceeds after legal and other expenses amounted to $482,935, including approximately $13,000 in legal and accounting fees incurred in 2008 related to the registration of the shares, to various investors pursuant to the terms of subscription agreements entered into with each investor.

Pursuant to the terms of a certain registration rights agreement entered into with each investor, the Company agreed to provide the investors certain registration rights with respect to the shares under the Securities Act of 1933, as amended.  The registration rights agreement required that the Company file a registration statement with the Securities and Exchange Commission to register the resale of the shares by the investors and use commercially reasonable efforts to cause such registration statement to become and remain effective at least for a period ending with the first to occur of (i) the sale of the shares covered by the registration statement and (ii) the availability under Rule 144 for the investors to resell without restriction all of the shares covered by the registration statement.

NOTE 14 - STOCK INCENTIVE PLAN, OPTIONS AND WARRANTS

On January 5, 2006, the Company adopted its 2005 Stock Incentive Plan (the “Plan”), which authorized the granting of a variety of stock-based incentive awards.  The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines the recipients and terms of the awards granted.  The Plan provides for a total of 5,500,000 shares of common stock to be reserved for issuance under the Plan.

The Company recognizes stock-based compensation costs on a straight-line basis over the vesting period of each award, which is generally between one to four years.

During the year ended December 31, 2008, the Company issued 690,000 options to employees, officers and directors at exercise prices ranging from $0.30 to $0.50 per share.  During the year ended December 31, 2007, the Company issued 1,912,000 options to employees, officers, directors and outside consultants at exercise prices ranging from $0.31 to $1.25 per share.  Options to purchase 1,539,135 and 972,333 shares were exercisable as of December 31, 2008 and 2007, respectively.  Total stock based compensation expense for the years ended December 31, 2008 and 2007 was approximately $183,000 and $261,000, respectively.  The compensation expense recognized during the year ended December 31, 2008 did not change basic and diluted loss per share reported in the Company’s Statement of Operations.  The compensation expense recognized during the year ended December 31, 2007 increased basic and diluted loss per share reported in the Company’s Statement of Operations from $0.01 to $0.02 per share.  The total fair value of options granted to employees, officers, directors and outside consultants during the years ended December 31, 2008 and 2007 was approximately $101,000 and $535,000, respectively.  There were no stock options or warrants exercised during the years ended December 31, 2008 and 2007.

The fair value of options is estimated on the date of grant using the Black-Scholes option pricing model.  The valuation determined by the Black-Scholes pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables.  These variables include, but are not limited to, expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.  Stock price volatility is estimated based on a peer group of public companies and expected term is estimated using the “safe harbor” provisions provided in SAB 107.  Under SAB 110, the safe harbor provisions provided by SAB 107 were extended beyond December 31, 2007 for companies that did not have sufficient historical data to calculate the expected term of their related options.  During the year ended December 31, 2008, the Company did not have sufficient historical data to calculate expected term and the safe harbor provisions of SAB 107 were used to calculate expected term for options granted during the period.  The weighted-average assumptions the Company used as inputs to the Black-Scholes pricing model for options granted during the year ended December 31, 2008 included a dividend yield of zero, a risk-free interest rate of 2.9%, expected term of 3.7 years and an expected volatility of 58%.  The weighted-average assumptions the Company used as inputs to the Black-Scholes pricing model for options granted during the year ended December 31, 2007 included a dividend yield of zero, a risk-free interest rate of 4.1%, expected term of 5.7 years and an expected volatility of 71.5%.

For stock-based awards issued to employees and directors, stock-based compensation is attributed to expense using the straight-line single option method.  Stock-based compensation expense recognized in the Statement of Operations for the years ended December 31, 2008 and 2007 is included in selling, design and production and general and administrative expenses, and is based on awards ultimately expected to vest.  SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  For the year ended December 31, 2008, the Company did not have sufficient historical data to calculate the expected forfeiture rate and as such, the Company is recognizing forfeitures as they occur.

Options awarded to non-employees are charged to expense when the services are performed and benefit is received as provided by EITF 96-18.

For the years ended December 31, 2008 and 2007, total stock-based compensation expense included in the consolidated statements of operations was $183,058 and $261,133, charged to the following expense categories:

	Year ended December 31, 2008	Year ended December 31, 2007
Selling expense	$5,733	$26,411
Design and production	20,142	34,149
General and administrative	157,183	200,573
Total stock-based compensation	$183,058	$261,133

The following table summarizes the activity in the Plan:

	Number of Shares	Weighted Average Exercise Price

Options outstanding – January 1, 2007	1,878,000	$1.25
Granted	1,912,000	0.53
Exercised	-	-
Forfeited	(1,374,000)	1.18

Options outstanding – December 31, 2007	2,416,000	0.72
Granted	690,000	0.41
Exercised	-	-
Forfeited	(390,000)	0.79

Options outstanding – December 31, 2008	2,716,000	$0.64

Additional information relating to stock options and warrants outstanding and exercisable at December 31, 2008, summarized by exercise price, is as follows:

	Outstanding Weighted Average			Exercisable Weighted Average
		Life	Exercise		Exercise
Exercise Price Per Share	Shares	(years)	Price	Shares	Price
$ 0.30 (options)	90,000	9.5	$0.30	45,000	$0.30
$ 0.31 (options)	48,000	8.5	$0.31	48,000	$0.31
$ 0.38 (options)	280,000	8.6	$0.38	177,760	$0.38
$ 0.40 (options)	450,000	9.5	$0.40	31,250	$0.40
$ 0.40 (warrants)	150,000	3.9	$0.40	150,000	$0.40
$ 0.46 (options)	450,000	8.5	$0.46	412,500	$0.46
$ 0.50 (options)	744,000	8.9	$0.50	319,000	$0.50
$ 0.50 (warrants)	290,000	3.9	$0.50	290,000	$0.50
$ 1.25 (options)	654,000	7.6	$1.25	505,625	$1.25
$ 1.25 (warrants)	625,000	1.9	$1.25	625,000	$1.25
$ 2.00 (warrants)	2,500,000	1.9	$2.00	2,500,000	$2.00

	6,281,000	4.9	$1.23	5,104,135	$1.39

A summary of the changes in the Company’s unvested stock options is as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested stock options – January 1, 2007	1,437,417	$0.56
Granted	1,912,000	0.28
Vested	(531,750)	(0.28)
Forfeited	(1,374,000)	(0.48)

Unvested stock options – December 31, 2007	1,443,667	0.32
Granted	690,000	0.15
Vested	(566,802)	(0.27)
Forfeited	(390,000)	(0.32)

Unvested stock options – December 31, 2008	1,176,865	$0.24

As of December 31, 2008, there were 1,539,135 of vested stock options.  As of December 31, 2008, there was approximately $254,000 of total unrecognized compensation expense related to share-based compensation arrangements granted under the Plan.  The cost is expected to be recognized on a weighted-average basis over the next three years.  The aggregate intrinsic value of stock options outstanding was zero at December 31, 2008 and 2007 as the market value of the options was lower than the exercise value.

The Company has recorded a 100% valuation allowance on its deferred tax asset related to net operating loss carryforwards.  As a result, the stock-based compensation has not been tax effected on the consolidated statement of operations.  For the years ended December 31, 2008 and 2007, the deferred tax effect related to nonqualified stock options is not material.

During the year ended December 31, 2008, the Company issued a warrant to purchase 40,000 shares of its common stock to a consulting firm for services.  The warrant has an exercise price of $0.50, a five-year term and vested over the 9-month term of the service contract.  The warrant was valued at $6,700 using the Black-Scholes option pricing model.  During the year ended December 31, 2007, the Company issued a warrant to purchase 250,000 shares of its common stock to a consulting firm.  The warrant has an exercise price of $0.50, a five-year term and vested over the term of the consulting agreement.  The warrant was valued at $75,000 using the Black-Scholes option pricing model.  During the year ended December 31, 2007, the Company also issued a warrant to purchase 150,000 shares of its common stock to William Rast Enterprises.  The warrant has an exercise price of $0.40, vested immediately and has a term of five years.  The warrant was valued at approximately $27,000 using the Black Scholes valuation model.

NOTE 15 - INCOME TAXES

On November 22, 2005, People’s Liberation (formerly Century Pacific Financial Corporation) acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became a wholly-owned subsidiary of the Company.  As a result, Versatile and Bella Rose (including its 50% owned subsidiaries, William Rast Sourcing, William Rast Licensing and J. Lindeberg USA) are consolidated and taxes are reported by the parent, People’s Liberation.  Taxes are calculated on a consolidated basis at C-Corporation tax rates.

Deferred income taxes arise principally from temporary differences in the method of depreciating property and equipment for income tax reporting purposes and the recognition of expense related to the allowance for doubtful accounts for income tax reporting purposes.  The Company had Federal net operating losses available to carryforward to future periods of approximately $4.5 million as of December 31, 2008.  Federal net operating losses expire beginning 2027 and state net operating losses expire beginning 2017.  A valuation allowance has been provided for the deferred income tax asset related to net operating loss carryforwards.  At this time, the Company cannot determine that it is more likely than not that it will realize the future income tax benefits related to its net operating losses.

The Company files U.S. Federal tax returns and franchise tax returns in several U.S. states.  For the U.S. Federal return, all periods are subject to tax examination by the U.S. Internal Revenue Service.  There were no examinations by the Internal Revenue Service during the years ended December 31, 2008 and 2007.

The (benefit) provision for income taxes for the years ended December 31, 2008 and 2007 consists of the following:

	2008	2007
Federal:
Current provision	$16,788	$29,698
Deferred (benefit) provision	(46,750)	39,100
	(29,962)	68,798
State:
Current provision	2,962	5,241
Deferred (benefit) provision	(8,250)	6,900
	(5,288)	12,141
	$(35,250)	$80,939

The difference between the (benefit) provision for income taxes and the expected income tax (benefit) provision determined by applying the statutory Federal and state income tax rates to pre-tax accounting loss for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007

Federal statutory rate	34.0%	34.0%
State taxes net of Federal benefit	6.0	(6.0)
Net operating loss valuation allowance	(40.0)	(40.0)
LLC gross receipts tax	(0.6)	(2.1)
Other	1.7	—

	1.1%	(14.1)%

The components of the Company’s consolidated deferred income tax balances as of December 31, 2008 and 2007 are as follows:

	2008	2007
Deferred income tax assets - current:
Bad debt reserve	$98,000	$38,000
Other reserves	140,000	—
	238,000	38,000
Less: Valuation allowance	(238,000)	-
Net deferred income tax assets - current	$-	$38,000

Deferred income tax asset – long-term:
Net operating loss carryforwards	$1,788,000	$622,000

Deferred income tax liabilities – long-term:
Property and equipment	(155,000)	(51,000)
Excess of liabilities over assets from LLC due to exchange transaction	-	(42,000)
	1,633,000	529,000
Less: Valuation allowance	(1,633,000)	(622,000)
Deferred income taxes – long-term	$-	$(93,000)

NOTE 16 - RELATED PARTY TRANSACTIONS

Colin Dyne became Chief Executive Officer and a director of the Company on May 21, 2007.  Colin Dyne is a significant stockholder of the Company, and served as a consultant prior to joining the Company as its Chief Executive Officer, advising on strategic sales initiatives.  The Company paid $192,000 in consulting fees to Mr. Dyne during the year ended December 31, 2007.  There were no consulting fees paid to Mr. Dyne during the year ended December 31, 2008.

Mr. Dyne also serves as a member of the Board of Directors of Talon International, Inc. (OTCBB: TALN), owner of Talon zippers.  Mr. Dyne founded Tag-It, Inc., a subsidiary of Talon, in 1991.  Mr. Dyne served as Talon’s President from inception and as its Chief Executive Officer from 1997 to 2005.  During the years ended December 31, 2008 and 2007, the Company purchased trim products from Talon amounting to approximately $536,000 and $395,000, respectively.

Kenneth Wengrod, a member of the Company’s Board of Directors, currently serves as President of FTC Commercial Corp. (“FTC”), a company which he founded in 2002 and in which he holds a minority equity position.  FTC is a global finance commercial service company primarily focused in the apparel industry.  The Company is party to various factoring agreements with FTC as further described in Note 4 to the consolidated financial statements.  As of December 31, 2008, total factored accounts receivable included in due to factor amounted to approximately $4.1 million.  Outstanding advances as of December 31, 2008 amounted to approximately $3.5 million, and are included in the due to factor balance.  In connection with Mr. Wengrod’s appointment as a director, on September 21, 2007, the Company granted to Mr. Wengrod a ten-year option to purchase 24,000 shares of the Company’s common stock at an exercise price of $0.50 per share pursuant to the Company’s 2005 Stock Incentive Plan.  On June 26, 2008, Mr. Wengrod received an additional 30,000 options to purchase shares of the Company’s common stock at an exercise price of $0.30 per share as compensation for director services provided to the Company.

We are party to a consulting arrangement with Susan White, a member of the Company’s Board of Directors, pursuant to which Ms. White provides image and marketing consulting services to the Company.  During the years ended December 31, 2008 and 2007, the Company paid Ms. White approximately $53,000 and $94,000, respectively, for such consulting services.

Pursuant to a private placement transaction entered into on September 28, 2007, the Company’s former international distributor consultant, Andreas Kurz, though an entity of which he is a trustee, Akil Trust, purchased 200,000 shares of the Company’s common stock which increased Akil Trust’s aggregate holdings to 450,000 shares of the Company’s common stock as of December 31, 2007.  During the year ended December 31, 2008, Akil Trust sold it holdings in the Company’s common stock.  See Note 19 for a summary of the consulting agreement entered into by Andreas Kurz and his consulting firm, Akari International.

Pursuant to a private placement transaction entered into on September 28, 2007, the Company’s exclusive distributor in Germany, Unifa GmbH, purchased 500,000 shares of the Company’s common stock.  Net sales to this distributor amounted to approximately $1.3 million and $1.1 million during the years ended December 31, 2008 and 2007, respectively.

Pursuant to a private placement transaction entered into on September 28, 2007, the Company’s former financial advisor, Europlay Capital Advisors, LLC, purchased 200,000 shares of the Company’s common stock which increased its aggregate holdings to 450,000 shares of the Company’s common stock.  See Note 19 for a summary of the consulting agreement entered into by the Company and Europlay Capital Advisors.

NOTE 17 - SENIOR MANAGEMENT RESTRUCTURING

In the second quarter of 2007, the Company’s Board of Directors authorized management to take certain actions to restructure its senior management team.  These actions included the appointment of Colin Dyne as Chief Executive Officer and Co-Chairman of the Board of Directors, the resignation of Daniel Guez as Chief Executive Officer and his appointment as Co-Chairman of the Board of Directors, and a reduction of Mr. Guez’s salary.  The actions also included the termination of the Company’s president and the reduction of base salaries of the Company’s Chief Financial Officer and Chief Operating Officer.

On October 2, 2007, Daniel Guez, who served as the Company’s Creative Director, resigned from his position with the Company.  On October 12, 2007, Mr. Guez resigned as a member of the Board of Directors of the Company and Mr. Dyne became sole Chairman of the Board.

NOTE 18 – OFFICER COMPENSATION

Colin Dyne

On May 21, 2007, the Board of Directors appointed Colin Dyne as the Company’s Chief Executive Officer and Co-Chairman of the Board of Directors.  Mr. Dyne received an annual salary of $200,000 through March 30, 2008 and $395,000 through January 31, 2009.  On February 1, 2009, the Company temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $355,500 for Mr. Dyne through April 30, 2009.  Compensation is payable in accordance with the Company’s standard payroll practices.  Mr. Dyne also receives medical insurance reimbursements and an auto allowance of $2,000 per month.  Annual bonuses are determined at the discretion of the Board of Directors and amounted to $75,000 and $30,000 for the years ended December 31, 2008 and 2007, respectively.

Darryn Barber

On January 3, 2006, the Company entered into an employment agreement with Darryn Barber pursuant to which he served as the Company’s Chief Financial Officer and Chief Operating Officer.  The agreement was for a term of 2 years commencing as of November 22, 2005 and terminating on November 21, 2007.  Mr. Barber received a base salary of $212,000 in the first year of his appointment, and was to receive a base salary of $232,000 during the second year of his contract.  On June 5, 2007, in connection with a restructuring of senior management, the Company and Mr. Barber agreed to reduce his base salary to $200,000 per annum beginning June 5, 2007.  In addition to his base salary, Mr. Barber was to receive an annual bonus of not less than $25,000 and no more than $100,000 based on objectives determined by our Board of Directors.  On July 7, 2006, in accordance with his employment agreement, Mr. Barber was granted a stock option to purchase 300,000 shares of the Company’s common stock at an exercise price of $1.25 per share which is now fully vested.  In the event Mr. Barber was terminated without cause, the Company was to continue to pay Mr. Barber’s then current base salary for the remaining term of the agreement, without regard to any employment of Mr. Barber by a third party.

On November 8, 2006, the Company and Darryn Barber entered into an amendment to his employment agreement.  Pursuant to the amendment, Mr. Barber resigned from his position as Chief Operating Officer of the Company, effective the same date, but will continue to serve us as the Company’s Chief Financial Officer.  The amendment also extended the exercise period of Mr. Barber’s option to purchase 300,000 shares of the Company’s common stock to a period of one year following termination of Mr. Barber’s service with the Company for any reason other than for cause (as defined in the employment agreement).  Previously, Mr. Barber’s option was to remain exercisable for a period of at least six months following termination of his service with the Company for any reason other than for cause.

On June 5, 2007, the Company’s Board of Directors approved an award to Darryn Barber of options to purchase 150,000 shares of its common stock.  The options have an exercise price of $0.46 per share, the closing price of the Company’s common stock on the Over-The-Counter Bulletin Board on the date of the award, are fully vested, and have a term of ten years.

On August 7, 2007, the Company’s Board of Directors approved an award to Darryn Barber of options to purchase 100,000 shares of its common stock.  The options have an exercise price of $0.38 per share, the closing price of the Company’s common stock on the Over-The-Counter Bulletin Board on the date of the award, and have a term of ten years.  The options vested 50% on August 1, 2008, and the remaining 50% will vest in equal monthly installments thereafter through August 1, 2009.

On November 14, 2007, the Company’s Board of Directors approved an award to Darryn Barber of options to purchase 450,000 shares of its common stock.  The options have an exercise price of $0.50 per share, the closing price of the Company’s common stock on the Over-The-Counter Bulletin Board on the date of the award, and have a term of ten years.  The options vest in quarterly installments of 45,000 beginning February 14, 2008 through May 14, 2010.

Mr. Barber received an annual salary of $200,000 through March 31, 2008, $250,000 from April 1, 2008 through May 7, 2008 and $275,000 from May 8, 2008 through January 31, 2009.  On February 1, 2009, the Company temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $247,500 for Mr. Barber through April 30, 2009.  Compensation is payable in accordance with the Company’s standard payroll practices.  Mr. Barber also receives medical insurance reimbursements and an auto allowance of $1,500 per month.  Mr. Barber’s annual bonuses amounted to $22,500 and $25,000 for the years ended December 31, 2008 and 2007, respectively.

Mr. Barber was appointed President of the Company on May 8, 2008, in addition to his then and current position of Chief Financial Officer.

Thomas Nields

On November 8, 2006, Thomas Nields was appointed Chief Operating Officer of the Company.  Pursuant to an oral agreement between the Company and Mr. Nields, Mr. Nields was to be paid an annual salary of $250,000, and a discretionary bonus to be determined annually by the Company’s Board of Directors.  On June 5, 2007, in connection with a restructuring of senior management, the Company and Mr. Nields agreed to reduce his base salary to $200,000 per annum beginning June 5, 2007.  Beginning April 1, 2008 through January 31, 2009, Mr. Nields salary was increased to $235,000.  On February 1, 2009, the Company temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $211,500 for Mr. Nields through April 30, 2009.  Compensation is payable in accordance with the Company’s standard payroll practices.  Mr. Nields also receives medical insurance reimbursements and an auto allowance of $1,200 per month.  Mr. Nields’s annual bonuses amounted to $22,500 and $20,000 for the years ended December 31, 2008 and 2007, respectively.

On June 22, 2006, the Company’s Board of Directors approved an award to Thomas Nields of options to purchase 100,000 shares of the Company’s common stock.  The options have an exercise price of $1.25 per share and have a term of ten years.  The options vest 25% on July 1, 2007, and the remaining 75% shall vest in equal monthly installments thereafter through July 1, 2010.

On June 5, 2007, the Company’s Board of Directors approved an award to Thomas Nields of options to purchase 150,000 shares of the Company’s common stock.  The options have an exercise price of $0.46 per share, the closing price of the Company’s common stock on the Over-The-Counter Bulletin Board on the date of the award, are fully vested, and have a term of ten years.

On August 7, 2007, the Company’s Board of Directors approved an award to Thomas Nields of options to purchase 100,000 shares of its common stock.  The options have an exercise price of $0.38 per share, the closing price of the Company’s common stock on the Over-The-Counter Bulletin Board on the date of the award, and have a term of ten years.  The options vested 50% on August 1, 2008, and the remaining 50% shall vest in equal monthly installments thereafter through August 1, 2009.

On August 7, 2008, the Company’s Board of Directors approved an award to Thomas Nields of options to purchase 250,000 shares of its common stock.  The options have an exercise price of $0.40 per share, the closing price of the Company’s common stock on the Over-The-Counter Bulletin Board on the date of the award, and have a term of ten years.  The options vest in eight quarterly installments of 31,250 shares beginning November 7, 2008 through August 7, 2010.

Andrea Sobel

On May 22, 2008, Andrea Sobel was appointed Vice President of Branding and Licensing of the Company.  Ms. Sobel entered into an employment agreement with the Company on May 16, 2008.  Pursuant to the agreement, Ms. Sobel is employed by the Company on an "at-will" basis, and will be paid a base salary of $200,000 per annum.  During the first year of her employment, Ms. Sobel will be entitled to a bonus in the amount of three percent (3%) of license royalties received by the Company.  If at any time prior to May 16, 2011, the Company terminates Ms. Sobel's employment without cause and Ms. Sobel delivers to the Company a signed settlement agreement and general release, the Company will pay Ms. Sobel the equivalent of six months base salary, at her then current rate of pay.  On February 1, 2009, the Company temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $180,000 for Ms. Sobel through April 30, 2009.  Compensation is payable in accordance with the Company’s standard payroll practices.  Ms. Sobel also receives medical insurance reimbursements and an auto allowance of $500 per month.  Ms. Sobel’s annual bonus amounted to $7,500 for the year ended December 31, 2008.

On May 16, 2008, the Company’s Board of Directors approved an award to Andrea Sobel of options to purchase 200,000 shares of its common stock.  The options have an exercise price of $0.40 per share, the closing price of the Company’s common stock on the Over-The-Counter Bulletin Board on the date of the award, and have a term of ten years.  The options vest 100,000 shares on May 1, 2008 and 5,555 per month thereafter through October 1, 2010.

Daniel Guez

On October 2, 2007, Daniel Guez, who was serving as the Company’s Creative Director, resigned from his position with the Company.  In connection with Mr. Guez's resignation, the Company entered into a separation agreement and mutual release with Mr. Guez.  The separation agreement provided that the certain amended and restated employment agreement dated June 19, 2007 between the Company and Mr. Guez be terminated and of no further force or effect, and that except as provided in the separation agreement, all responsibilities, duties and obligations of Mr. Guez to the Company and of the Company to Mr. Guez under the employment agreement be terminated and of no further force or effect.

The separation agreement provided that the Company pay Mr. Guez three months of his base salary of $16,667 per month, and three months of his automobile allowance of $1,200 per month.  In addition, Mr. Guez and his eligible family members continued to receive medical benefits for a period of twelve months from the date of his resignation.  The separation agreement also provided that, prior to November 30, 2007,  Mr. Guez would not sell or otherwise dispose of any shares of the Company’s common stock beneficially owned by him.  In addition, Mr. Guez granted the Company a right of first refusal to purchase any of his shares of common stock if he intended to sell in a public sale prior to the earlier of January 31, 2008 and the date when Mr. Guez beneficially owned less than 10% of the Company’s common stock then issued and outstanding.

Edward Houston

In connection with the restructuring of its senior management positions in 2007, the Company eliminated the position of President.  As a consequence, on June 7, 2007, the Company terminated the employment of Edward Houston, who served as its President.  In accordance with the terms of his employment agreement, the Company paid Mr. Houston severance in the amount of $150,000 in equal bi-monthly installments over a six-month period.  A total of $154,500, including expenses, was charged to general and administrative expense in June 2007 as a result of this severance liability.  Pursuant to the terms of his employment agreement, Mr. Houston was also granted a non-qualified stock option to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $1.25 per share.  On the date of his termination, Mr. Houston held options to purchase 249,999 shares of the Company’s common stock which were fully vested, and his remaining options to purchase 750,001 shares of the Company’s common stock were forfeited.  Mr. Houston did not exercise his fully vested options and these options were subsequently forfeited also.

NOTE 19 – CONSULTING AGREEMENTS

On February 1, 2007, the Company entered into a consulting agreement with Akari Enterprises, LLC, a consulting firm formed and controlled by Andreas Kurz.  Akari Enterprises was responsible for negotiating exclusive distribution agreements with distributors outside of the United States and managed People’s Liberation and William Rast’s international distribution relationships.  The consulting agreement provided for commissions to be paid to Akari Enterprises based on a defined formula related to net international sales and terminated on December 31, 2009.  Total commissions paid to Akari International pursuant to the consulting agreement amounted to approximately $53,000 and $94,000 for the years ended December 31, 2008 and 2007, respectively.  On December 17, 2007, the Company granted Mr. Kurz an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.50 per share.  The option vested monthly through December 17, 2009 and had a term of five years.  In May 2008, the consulting agreement was terminated and the stock options granted to Andreas Kurz were subsequently forfeited.

Effective October 1, 2007, the Company entered into a consulting agreement with Europlay Capital Advisors, LLC.  Under the terms of the consulting agreement, Europlay Capital Advisors was the Company’s exclusive financial advisor to raise capital and provide other financial advisory and investment banking services for a term of one year.  Europlay Capital Advisors was to receive a fee for the successful completion of a financing transaction or acquisition at a negotiated rate.  In conjunction with the consulting agreement, the Company issued to Europlay Capital Advisors a warrant to purchase 250,000 shares of common stock at an exercise price of $0.50 per share.  The warrant vested over the term of the consulting agreement and has a term of five years.  No proceeds were received by the Company as a result of the warrant issuance.  There were no financing transactions completed by the Company pursuant to the consulting agreement and the consulting agreement was terminated in 2008.

On January 5, 2006, the Company entered into a consulting agreement with MK Sportswear.  Under the terms of the agreement, MK Sportswear was to provide sales and customer services functions on behalf of the Company.  The agreement provided for commissions at an agreed upon percentage of net sales and had a term of two years that expired on December 31, 2008.  In accordance with the agreement, on June 22, 2006 the Company issued a non-qualified stock option to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.25 per share to Mark Kanights.  The options vested 25% after one year and monthly thereafter over two years.  On August 22, 2006, the Company terminated its original agreement and entered into a new agreement with MK Sportswear and Mark Kanights, whereby Mark Kanights was to provide sales and customer service functions on behalf of the Company on an exclusive basis through July 1, 2009 and receive a monthly salary and commissions at an agreed upon percentage of net sales.  Pursuant to the new agreement, in exchange for services to be performed by Mark Kanights through July 1, 2009, the 150,000 stock options granted to Mark Kanights under the original agreement were to remain granted to him under the same terms and conditions set forth in the original agreement.  Effective January 15, 2008, the parties terminated this agreement.  Pursuant to the terms of the Company’s 2005 Stock Incentive Plan, the unexercised options were forfeited three months following termination of services.

NOTE 20 – LEASES

The Company leases its principal executive office space under a lease agreement that expires in March 2012.  The facility is approximately 13,000 sq. ft, and is located in Los Angeles, California.  It is from this facility that the Company conducts all of its executive and administrative functions.  The Company leases 7,500 square feet of warehouse space located in Los Angeles, California, to conduct its design functions and to store its trim and design library under a lease that expires in February 2010.  Finished goods are shipped from third-party warehouses in Commerce, California, and Somerset, New Jersey.  Internet products are shipped from a third-party warehouse in Long Beach, California.  The Company has showrooms located in Los Angeles, New York City and Atlanta.  The Company’s William Rast New York City showroom lease expires in April 2009 and its J. Lindeberg New York City showroom lease expires in April 2011.  The Company’s Los Angeles showroom lease expires in May 2013 and its Atlanta showroom lease expires in May 2009.  The lease agreement for the Company’s J. Lindeberg retail store located in New York City expires in June 2010.  The Company accounts for its leases in accordance with SFAS No. 13, whereby step provisions, escalation clauses, tenant improvement allowances, increases based on an existing index or rate, and other lease concessions are accounted for in the minimum lease payments and are charged to operations on a straight line basis over the related lease term.  Total rent expense for the years ended December 31, 2008 and 2007 amounted to approximately $540,000 and $341,000, respectively.

Future annual minimum payments due under the leases are summarized as follows:

Years Ending December 31,
2009	$1,085,277
2010	865,330
2011	577,524
2012	210,256
2013	41,940
$2,780,327

NOTE 21 - GEOGRAPHIC INFORMATION

The Company designs, markets and sells high-end casual apparel under the brand names People’s Liberation, William Rast and, in the United States, J. Lindeberg.  The types of products developed and sold by the Company are not sufficiently different to account for these products separately or to justify segmented reporting by product type.

The Company distributes its products internationally and has reporting requirements based on geographic regions.  All of the Company’s long-lived assets are located in the United States.  Sales are attributed to countries based on customer delivery locations, as follows:

	Year Ended December 31,
	2008	2007
Net Sales:
United States	$27,025,241	$17,793,652
Canada	2,159,282	659,192
Germany	1,067,116	1,084,940
Italy	646,261	181,967
Belgium	296,060	126,926
United Kingdom	237,496	94,553
Australia	141,788	-
Norway	84,439	-
South Africa	65,570	1,571
Greece	61,001	22,259
Mexico	38,950	15,932
Sweden	-	124,332
Other	366,889	162,053
	$32,190,093	$20,267,377

NOTE 22 - CUSTOMER CONCENTRATION

During the years ended December 31, 2008 and 2007, one customer comprised greater than 10% of the Company’s sales.  Sales to this customer amounted to 28.9% and 31.1% of net sales for the years ended December 31, 2008 and 2007, respectively.  At December 31, 2008 and 2007, receivables due (to) from this customer are included in due from factor.

NOTE 23 - SUPPLIER CONCENTRATION

During the year ended December 31, 2008, three suppliers comprised greater than 10% of the Company’s purchases.  Purchases from these suppliers amounted to 10.6%, 11.7% and 12.2% for the year ended December 31, 2008.  At December 31, 2008, accounts payable and accrued expenses included an aggregate of approximately $715,000 due to these vendors.  During the year ended December 31, 2007, four suppliers comprised greater than 10% of the Company’s purchases.  Purchases from these suppliers amounted to 10.7%, 11.3%, 11.8% and 18.6% for the year ended December 31, 2007.  At December 31, 2007, accounts payable and accrued expenses included an aggregate of approximately $934,000 due to these vendors.

During the year ended December 31, 2008, the Company purchased substantially all of its J. Lindeberg brand products from J. Lindeberg AB in Sweden, the beneficial owner of 50% of the Company’s subsidiary, J. Lindeberg USA.  Total purchases from J. Lindeberg AB for the year ended December 31, 2008 amounted to approximately $905,000.  Included in Due to Member as of December 31, 2008 is approximately $42,000 due to J. Lindeberg AB for product purchases.

NOTE 24 - OFF-BALANCE SHEET RISK AND CONTINGENCIES

Financial instruments that potentially subject the Company to off-balance sheet risk consist of factored accounts receivable.  The Company sells the majority of its trade accounts receivable to a factor and is contingently liable to the factor for merchandise disputes and other customer claims.  At December 31, 2008, total factor receivables approximated $4.1 million.  The factor also issues letters of credit and vendor guarantees on the Company’s behalf.  Outstanding letters of credit and vendor guarantees totaled approximately $91,000 as of December 31, 2008.

The Company is subject to certain legal proceedings and claims arising in connection with its business.  In the opinion of management, there are currently no claims that will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Pursuant to the operating agreement the Company entered into with J. Lindeberg USA Corp and J. Lindeberg AB, the Company contributed $20,000 in cash to its 50% owned subsidiary, J. Lindeberg USA, LLC, and will be required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010.  At this point in time, the cash amount in excess of $20,000 that the Company will be required to contribute to J. Lindeberg USA, LLC, if any, is uncertain.  The Company’s  J. Lindeberg USA, LLC, factoring agreements provide for corporate guaranties from its related entities, People’s Liberation, Inc., Bella Rose, LLC, and Versatile Entertainment, Inc.

In accordance with the bylaws of the Company, officers and directors are indemnified for certain events or occurrences arising as a result of the officer or director’s serving in such capacity.  The term of the indemnification period is for the lifetime of the officer or director.  The maximum potential amount of future payments the Company could be required to make under the indemnification provisions of its bylaws is unlimited.  At this time, the Company believes the estimated fair value of the indemnification provisions of its bylaws is minimal and therefore, the Company has not recorded any related liabilities.

In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current officers, directors and a key employee.  These agreements provide for the indemnification of our directors, officers and key employee for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.  We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors, officers and employees.

The Company enters into indemnification provisions under its agreements in the normal course of business, typically with suppliers, customers, distributors and landlords.  Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement.  These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights.  These indemnification provisions generally survive termination of the underlying agreement.  The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited.  The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements.  As a result, the Company believes the estimated fair value of these agreements is minimal.  Accordingly, the Company has not recorded any related liabilities.

NOTE 25 – PROFIT SHARING PLAN

The Company has established a 401(k) profit-sharing plan for the benefit of eligible employees.  The Company may make contributions to the plan as determined by the Board of Directors.  There were no contributions made during the years ended December 31, 2008 and 2007.

NOTE 26 – ADJUSTMENTS TO PREVIOUSLY FILED FINANCIAL STATEMENTS

The consolidated financial statements as of and for the years ended December 31, 2008 and 2007 have been updated to reflect the adoption of SFAS 160.  Effective January 1, 2009, the Company adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 describes a noncontrolling interest, sometimes called a minority interest, as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. SFAS No. 160 establishes accounting and reporting standards that require, among other items: a) the ownership interests in subsidiaries held by parties other than the parent be presented in the consolidated balance sheets within equity but separate from the parent’s equity; b) the amount of consolidated net income or loss in the consolidated statements of operations attributable to the parent and the noncontrolling interests be presented on the face of the consolidated statements of operations; and c) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling holders. The presentation and disclosure requirements of SFAS No. 160 have been applied retrospectively for all periods presented in the accompanying consolidated balance sheets, statements of operations, statement of changes in stockholders’ equity, and statements of cash flows. In addition, Note 9 includes revised disclosures regarding noncontrolling interest pursuant to the presentation requirements of SFAS No. 160.

The following reflects the changes made to the consolidated balance sheet as of December 31, 2008 from that previously filed:

	As Reported	Adjustment	As Adjusted
Minority interest payable	1,326,293	(1,326,293)	-

Minority interest	2,298,583	(2,298,583)	-

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized; 36,002,563 shares issued and outstanding at December 31, 2008 and 2007	36,002	-	36,002
Additional paid-in capital	7,951,960	-	7,951,960
Accumulated Deficit	(6,349,151)	-	(6,349,151)
Total stockholders’ equity	1,638,811	-	1,638,811
Noncontrolling interest	-	3,624,876	3,624,876
Total equity		3,624,876	5,263,687

There were no changes to the consolidated balance sheet as of December 31, 2007 as a result of the adoption of SFAS 160.

PEOPLE’S LIBERATION, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$2,642,367	$1,888,718
Due from factor	140,695	-
Accounts receivable, net of allowance for doubtful accounts	416,433	1,307,922
Inventories	4,146,542	4,925,438
Prepaid expenses and other current assets	155,073	247,672
Total current assets	7,501,110	8,369,750

Property and equipment, net of accumulated depreciation and amortization	866,473	837,351
Trademarks, net of accumulated amortization	568,583	600,609
Intangible asset	428,572	428,572
Other assets	479,781	444,266
Total assets	$9,844,519	$10,680,548

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$3,302,225	$3,801,080
Due to factor	-	170,369
Customer deposits	2,000,000	1,000,000
Due to member	653,105	427,623
Income taxes payable	24,164	17,789
Total current liabilities	5,979,494	5,416,861

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized; 36,002,563 shares issued and outstanding at March 31, 2009 and December 31, 2008	36,002	36,002
Additional paid-in capital	7,997,132	7,951,960
Accumulated deficit	(7,978,578)	(6,349,151)
Total stockholders’ equity	54,556	1,638,811

Noncontrolling interest	3,810,469	3,624,876
Total equity	3,865,025	5,263,687
Total liabilities and stockholders’ equity	$9,844,519	$10,680,548

See Notes to Consolidated Financial Statements.

PEOPLE’S LIBERATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2009	2008

Net sales	$7,530,078	$6,916,639
Cost of goods sold	4,176,153	3,484,416
Gross profit	3,353,925	3,432,223

Selling, design and production	2,793,273	1,948,960
General and administrative	1,944,396	1,106,629

Total operating expenses	4,737,669	3,055,589

(Loss) income from operations	(1,383,744)	376,634

Interest expense, net	44,090	21,251

(Loss) income before income taxes and noncontrolling interest in subsidiaries’ earnings	(1,427,834)	355,383

Provision for income taxes	16,000	8,400

Net (loss) income	(1,443,834)	346,983

Noncontrolling interest in subsidiaries’ earnings	185,593	284,648

Net (loss) income attributable to common stockholders	$(1,629,427)	$62,335

Basic and diluted (loss) income per common share	$(0.05)	$0.00

Basic weighted average common shares outstanding	36,002,563	36,002,563
Diluted weighted average common shares outstanding	36,002,563	36,070,901

See Notes to Consolidated Financial Statements.

PEOPLE’S LIBERATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net (loss) income	(1,443,834)	346,983
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	75,499	57,886
Allowance for doubtful accounts	5,000	1,000
Warrants issued for services	-	6,700
Stock based compensation	45,172	43,831
Impairment of long-lived asset	69,270	-
Loss on disposal of fixed asset	1,099	-
Changes in operating assets and liabilities:
Receivables	575,425	130,887
Inventories	778,896	62,944
Refundable income taxes	-	11,500
Prepaid expenses and other current assets	92,599	93,474
Prepaid design fees	-	(781,818)
Other assets	(35,515)	200,000
Accounts payable and accrued expenses	(498,855)	195,471
Customer deposits	1,000,000	-
Due to member	225,482	-
Income taxes payable	6,375	7,118
Net cash flows provided by operating activities	896,613	375,976

Cash flows from investing activities:
Acquisition of trademarks	(48,550)	(29,948)
Acquisition of property and equipment	(94,414)	(389,554)
Net cash flows used in investing activities	(142,964)	(419,502)

Net increase (decrease) in cash and cash equivalents	753,649	(43,526)
Cash and cash equivalents, beginning of period	1,888,718	362,505
Cash and cash equivalents, end of period	$2,642,367	$318,979

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$44,191	$21,251
Income taxes paid	12,025	1,450
Income taxes received	-	(11,668)

See Notes to Consolidated Financial Statements.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Presentation of Interim Information

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with the instructions to Form 10-Q and Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.  The accompanying unaudited consolidated financial statements reflect all normal recurring adjustments that, in the opinion of the management of People’s Liberation, Inc. (the “Company”) and subsidiaries are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented.  The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.  The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company’s Form 10-K for the year ended December 31, 2008.

2.	Organization and Nature of Operations

Organization

People’s Liberation, Inc. is the parent holding company of Versatile Entertainment, Inc. (“Versatile”), a California corporation established in April of 2001, and Bella Rose, LLC (“Bella Rose”), a California limited liability company established in May 2005, both of which were consolidated on November 22, 2005 and became wholly-owned subsidiaries of the Company on the effective date of the Company’s exchange transaction.  William Rast Sourcing, LLC (“William Rast Sourcing”) and William Rast Licensing, LLC (“William Rast Licensing”), both California limited liability companies, were formed effective October 1, 2006 and are owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC (“WRE”), an entity owned in part by Justin Timberlake.  J. Lindeberg USA, LLC (“J. Lindeberg USA”), a California limited liability company, was formed effective July 1, 2008 and is owned 50% by Bella Rose and 50% by J. Lindeberg USA Corp., a New York corporation and an entity owned by J. Lindeberg AB, a Swedish corporation (collectively “Lindeberg Sweden”).  William Rast Europe Holdings, LLC (“William Rast Europe”), a Delaware limited liability company, was formed on March 11, 2009 and is a wholly-owned subsidiary of William Rast Sourcing.

People’s Liberation, Inc. was incorporated in the State of Delaware on December 29, 1982 under the name Philco Financial Management Corp.  The Company had three wholly owned subsidiaries, Global Medical Technologies, Inc., an Arizona corporation, which was operating (“Global Medical”), and Century Pacific Fidelity Corporation and Century Pacific Investment Management Corporation, both of which were inactive and without assets or debts.

On January 31, 2005, the Company contributed all of the shares of common stock of its wholly-owned, inactive subsidiaries, Century Pacific Fidelity Corp. and Century Pacific Investment Management Corporation, to Global Medical.  In February 2005, the Company distributed all of the outstanding shares of common stock of Global Medical on a pro rata basis to its stockholders.  Following the distribution, Global Medical continued to operate its medical equipment reconditioning business as an independent company.  After this distribution, the Company existed as a “shell company” under the name of Century Pacific Financial Corporation with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

On November 22, 2005, the Company acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became its wholly-owned subsidiaries.  The Company issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of its series A convertible preferred stock, which subsequently converted into 26,595,751 shares of common stock on January 5, 2006 on a post reverse stock split basis.  The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and the Company the legal acquirer.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Effective on January 5, 2006, the Company changed its corporate name from Century Pacific Financial Corporation to People’s Liberation, Inc., completed a 1-for-9.25 reverse split of its common stock, adopted its 2005 Stock Incentive Plan, and its series A convertible preferred stock converted into common stock.  Following the conversion of the Series A convertible preferred stock, the reverse stock split on January 5, 2006, and the subsequent issuance of shares to preserve round lot holders, 34,371,134 shares of common stock were outstanding.  All share and per share information included in the accompanying consolidated financial statements reflects the effects of the reverse stock split.

Bella Rose commenced operations of its William Rast clothing line in May 2005.  Bella Rose began shipping products under the William Rast brand name in the fourth quarter of 2005.  Under an apparel brand agreement with WRE, Bella Rose had the exclusive rights to manufacture clothing and accessories under the William Rast trade name.  Under long-form definitive agreements entered into effective October 1, 2006, which superseded the apparel brand agreement, two new entities were formed, William Rast Sourcing and William Rast Licensing.  All assets and liabilities of the Bella Rose business were transferred to William Rast Sourcing effective October 1, 2006.  William Rast Sourcing has the exclusive rights to manufacture clothing with the William Rast brand name.  The William Rast trademarks were transferred to William Rast Licensing effective October 1, 2006 and William Rast Licensing has the exclusive rights to promote and license the William Rast brand.

Beginning October 1, 2006, William Rast Sourcing and William Rast Licensing are consolidated under Bella Rose.  Until WRE has a basis in the capital of William Rast Sourcing and William Rast Licensing, losses will not be allocated to WRE.  Instead, all losses will be recognized by Bella Rose in consolidation.  Subsequently, if profits are generated by William Rast Sourcing and William Rast Licensing, then profits will not be allocated to WRE until previously unrecognized noncontrolling interest losses are fully recouped by Bella Rose.  Minimum profit allocations to WRE will be accounted for as a noncontrolling interest in the consolidated financial statements of the Company.

Effective July 1, 2008, Bella Rose and Lindeberg Sweden entered into an operating agreement and other related agreements for J. Lindeberg USA.  Pursuant to the agreements, J. Lindeberg USA has the rights to source, market, and distribute J. Lindeberg™ branded apparel in the United States on an exclusive basis.  The agreements provide that Bella Rose and Lindeberg Sweden each hold a 50% interest in J. Lindeberg USA with the business of J. Lindeberg USA being operated by Bella Rose.  Bella Rose has management control over J. Lindeberg USA and therefore, beginning July 1, 2008, the operations of J. Lindeberg USA are included in the consolidated financial statements of the Company.  Profit and loss allocations to Lindeberg Sweden are recorded as a noncontrolling interest in the consolidated financial statements of the Company.

William Rast Sourcing is the sole member of William Rast Europe, an entity formed in March 2009 to distribute William Rast apparel and accessories in Europe.  There currently is no significant activity in this newly formed entity.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Nature of Operations

The Company markets and sells high-end casual apparel under the brand names “People’s Liberation,” “William Rast” and, in the United States, “J. Lindeberg,” through Versatile and Bella Rose, its wholly owned subsidiaries, and through Bella Rose’s 50% owned subsidiaries, William Rast Sourcing, William Rast Licensing and J. Lindeberg USA.  The majority of the merchandise the companies offer consists of premium denim, knits, wovens, golf wear and outerwear for men and women.  In the United States, William Rast Sourcing and J. Lindeberg USA distribute their merchandise to boutiques, specialty stores and better department stores, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus and Fred Segal.  The Company also markets and sells J. Lindeberg branded collection and golf apparel through its retail store in New York City and J. Lindeberg golf wear to green grass golf stores and boutiques in the United States.  Internationally, in select countries, William Rast Sourcing sells its products directly and through distributors to better department stores and boutiques throughout the world.

The Company commenced its William Rast clothing line in May 2005.  The Company’s William Rast clothing line is a collaboration with Justin Timberlake and his childhood friend, Trace Ayala.  In addition, the Company’s William Rast lifestyle collection is being developed and designed in collaboration with Paris68.

The Company began distributing J. Lindeberg branded apparel products in the United States on an exclusive basis beginning July 2008 in collaboration with Lindeberg Sweden.  In addition to being sold in the United States through J. Lindeberg USA, J. Lindeberg branded high-end men’s fashion and premium golf apparel is marketed and sold by Lindeberg Sweden worldwide.

The Company commenced its People’s Liberation business in July 2004.  On December 16, 2008, the Company entered into an agreement with Charlotte Russe Holding, Inc. and its wholly-owned subsidiary, Charlotte Russe Merchandising, Inc. (collectively, “Charlotte Russe”), pursuant to which the Company’s wholly-owned subsidiary, Versatile, agreed to exclusively sell to Charlotte Russe, in North America and Central America, People’s Liberation™ branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel and apparel accessories.  The Company ceased to sell People’s Liberation branded merchandise in North America and Central America to parties other than Charlotte Russe effective April 30, 2009.  The Company will continue to market and sell People’s Liberation branded merchandise internationally, with the exception of Central America.  Sales to Charlotte Russe under the terms of this agreement are expected to begin shipping in June 2009.

The Company is headquartered in Los Angeles, California, maintains showrooms in New York, Los Angeles and Atlanta, and has sales representatives in Dallas, Texas, and Orlando, Florida.

3.	Recently Adopted Accounting Pronouncements

Effective January 1, 2009, the Company adopted the provisions of SFAS 141(R), “Business Combinations (revised 2007)” (SFAS 141(R)). SFAS 141(R) retains the underlying concepts of SFAS 141, “Business Combinations” (SFAS 141) in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting, but changes the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) is effective on a prospective basis for all of business combinations for which the acquisition date is on or after January 1, 2009, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes” (SFAS 109) such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R).

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The assets and liabilities of acquired businesses are recorded at fair value at the date of acquisition under the acquisition method. The final purchase price allocation of all acquired businesses is subject to the completion of the valuation of certain assets and liabilities, as well as plans for consolidation of facilities, relocation or reduction of employees and other restructuring activities. For acquisitions subject to SFAS 141(R), during the measurement period, the Company will recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets and liabilities as of that date. The measurement period shall not exceed one year from the acquisition date. Further, any associated restructuring activities will be expensed in future periods and not recorded through purchase accounting as previously done under SFAS 141. There was no significant impact from the effects of the SFAS 141(R) changes on the Company’s acquisition activity in the first three months of 2009.

Effective January 1, 2009, the Company adopted the provisions of SFAS 160. Certain provisions of this statement are required to be adopted retrospectively for all periods presented. Such provisions include a requirement that the carrying value of noncontrolling interests (previously referred to as minority interests) be removed from the mezzanine section of the balance sheet and reclassified as equity; and consolidated net (loss) income to be recast to include net (loss) income attributable to the noncontrolling interest. As a result of this adoption, the Company reclassified noncontrolling interests in the amount of $2.3 million from the mezzanine section to equity in the December 31, 2008 balance sheet.

4.	Earnings Per Share

The Company computes and presents earnings per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share”.  Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the period.

Warrants representing 3,565,000 shares of common stock at exercise prices ranging from $0.40 to $2.00 per share and stock options representing 2,531,000 shares of common stock at exercise prices ranging from $0.30 to $1.25 per share were outstanding as of March 31, 2009, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive.

Warrants representing 3,415,000 shares of common stock at exercise prices ranging from $0.50 to $2.00 per share and stock options representing 1,876,000 shares of common stock at exercise prices ranging from $0.46 to $1.25 per share were outstanding as of March 31, 2008, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following is a reconciliation of the numerators and denominators of the basic and diluted (loss) income per share computations:

Three months ended March 31, 2009	(Loss) Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic loss per share:
Loss attributable to common stockholders	$(1,629,427)	36,002,563	$(0.05)

Effect of Dilutive Securities:
Options	-	-	-
Warrants	-	-	-
Loss attributable to common stockholders	$(1,629,427)	36,002,563	$(0.05)

Three months ended March 31, 2008
Basic income per share:
Income attributable to common stockholders	$62,335	36,002,563	$0.00

Effect of Dilutive Securities:
Options	-	56,800	-
Warrants	-	11,538	-
Income attributable to common stockholders	$62,335	36,070,901	$0.00

5.	Due from (to) Factor

Due from (to) factor is summarized as follows:

	March 31,	December 31,
	2009	2008
Outstanding receivables:
Without recourse	$3,853,281	$3,423,524
With recourse	854,408	692,155
	4,707,689	4,115,679
Advances	(3,956,647)	(3,520,281)
Open credits	(610,347)	(765,767)
	$140,695	$(170,369)

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.	Inventories

Inventories are summarized as follows:

	March 31,	December 31,
	2009	2008

Piece goods and trim	$1,082,600	$1,564,727
Work in process	153,588	418,710
Finished goods	2,910,354	2,942,001
	$4,146,542	$4,925,438

7.	Charlotte Russe Distribution Agreement and Customer Deposits

On December 16, 2008, the Company entered into an agreement (the “Agreement”) with Charlotte Russe, pursuant to which the Company’s wholly-owned subsidiary, Versatile, agreed to exclusively sell to Charlotte Russe, in North America and Central America, People’s Liberation™ branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel and apparel accessories.

Pursuant to the Agreement, the Company will continue to design, source, sample, fit and deliver an assortment of finished goods selected by Charlotte Russe and sell such merchandise to Charlotte Russe at wholesale prices.  Charlotte Russe has the exclusive right to market, distribute, and sell People’s Liberation branded merchandise purchased from the Company in North America and Central America through Charlotte Russe™ branded retail stores and related distribution channels, including outlet locations and direct-to-consumer sales.  The Company ceased to sell People’s Liberation branded merchandise in such territories to parties other than Charlotte Russe effective April 30, 2009.  The Company will continue to market and sell its People’s Liberation branded merchandise internationally, with the exception of Central America.  Product sales to Charlotte Russe under the terms of this agreement are expected to begin shipping in June 2009.

In consideration for the exclusive rights granted to Charlotte Russe under the Agreement, Charlotte Russe has agreed to purchase from the Company a minimum amount of People’s Liberation branded merchandise during each contract year. The aggregate minimum purchase obligation for the period from inception of the Agreement through the end of its initial term on December 31, 2012 is $65 million.  The amount of the minimum purchase obligation varies by contract year, and may be less than or greater than $65 million if the Agreement is terminated prior to expiration of the initial term or is renewed for one or more additional renewal periods.

Included in customer deposits as of December 31, 2008, is a $1 million payment received from Charlotte Russe in December 2008 upon execution of the Agreement.  Total advance payments received from Charlotte Russe as of March 31, 2009 amounted to $2 million.  Advance payments will be applied against future minimum purchase requirements for the related contract year of the Agreement.

The initial term of the Agreement expires on December 31, 2012, and may be extended by Charlotte Russe for two additional one-year renewal periods with minimum purchase requirements of an aggregate of $65 million during such two-year period.  Charlotte Russe may elect to terminate the Agreement early by delivering written notice to the Company at any time between January 1, 2011 and June 30, 2011, in which event the Agreement shall terminate, at Charlotte Russe’s election, on either (i) July 1, 2011 with the payment of an early termination fee, or (ii) December 31, 2011.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In addition to its minimum purchase obligations, if Charlotte Russe elects to renew the Agreement beyond the initial term, then commencing January 1, 2013, Charlotte Russe will pay the Company a royalty equal to a negotiated percentage of the amount by which actual wholesale sales of merchandise for a contract year exceed the minimum purchase obligation for such contract year.

8.	J. Lindeberg USA, LLC and Due to Member

Effective July 1, 2008, the Company, through its wholly-owned subsidiary, Bella Rose, and Lindeberg Sweden entered into an operating agreement and other related agreements for the Company’s newly formed subsidiary, J. Lindeberg USA.  Pursuant to the agreements, J. Lindeberg USA will source, market, and distribute J. Lindeberg™ branded apparel in the United States on an exclusive basis.  The agreements provide that the Company and Lindeberg Sweden each hold a 50% interest in J. Lindeberg USA with the business of J. Lindeberg USA being operated by the Company.  Under the terms of the agreements, Lindeberg Sweden was required to contribute to J. Lindeberg USA $20,000 in cash as well as certain assets consisting primarily of accounts receivable and inventory.  The Company was required to contribute to J. Lindeberg USA $20,000 in cash and will be required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010.  The agreements also provide that Lindeberg Sweden will, among other things, make available to J. Lindeberg USA for purchase all new collections of J. Lindeberg™ branded apparel, and provide for the factory-direct purchase by the Company of J. Lindeberg™ branded apparel on terms no less favorable to the Company than terms received by Lindeberg Sweden or its affiliates for the same or substantially the same merchandise.  In addition, the agreements provide for a license from Lindeberg Sweden to J. Lindeberg USA of the J. Lindeberg™ mark and other related marks for use in the United States on an exclusive basis for a period of 25 years.  The operating agreement provides that J. Lindeberg AB has the option to purchase the Company’s share of J. Lindeberg USA at a negotiated purchase price as outlined in the agreement.

The following table summarizes the estimated fair values of the assets and liabilities contributed on July 1, 2008 to J. Lindeberg USA.  Member contribution receivable represents in-transit inventory contributed to J. Lindeberg USA by Lindeberg Sweden in July 2008.

Current assets:
Cash	$40,000
Accounts receivable	726,191
Inventory	488,700
Member contribution receivable	1,002,669
Property and equipment	50,000
Deposits	385,140
Total assets contributed	2,692,700
Current liabilities:
Due to member	385,140
Total liabilities assumed	385,140
Net assets contributed	$2,307,560

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

This transaction is an acquisition of a business and accounting standards require proforma financial information to be disclosed in the Company’s most recent interim financial statements.  Unaudited proforma consolidated results of operations for the three months ended March 31, 2008, as though J. Lindeberg USA had been acquired as of January 1, 2008, are as follows:

Three Months Ended
March 31,
2008

Net sales	$9,352,798
Net income	$97,275
Basis and diluted income per share	$0.00

The pro-forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the period presented and should not be construed as being representative of future operating results.

Due to member as of March 31, 2009 and December 31, 2008 represents amounts payable to J. Lindeberg AB related to finished good purchases and the New York retail store and showroom deposits.

9.	Stock Based Compensation

On January 5, 2006, the Company adopted its 2005 Stock Incentive Plan (the “Plan”), which authorized the granting of a variety of stock-based incentive awards.  The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines the recipients and terms of the awards granted.  The Plan provides for a total of 5,500,000 shares of common stock to be reserved for issuance under the Plan.

The Company recognizes stock-based compensation costs on a straight-line basis over the vesting period of each award, which is generally between one to four years.

During the three months ended March 31, 2009 and 2008, the Company did not grant any options and no options or warrants were exercised.  Options to purchase 1,607,542 and 1,003,999 shares were exercisable as of March 31, 2009 and 2008, respectively.  Total stock based compensation expense for the three months ended March 31, 2009 and 2008 was approximately $45,000 and $44,000, respectively.  The compensation expense recognized during the three months ended March 31, 2009 increased basic and diluted loss per share reported in the Company’s Statements of Operations by $0.01 per share.  The compensation expense recognized during the three months ended March 31, 2008 did not change basic and diluted income per share reported in the Company’s Statements of Operations.

The fair value of options is estimated on the date of grant using the Black-Scholes option pricing model.  The valuation determined by the Black-Scholes pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables.  These variables include, but are not limited to, expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.  Stock price volatility is estimated based on a peer group of public companies and expected term is estimated using the “safe harbor” provisions provided in SAB 107.  Under SAB 110, the safe harbor provisions provided by SAB 107 were extended beyond December 31, 2007 for companies that did not have sufficient historical data to calculate the expected term of their related options.  During the year ended December 31, 2008, the Company did not have sufficient historical data to calculate expected term and the safe harbor provisions of SAB 107 were used to calculate expected term for options granted during the period.  The weighted-average assumptions the Company used as inputs to the Black-Scholes pricing model for options granted during the year ended December 31, 2008 included a dividend yield of zero, a risk-free interest rate of 2.9%, expected term of 3.7 years and an expected volatility of 58%.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For stock-based awards issued to employees and directors, stock-based compensation is attributed to expense using the straight-line single option method.  Stock-based compensation expense recognized in the Statement of Operations for the three months ended March 31, 2009 and 2008 is included in selling, design and production expense and general and administrative expense, and is based on awards ultimately expected to vest.  SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  For the three months ended March 31, 2009 and 2008, the Company did not have sufficient historical data to calculate the expected forfeiture rate and as such, the Company is recognizing forfeitures as they occur.

Options awarded to non-employees are charged to expense when the services are performed and benefit is received as provided by EITF 96-18.

For the three months ended March 31, 2009 and 2008, total stock-based compensation expense included in the consolidated statements of operations was $45,172 and $43,831, charged to the following expense categories:

	Three months ended March 31, 2009	Three months ended March 31, 2008
Selling, design and production	$6,277	$8,950
General and administrative	38,895	34,881
Total stock-based compensation	$45,172	$43,831

The following table summarizes the activity in the Plan:

	Number of Shares	Weighted Average Exercise Price

Options outstanding – January 1, 2008	2,416,000	$0.72
Granted	690,000	0.41
Exercised	-	-
Forfeited	(390,000)	0.79

Options outstanding – December 31, 2008	2,716,000	0.64
Granted	-	-
Exercised	-	-
Forfeited	(185,000)	0.89

Options outstanding – March 31, 2009	2,531,000	$0.62

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Additional information relating to stock options and warrants outstanding and exercisable at March 31, 2009, summarized by exercise price, is as follows:

	Outstanding Weighted Average			Exercisable Weighted Average
		Life	Exercise		Exercise
Exercise Price Per Share	Shares	(years)	Price	Shares	Price
$0.30 (options)	90,000	9.3	$0.30	67,500	$0.30
$0.31 (options)	48,000	8.3	$0.31	48,000	$0.31
$0.38 (options)	265,000	8.4	$0.38	199,215	$0.38
$0.40 (options)	450,000	9.3	$0.40	62,500	$0.40
$0.40 (warrants)	150,000	3.7	$0.40	150,000	$0.40
$0.46 (options)	415,000	8.3	$0.46	400,625	$0.46
$0.50 (options)	709,000	8.7	$0.50	361,494	$0.50
$0.50 (warrants)	290,000	3.7	$0.50	290,000	$0.50
$1.25 (options)	554,000	7.4	$1.25	468,208	$1.25
$1.25 (warrants)	625,000	1.7	$1.25	625,000	$1.25
$2.00 (warrants)	2,500,000	1.7	$2.00	2,500,000	$2.00

	6,096,000	4.6	$1.24	5,172,542	$1.37

A summary of the changes in the Company’s unvested stock options is as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested stock options – January 1, 2008	1,443,667	$0.32
Granted	690,000	0.15
Vested	(566,802)	(0.27)
Forfeited	(390,000)	(0.32)

Unvested stock options – December 31, 2008	1,176,865	0.24
Granted	-	-
Vested	(68,407)	(0.11)
Forfeited	(185,000)	(0.34)

Unvested stock options – March 31, 2009	923,458	$0.23

As of March 31, 2009, there were 1,607,542 of vested stock options.  As of March 31, 2009, there was approximately $178,000 of total unrecognized compensation expense related to share-based compensation arrangements granted under the Plan.  The cost is expected to be recognized on a weighted-average basis over the next three years.  The aggregate intrinsic value of stock options outstanding was zero at March 31, 2009 as the market value of the options was lower than the exercise value.

The Company has recorded a 100% valuation allowance on its deferred tax asset related to net operating loss carryforwards.  As a result, the stock-based compensation has not been tax effected on the consolidated statement of operations.  For the three months ended March 31, 2009 and 2008, the deferred tax effect related to nonqualified stock options is not material.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On March 19, 2008, the Company issued a warrant to purchase 40,000 shares of its common stock to a consulting firm for services.  The warrant has an exercise price of $0.50, a five-year term and vests over the 9-month term of the service contract.  The warrant was valued at $6,700 using the Black-Scholes option pricing model.

10.	Consulting Agreement

Effective April 1, 2009, the Company entered into a consulting agreement with Innovative Brand Solutions LLC, an entity owned by one of the Company’s directors, Susan White.  The agreement provides that Susan White, through Innovative Brand Solutions, LLC, will provide marketing and branding services on behalf of the Company and receive a monthly payment of $10,000 for a period of one year ending April 1, 2010.

11.	Customer and Supplier Concentrations

During the three months ended March 31, 2009 and 2008, one customer comprised greater than 10% of the Company’s sales.  Sales to this customer amounted to 32.9% and 28.5% of net sales for the three months ended March 31, 2009 and 2008, respectively.  At March 31, 2009 and 2008, the majority of receivables due from this customer are sold to the factor and are included in the due from factor balance.

During the three months ended March 31, 2009, two suppliers comprised greater than 10% of the Company’s purchases.  Purchases from these suppliers amounted to 13.7% and 18.1% for the three months ended March 31, 2009.  During the three months ended March 31, 2008, four suppliers comprised greater than 10% of the Company’s purchases.  Purchases from these suppliers amounted to 11.4%, 11.7%, 17.9% and 18.0% for the three months ended March 31, 2008.  At March 31, 2009 and 2008, accounts payable and accrued expenses included an aggregate of approximately $199,000 and $589,000, respectively, due to these vendors.

During the three months ended March 31, 2009, the Company purchased substantially all of its J. Lindeberg brand products from J. Lindeberg AB in Sweden.  Total purchases from J. Lindeberg AB for the three months ended March 31, 2009 amounted to approximately $1.2 million.  Included in Due to Member as of March 31, 2009 is approximately $268,000 due to J. Lindeberg AB for product purchases.

12.	Off Balance Sheet Risk and Contingencies

Financial instruments that potentially subject the Company to off-balance sheet risk consist of factored accounts receivable.  The Company sells the majority of its trade accounts receivable to a factor and is contingently liable to the factor for merchandise disputes and other customer claims.  At March 31, 2009, total factor receivables approximated $4.7 million.  The factor also issues letters of credit and vendor guarantees on the Company’s behalf.  There were no outstanding letters of credit or vendor guarantees as of March 31, 2009.

The Company is subject to certain legal proceedings and claims arising in connection with its business.  In the opinion of management, there are currently no claims that will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Pursuant to the operating agreement the Company entered into with J. Lindeberg USA Corp and J. Lindeberg AB, the Company contributed $20,000 in cash to its 50% owned subsidiary, J. Lindeberg USA, LLC, and will be required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010.  At this point in time, the cash amount in excess of $20,000 that the Company will be required to contribute to J. Lindeberg USA, LLC, if any, is uncertain.  The Company’s  J. Lindeberg USA, LLC, factoring agreements provide for corporate guaranties from its related entities, People’s Liberation, Inc., Bella Rose, LLC, and Versatile Entertainment, Inc.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In accordance with the bylaws of the Company, officers and directors are indemnified for certain events or occurrences arising as a result of the officer or director’s serving in such capacity.  The term of the indemnification period is for the lifetime of the officer or director.  The maximum potential amount of future payments the Company could be required to make under the indemnification provisions of its bylaws is unlimited.  At this time, the Company believes the estimated fair value of the indemnification provisions of its bylaws is minimal and therefore, the Company has not recorded any related liabilities.

In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current officers, directors and a key employee.  These agreements provide for the indemnification of our directors, officers and key employee for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.  We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors, officers and employees.

The Company enters into indemnification provisions under its agreements in the normal course of business, typically with suppliers, customers, distributors and landlords.  Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement.  These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights.  These indemnification provisions generally survive termination of the underlying agreement.  The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited.  The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements.  As a result, the Company believes the estimated fair value of these agreements is minimal.  Accordingly, the Company has not recorded any related liabilities.

13.	New Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows and (d) encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of this pronouncement did not have a material impact on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162 The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  The Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The adoption of this pronouncement did not have a material impact on the Company’s consolidated financial statements.

PEOPLE’S LIBERATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future consolidated financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.  The selling shareholders whose shares are being registered will bear all selling and other expenses.

Amount

Registration fee – Securities and Exchange Commission	$12,900
Legal fees and expenses	$105,000
Accounting fees and expenses	$21,000
Miscellaneous expenses	$2,000
Total	$140,900

ITEM 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful.

In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article Fifth, paragraph D of our certificate of incorporation states that no director shall have personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  However, the provision does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporations law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX, Section 1 of our bylaws states that we shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the company, or is or was serving at the request of the company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware.  Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by our stockholders.

In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current officers, directors and a key employee.  These agreements provide for the indemnification of our directors, officers and key employee for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.  We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors, officers and key employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Exhibit Number

Amended and Restated Certificate of Incorporation	3.1
Bylaws of Registrant	3.2
Form of indemnity agreement	10.1

ITEM 15.	Recent Sales of Unregistered Securities.

Issuance of Shares to William Rast Enterprises, LLC

On October 1, 2006, we issued to William Rest Enterprises, LLC (“WRE”), 571,429 shares of our common stock, pursuant to a stock subscription agreement entered into between WRE and us. The issuance of the shares were in consideration of WRE entering into operating agreements with Bella Rose which gave Bella Rose operational control over a sourcing company, which will have the rights to manufacture and sell William Rast branded apparel, and a licensing company, which will own the William Rast(TM) trademark and license rights to the trademark to the sourcing company and other parties. The issuance of the shares of common stock to WRE was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2). We made this determination based on the representations of WRE which included, in pertinent part, that WRE is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that WRE was acquiring our common stock for investment purposes for its own account and not as nominees or agent, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that WRE understood that the common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Capital Raise

On September 28, 2007, we sold an aggregate of 900,000 shares of our common stock, par value $0.001 per share, at $0.50 per share, for gross proceeds of $450,000 to various investors in a private placement. On November 2, 2007, also in a private placement, we sold an additional 160,000 shares of our common stock at a purchase price of $0.50 per share for gross proceeds of $80,000. The aforementioned shares were sold pursuant to the terms of a subscription agreement entered into with each investor.

The offer and sale of the aforementioned shares to the investors pursuant to the subscription agreements was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as the shares were sold to accredited investors, without a view to distribution and were not sold through any general solicitation or advertisement. We made this determination based on the representations of the investors which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such persons were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that each person understood that the common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Warrant Issued to Europlay Capital Advisors, LLC

Effective October 1, 2007, we entered into a consulting agreement with Europlay Capital Advisors, LLC. Under the terms of the consulting agreement, Europlay Capital Advisors will be our exclusive financial advisor to raise capital and provide other financial advisory and investment banking services to us for a term of one year. In conjunction with the consulting agreement, we issued to Europlay Capital Advisors a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vests over a period of twelve months in equal monthly installments and has a term of five years. No proceeds were received by us as a result of the warrant issuance.

In issuing the warrant without registration under the Securities Act, we relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated thereunder, as the warrant was issued to an accredited investor, without a view to distribution, and was not issued through any general solicitation or advertisement. We made this determination based on the representations of Europlay which included, in pertinent part, that Europlay is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that Europlay was acquiring the warrant for investment purposes for its own account and not as nominees or agent, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that Europlay understood that the warrant may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Issuance of Warrant to William Rast Enterprises, LLC

On November 13, 2007, we issued a warrant to purchase 150,000 shares of our common stock to William Rast Enterprises, LLC. The warrant has an exercise price of $0.40, vests immediately and has a term of five years. No proceeds were received by the company as a result of the warrant issuance.

In issuing the warrant without registration under the Securities Act, we relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated thereunder, as the warrant was issued to an accredited investor, without a view to distribution, and was not issued through any general solicitation or advertisement. We made this determination based on the representations of WRE which included, in pertinent part, that WRE is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that WRE was acquiring the warrant for investment purposes for its own account and not as nominees or agent, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that WRE understood that the warrant may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Issuance of Warrant to CCG Investor Relations

On March 19, 2008, we issued a warrant to purchase 40,000 shares of our common stock to CCG Investor Relations (“CCG”), a consulting firm providing investor relations services to us. The warrant has an exercise price of $0.50 per share, a five-year term and vested over the nine-month term of the investor relations contract.  No proceeds were received by the company as a result of the issuance of the warrant.

In issuing the warrant without registration under the Securities Act, we relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated thereunder, as the warrant was issued to an accredited investor, without a view to distribution, and was not issued through any general solicitation or advertisement. We made this determination based on the representations of CCG which included, in pertinent part, that CCG is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that CCG was acquiring the warrant for investment purposes for its own account and not as nominees or agent, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that CCG understood that the warrant may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a)           The following exhibits are filed herewith:

Exhibit Number	Exhibit Title

2.1	Contribution Agreement, effective as of July 1, 2008, by and among J. Lindeberg, USA, LLC, Bella Rose, LLC and J. Lindeberg USA Corp. (1)

2.2
Exchange Agreement by and among Century Pacific Financial Corporation, Versatile Entertainment, Inc., the stockholders of Versatile, Bella Rose, LLC, and the members of Bella Rose dated October 28, 2005. (16)

3.1	Amended and Restated Certificate of Incorporation of People’s Liberation, Inc. (2)

3.2	Bylaws of People’s Liberation, Inc.(3)

4.1	2005 People’s Liberation, Inc. Option Plan. (3) **

5.1	Opinion of Stubbs Alderton & Markiles, LLP

10.1	Form of Indemnity Agreement. (3)

10.2	Factor Agreement entered into on October 14, 2004 by and between Versatile and FTC Commercial Corp. (3)

10.3	Amendment No. 1 To Factoring Agreement between Versatile and FTC Commercial Corp. dated September 30, 2005 (4)

10.4	Factoring Agreement entered into by and between Bella Rose and FTC Commercial Corp. dated October 12, 2005 (4)

10.5	Registration Rights Agreement dated November 23, 2005 among the Registrant and Sanders Morris Harris Inc. as agent and attorney-in-fact for the Investors identified therein. (4)

10.6	Form of Common Stock Purchase Warrant. (4)

10.7	Amended and Restated Limited Liability Company Operating Agreement of William Rast Licensing, LLC, dated as of January 1, 2007 by and between Bella Rose, LLC and William Rast Enterprises, LLC (5)

10.8	Amended and Restated Limited Liability Company Operating Agreement of William Rast Sourcing, LLC, dated as of January 1, 2007 by and between Bella Rose, LLC and William Rast Enterprises, LLC (5)

10.9	Factoring Agreement entered into on October 1, 2006 by and between William Rast Sourcing, LLC and FTC Commercial Corp. (6)

10.10	Letter Agreement by and between William Rast Sourcing, LLC and FTC Commercial Corp. dated October 1, 2006 (6)

10.11	Letter Agreement by and between Versatile Entertainment, Inc. and FTC Commercial Corp. dated September 1, 2006. (6)

10.12	Amendment No. 1 to Inventory Loan Facility Agreement entered into on October 1, 2006 by and between Versatile Entertainment, Inc. and FTC Commercial Corp. (6)

10.13	Letter Agreement by and between Bella Rose, LLC d/b/a William Rast and FTC Commercial Corp. dated September 1, 2006. (6)

10.14	Employment Agreement of Daniel Guez dated January 12, 2007. (7) **

10.15	Addendum entered into as of May 21, 2007 by and between People's Liberation, Inc. and Daniel S. Guez. (8) **

10.16	Amended and Restated Employment Agreement dated as of the 19th day of June, 2007 by and between People's Liberation, Inc. and Daniel S. Guez. (9) **

10.17	Separation Agreement dated October 5, 2007, by and between People's Liberation, Inc. and Daniel S. Guez. (10)

10.18	Registration Rights Agreement dated September 28, 2007, by and among People’s Liberation and the investors identified on the signature pages thereof. (11)

10.19	Form of Warrant issued to Europlay Capital Advisors, LLC, dated October 1, 2007. (11)

10.20	Form of Warrant issued to William Rast Enterprises, LLC, dated November 13, 2007. (11)

10.21
First Amendment to Amended and Restated Operating Agreement of William Rast Sourcing, LLC dated as of November 9, 2007, and effective as of April 1, 2007, by and between Bella Rose, LLC and William Rast Enterprises, LLC. (12)

10.22
First Amendment to Amended and Restated Operating Agreement of William Rast Licensing, LLC dated as of November 9, 2007, and effective as of April 1, 2007, by and between Bella Rose, LLC and William Rast Enterprises, LLC. (12)

10.23	Consulting Agreement entered into on February 1, 2007, by and between Versatile Entertainment, Inc. and Akari Enterprises, LLC. (12)

10.24	Amendment No. 1 to Inventory Loan Facility Agreement entered into as of October 23, 2007, by and between FTC Commercial Corp. and William Rast Sourcing, LLC. (12)

10.25	Amendment No. 2 to Inventory Loan Facility Agreement entered into as of October 23, 2007 by and between FTC Commercial Corp. and Versatile Entertainment, Inc. (12)

10.26	Engagement Letter by and between People's Liberation and Europlay Capital Advisors dated October 1, 2007. (12)(13)

10.27	Design Services Agreement between William Rast Sourcing, LLC and Paris68, LLC dated February 27, 2008. (14)

10.28	Employment Agreement by and between People’s Liberation, Inc. and Andrea Sobel dated May 16, 2008. (15) **

10.29	Operating Agreement of J. Lindeberg USA, LLC, effective as of July 1, 2008, by and among J. Lindeberg USA, LLC, Bella Rose, LLC and J. Lindeberg USA Corp. (1)

10.30	JL Sweden Services Agreement, effective as of July 1, 2008, by and between J. Lindeberg AB and J. Lindeberg USA, LLC. (1)

10.31	Management Services Agreement, effective as of July 1, 2008, by and between People's Liberation, Inc. and J. Lindeberg USA, LLC. (1)

10.32	Trademark License Agreement, effective as of July 1, 2008, by and between J. Lindeberg AB and J. Lindeberg USA, LLC. (1)

10.33	Factoring Agreement, dated August 6, 2008, by and between J. Lindeberg USA, LLC and FTC Commercial Corp. (1)

10.34	Inventory Loan Facility Agreement, dated August 6, 2008, by and between J. Lindeberg USA, LLC and FTC Commercial Corp. (1)

10.35	Form of Guaranty entered into in favor of FTC Commercial Corp. (1)

10.36
Letter Agreement, dated December 16, 2008, by and between Charlotte Russe Holding, Inc. and its wholly-owned subsidiary, Charlotte Russe Merchandising, Inc., the Company, and the Company’s wholly-owned subsidiary Versatile Entertainment, Inc. (17) (18)

10.37	Standard Office Lease, dated January 22, 2009, by and between 1212 Flower Real Estate, LLC and People’s Liberation, Inc. (18)
10.38	Standard Industrial/Commercial Multi-Tenant Lease- Gross, dated January 22, 2009, by and between 1212 Flower Real Estate, LLC and People’s Liberation, Inc. (18)
10.39	Addendum to Standard Industrial/Commercial Multi-Tenant Lease- Gross, dated January 22, 2009, by and between 1212 Flower Real Estate, LLC and People’s Liberation, Inc. (18)
10.40	Independent Consulting Agreement entered into by and between People’s Liberation, Inc. and Susan White effective April 1, 2009. (19)

21.1	Subsidiaries of People’s Liberation, Inc. (18)

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Stubbs Alderton & Markiles, LLP (included in exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by referenced to our Current Report on Form 8-K (dated August 6, 2008), filed on August 12, 2008.
(2)	Incorporated by referenced to our Current Report on Form 8-K (dated July 14, 2008), filed on July 18, 2008.
(3)	Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-130930), filed on January 9, 2006.
(4)	Incorporated by reference to our Current Report on Form 8-K (dated November 22, 2005), filed November 25, 2005.
(5)	Incorporated by reference to our Current Report on Form 8-K (dated May 8, 2007), filed with the Securities and Exchange Commission on May 14, 2007.
(6)	Incorporated by reference to our Current Report on Form 10-KSB filed March 16, 2007.
(7)	Incorporated by reference to our Current Report on Form 8-K (dated January 12, 2007), filed on January 17, 2007.
(8)	Incorporated by reference to our Current Report on Form 8-K (dated May 21, 2007), filed on May 24, 2007.
(9)	Incorporated by reference to our Current Report on Form 8-K (dated June 19, 2007), filed on June 25, 2007.
(10)	Incorporated by reference to our Current Report on Form 8-K (dated October 2, 2007), filed with the Securities and Exchange Commission on October 9, 2007.
(11)	Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2007.
(12)	Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-147684) filed on November 28, 2007.
(13)
Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange  Commission  pursuant to a  request for an order granting  confidential  treatment pursuant to Rule 406 of the General Rules and  Regulations  under the  Securities Act of 1933, as amended.

(14)	Incorporated by reference to our Current Report on Form 10-KSB filed March 24, 2008.
(15)	Incorporated by reference to our Current Report on Form 8-K (dated May 16, 2008), filed with the Securities and Exchange Commission on May 22, 2008.
(16)	Incorporated by reference to our Current Report on Form 8-K (dated October 28, 2005) filed November 1, 2005.
(17)
Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission  pursuant to a  request for an order granting  confidential  treatment pursuant to Rule 24b-2 of the Rules and  Regulations  under the  Securities and Exchange Act of 1934, as amended.

(18)	Incorporated by reference to our Annual Report on Form 10-K filed on March 31, 2009.
(19)	Incorporated by reference to our Quarterly Report on Form 10-Q filed on May 15, 2009.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Exchange Agreement have been omitted. The Registrant undertakes to supplementally furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

**  Each a management contract or compensatory plan or arrangement required to be filed as an exhibit to this registration statement.

(b)           Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h)           Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, California, on May 29 2009.

PEOPLE’S LIBERATION, INC.
(Registrant)

By:	/s/ Darryn Barber
Darryn Barber
Chief Financial Officer and President
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

The undersigned directors and officers of People's Liberation, Inc. do hereby constitute and appoint Colin Dyne and Darryn Barber, and each of them, with full power of substitution and resubstitution, as their true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Exchange Act of 1934, as amended and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Post Effective Amendment No. 2 to Registration Statement on Form S-1, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Colin Dyne	Chief Executive Officer, Secretary,	May 29 2009
Colin Dyne	and Director (Principal Executive Officer)

/s/ Darryn Barber	Chief Financial Officer and President	May 29 2009
Darryn Barber	(Principal Financial and Accounting Officer)

/s/ Susan White	Director	May 29 2009
Susan White

/s/ Ken Wengrod	Director	May 29 2009
Ken Wengrod

/s/ Dean Oakey	Director	May 29 2009
Dean Oakey

S-1

EXHIBIT INDEX

(a)           The following exhibits are filed herewith:

Exhibit Number	Exhibit Title

2.1	Contribution Agreement, effective as of July 1, 2008, by and among J. Lindeberg, USA, LLC, Bella Rose, LLC and J. Lindeberg USA Corp. (1)

2.2
Exchange Agreement by and among Century Pacific Financial Corporation, Versatile Entertainment, Inc., the stockholders of Versatile, Bella Rose, LLC, and the members of Bella Rose dated October 28, 2005. (16)

3.1	Amended and Restated Certificate of Incorporation of People’s Liberation, Inc. (2)

3.2	Bylaws of People’s Liberation, Inc.(3)

4.1	2005 People’s Liberation, Inc. Option Plan. (3) **

5.1	Opinion of Stubbs Alderton & Markiles, LLP

10.1	Form of Indemnity Agreement. (3)

10.2	Factor Agreement entered into on October 14, 2004 by and between Versatile and FTC Commercial Corp. (3)

10.3	Amendment No. 1 To Factoring Agreement between Versatile and FTC Commercial Corp. dated September 30, 2005 (4)

10.4	Factoring Agreement entered into by and between Bella Rose and FTC Commercial Corp. dated October 12, 2005 (4)

10.5	Registration Rights Agreement dated November 23, 2005 among the Registrant and Sanders Morris Harris Inc. as agent and attorney-in-fact for the Investors identified therein. (4)

10.6	Form of Common Stock Purchase Warrant. (4)

10.7	Amended and Restated Limited Liability Company Operating Agreement of William Rast Licensing, LLC, dated as of January 1, 2007 by and between Bella Rose, LLC and William Rast Enterprises, LLC (5)

10.8	Amended and Restated Limited Liability Company Operating Agreement of William Rast Sourcing, LLC, dated as of January 1, 2007 by and between Bella Rose, LLC and William Rast Enterprises, LLC (5)

10.9	Factoring Agreement entered into on October 1, 2006 by and between William Rast Sourcing, LLC and FTC Commercial Corp. (6)

10.10	Letter Agreement by and between William Rast Sourcing, LLC and FTC Commercial Corp. dated October 1, 2006 (6)

10.11	Letter Agreement by and between Versatile Entertainment, Inc. and FTC Commercial Corp. dated September 1, 2006. (6)

10.12	Amendment No. 1 to Inventory Loan Facility Agreement entered into on October 1, 2006 by and between Versatile Entertainment, Inc. and FTC Commercial Corp. (6)

10.13	Letter Agreement by and between Bella Rose, LLC d/b/a William Rast and FTC Commercial Corp. dated September 1, 2006. (6)

10.14	Employment Agreement of Daniel Guez dated January 12, 2007. (7) **

10.15	Addendum entered into as of May 21, 2007 by and between People's Liberation, Inc. and Daniel S. Guez. (8) **

10.16	Amended and Restated Employment Agreement dated as of the 19th day of June, 2007 by and between People's Liberation, Inc. and Daniel S. Guez. (9) **

10.17	Separation Agreement dated October 5, 2007, by and between People's Liberation, Inc. and Daniel S. Guez. (10)

10.18	Registration Rights Agreement dated September 28, 2007, by and among People’s Liberation and the investors identified on the signature pages thereof. (11)

10.19	Form of Warrant issued to Europlay Capital Advisors, LLC, dated October 1, 2007. (11)

10.20	Form of Warrant issued to William Rast Enterprises, LLC, dated November 13, 2007. (11)

10.21
First Amendment to Amended and Restated Operating Agreement of William Rast Sourcing, LLC dated as of November 9, 2007, and effective as of April 1, 2007, by and between Bella Rose, LLC and William Rast Enterprises, LLC. (12)

10.22
First Amendment to Amended and Restated Operating Agreement of William Rast Licensing, LLC dated as of November 9, 2007, and effective as of April 1, 2007, by and between Bella Rose, LLC and William Rast Enterprises, LLC. (12)

10.23	Consulting Agreement entered into on February 1, 2007, by and between Versatile Entertainment, Inc. and Akari Enterprises, LLC. (12)

10.24	Amendment No. 1 to Inventory Loan Facility Agreement entered into as of October 23, 2007, by and between FTC Commercial Corp. and William Rast Sourcing, LLC. (12)

10.25	Amendment No. 2 to Inventory Loan Facility Agreement entered into as of October 23, 2007 by and between FTC Commercial Corp. and Versatile Entertainment, Inc. (12)

10.26	Engagement Letter by and between People's Liberation and Europlay Capital Advisors dated October 1, 2007. (12)(13)

10.27	Design Services Agreement between William Rast Sourcing, LLC and Paris68, LLC dated February 27, 2008. (14)

10.28	Employment Agreement by and between People’s Liberation, Inc. and Andrea Sobel dated May 16, 2008. (15) **

10.29	Operating Agreement of J. Lindeberg USA, LLC, effective as of July 1, 2008, by and among J. Lindeberg USA, LLC, Bella Rose, LLC and J. Lindeberg USA Corp. (1)

10.30	JL Sweden Services Agreement, effective as of July 1, 2008, by and between J. Lindeberg AB and J. Lindeberg USA, LLC. (1)

10.31	Management Services Agreement, effective as of July 1, 2008, by and between People's Liberation, Inc. and J. Lindeberg USA, LLC. (1)

10.32	Trademark License Agreement, effective as of July 1, 2008, by and between J. Lindeberg AB and J. Lindeberg USA, LLC. (1)

10.33	Factoring Agreement, dated August 6, 2008, by and between J. Lindeberg USA, LLC and FTC Commercial Corp. (1)

10.34	Inventory Loan Facility Agreement, dated August 6, 2008, by and between J. Lindeberg USA, LLC and FTC Commercial Corp. (1)

10.35	Form of Guaranty entered into in favor of FTC Commercial Corp. (1)

10.36
Letter Agreement, dated December 16, 2008, by and between Charlotte Russe Holding, Inc. and its wholly-owned subsidiary, Charlotte Russe Merchandising, Inc., the Company, and the Company’s wholly-owned subsidiary Versatile Entertainment, Inc. (17) (18)

10.37	Standard Office Lease, dated January 22, 2009, by and between 1212 Flower Real Estate, LLC and People’s Liberation, Inc. (18)
10.38	Standard Industrial/Commercial Multi-Tenant Lease- Gross, dated January 22, 2009, by and between 1212 Flower Real Estate, LLC and People’s Liberation, Inc. (18)
10.39	Addendum to Standard Industrial/Commercial Multi-Tenant Lease- Gross, dated January 22, 2009, by and between 1212 Flower Real Estate, LLC and People’s Liberation, Inc. (18)
10.40	Independent Consulting Agreement entered into by and between People’s Liberation, Inc. and Susan White effective April 1, 2009. (19)

21.1	Subsidiaries of People’s Liberation, Inc. (18)

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Stubbs Alderton & Markiles, LLP (included in exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by referenced to our Current Report on Form 8-K (dated August 6, 2008), filed on August 12, 2008.
(2)	Incorporated by referenced to our Current Report on Form 8-K (dated July 14, 2008), filed on July 18, 2008.
(3)	Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-130930), filed on January 9, 2006.
(4)	Incorporated by reference to our Current Report on Form 8-K (dated November 22, 2005), filed November 25, 2005.
(5)	Incorporated by reference to our Current Report on Form 8-K (dated May 8, 2007), filed with the Securities and Exchange Commission on May 14, 2007.
(6)	Incorporated by reference to our Current Report on Form 10-KSB filed March 16, 2007.
(7)	Incorporated by reference to our Current Report on Form 8-K (dated January 12, 2007), filed on January 17, 2007.
(8)	Incorporated by reference to our Current Report on Form 8-K (dated May 21, 2007), filed on May 24, 2007.
(9)	Incorporated by reference to our Current Report on Form 8-K (dated June 19, 2007), filed on June 25, 2007.

(10)	Incorporated by reference to our Current Report on Form 8-K (dated October 2, 2007), filed with the Securities and Exchange Commission on October 9, 2007.
(11)	Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2007.
(12)	Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-147684) filed on November 28, 2007.
(13)
Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange  Commission  pursuant to a  request for an order granting  confidential  treatment pursuant to Rule 406 of the General Rules and  Regulations  under the  Securities Act of 1933, as amended.

(14)	Incorporated by reference to our Current Report on Form 10-KSB filed March 24, 2008.
(15)	Incorporated by reference to our Current Report on Form 8-K (dated May 16, 2008), filed with the Securities and Exchange Commission on May 22, 2008.
(16)	Incorporated by reference to our Current Report on Form 8-K (dated October 28, 2005) filed November 1, 2005.
(17)
Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission  pursuant to a  request for an order granting  confidential  treatment pursuant to Rule 24b-2 of the Rules and  Regulations  under the  Securities and Exchange Act of 1934, as amended.

(18)	Incorporated by reference to our Annual Report on Form 10-K filed on March 31, 2009.
(19)	Incorporated by reference to our Quarterly Report on Form 10-Q filed on May 15, 2009.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Exchange Agreement have been omitted. The Registrant undertakes to supplementally furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

**  Each a management contract or compensatory plan or arrangement required to be filed as an exhibit to this registration statement.